     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2001


                                                      REGISTRATION NO. 333-62672

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                           PENN NATIONAL GAMING, INC.

             (Exact Name of Registrant as Specified in Its Charter)

           PENNSYLVANIA                             7948                              23-2234473
  (State or Other Jurisdiction of       (Primary Standard Industrial               (I.R.S. Employer
  Incorporation or Organization)         Classification Code Number)              Identification No.)

                       825 BERKSHIRE BOULEVARD, SUITE 200
                         WYOMISSING, PENNSYLVANIA 19610
                                  610-373-2400

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                PETER M. CARLINO
                            CHIEF EXECUTIVE OFFICER
                           PENN NATIONAL GAMING, INC.
                       825 BERKSHIRE BOULEVARD, SUITE 200
                         WYOMISSING, PENNSYLVANIA 19610
                                  610-373-2400
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                         ------------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

                          PETER S. SARTORIUS, ESQUIRE
                          MORGAN, LEWIS & BOCKIUS LLP
                               1701 MARKET STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
                                  215-963-5000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            ADDITIONAL REGISTRANTS:

EXACT NAME OF REGISTRANT AS  STATE OR OTHER JURISDICTION OF   PRIMARY STANDARD INDUSTRIAL    I.R.S. EMPLOYER
 SPECIFIED IN ITS CHARTER    INCORPORATION OR ORGANIZATION    CLASSIFICATION CODE NUMBER    IDENTIFICATION NO.
---------------------------  ------------------------------   ---------------------------   ------------------
BACKSIDE, INC.                      Pennsylvania                          5810                   23-2713417

BSL, INC.                            Mississippi                          7011                   62-1807073

BTN, INC.                            Mississippi                          7993                   62-1807074

CHC CASINOS CORP.                      Florida                            8741                   65-0681528

CRC HOLDINGS, INC.                     Florida                            8741                   51-0399430

THE DOWNS RACING, INC.              Pennsylvania                          7948                   23-2924948

EBETUSA.COM, INC.                     Delaware                            7999                   51-0393062

LOUISIANA CASINO CRUISES,             Louisiana                           7999                   72-1196619
INC.

MILL CREEK LAND, INC.               Pennsylvania                          6500                   23-2312561

MOUNTAINVIEW THOROUGHBRED           Pennsylvania                          7948                   25-1196820
RACING ASSOCIATION

NORTHEAST CONCESSIONS, INC.         Pennsylvania                          5812                   23-2493823

PENN NATIONAL GAMING OF             West Virginia                         7993                   23-2839600
WEST VIRGINIA, INC.

PENN NATIONAL GSFR, INC.              Delaware                            7999                   51-0392451

PENN NATIONAL HOLDING                 Delaware                            7948                   51-0372406
COMPANY

PENN NATIONAL SPEEDWAY,             Pennsylvania                          7948                   25-1759895
INC.

PENNSYLVANIA NATIONAL TURF          Pennsylvania                          7948                   23-2346492
CLUB, INC.

                                  ADDRESS, INCLUDING ZIP CODE, AND
EXACT NAME OF REGISTRANT AS    TELEPHONE NUMBER, INCLUDING AREA CODE,
 SPECIFIED IN ITS CHARTER    OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES
---------------------------  -------------------------------------------
BACKSIDE, INC.                            1280 Highway 315
                                       Wilkes-Barre, PA 18702
                                            717-825-6681
BSL, INC.                          825 Berkshire Blvd., Suite 200
                                        Wyomissing, PA 19610
                                            610-373-2400
BTN, INC.                          825 Berkshire Blvd., Suite 200
                                        Wyomissing, PA 19610
                                            610-373-2400
CHC CASINOS CORP.                    3250 Mary Street, Suite 500
                                           Miami, FL 33133
                                            305-445-4290
CRC HOLDINGS, INC.                   3250 Mary Street, Suite 500
                                           Miami, FL 33133
                                            305-445-4290
THE DOWNS RACING, INC.                    1280 Highway 315
                                       Wilkes-Barre, PA 18702
                                            717-825-6681
EBETUSA.COM, INC.                        300 Delaware Avenue
                                              9th Floor
                                        Wilmington, DE 19801
                                            302-552-3137
LOUISIANA CASINO CRUISES,               1717 River Road North
INC.                                    Baton Rouge, LA 70802
                                            225-709-7777
MILL CREEK LAND, INC.                     1280 Highway 315
                                       Wilkes-Barre, PA 18702
                                            717-825-6681
MOUNTAINVIEW THOROUGHBRED               R.D. #1 (P.O. Box 32)
RACING ASSOCIATION                    Exit 28 off Interstate 81
                                        Grantville, PA 17551
                                            717-469-2910
NORTHEAST CONCESSIONS, INC.               1280 Highway 315
                                       Wilkes-Barre, PA 18702
                                            717-825-6681
PENN NATIONAL GAMING OF            825 Berkshire Blvd., Suite 200
WEST VIRGINIA, INC.                     Wyomissing, PA 19610
                                            610-373-2400
PENN NATIONAL GSFR, INC.                 300 Delaware Avenue
                                              9th Floor
                                        Wilmington, DE 19801
                                            302-552-3137
PENN NATIONAL HOLDING                    300 Delaware Avenue
COMPANY                                       9th Floor
                                        Wilmington, DE 19801
                                            302-552-3137
PENN NATIONAL SPEEDWAY,                 R.D. #1 (P.O. Box 32)
INC.                                  Exit 28 off Interstate 81
                                        Grantville, PA 17551
                                            717-469-2910
PENNSYLVANIA NATIONAL TURF              R.D. #1 (P.O. Box 32)
CLUB, INC.                            Exit 28 off Interstate 81
                                        Grantville, PA 17551
                                            717-469-2910


EXACT NAME OF REGISTRANT AS  STATE OR OTHER JURISDICTION OF   PRIMARY STANDARD INDUSTRIAL    I.R.S. EMPLOYER
 SPECIFIED IN ITS CHARTER    INCORPORATION OR ORGANIZATION    CLASSIFICATION CODE NUMBER    IDENTIFICATION NO.
---------------------------  ------------------------------   ---------------------------   ------------------
PNGI CHARLES TOWN FOOD &            West Virginia                         5810                   034-05460-
BEVERAGE LIMITED LIABILITY                                                                          001(WV)
COMPANY

PNGI CHARLES TOWN GAMING            West Virginia                         7999                   23-2839601
LIMITED LIABILITY COMPANY

PNGI POCONO, INC.                     Delaware                            7948                   52-2058610

STERLING AVIATION INC.                Delaware                            7359                   23-2818588

TENNESSEE DOWNS, INC.                 Tennessee                           7948                   62-1711858

WILKES BARRE DOWNS, INC.            Pennsylvania                          7999                 Applied for.

                                  ADDRESS, INCLUDING ZIP CODE, AND
EXACT NAME OF REGISTRANT AS    TELEPHONE NUMBER, INCLUDING AREA CODE,
 SPECIFIED IN ITS CHARTER    OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES
---------------------------  -------------------------------------------
PNGI CHARLES TOWN FOOD &                Flowing Springs Road
BEVERAGE LIMITED LIABILITY                  P.O. Box 551
COMPANY                                Charles Town, WV 25414
                                            304-725-7001
PNGI CHARLES TOWN GAMING                Flowing Springs Road
LIMITED LIABILITY COMPANY                   P.O. Box 551
                                       Charles Town, WV 25414
                                            304-725-7001
PNGI POCONO, INC.                        300 Delaware Avenue
                                              9th Floor
                                        Wilmington, DE 19801
                                            302-552-3137
STERLING AVIATION INC.                   300 Delaware Avenue
                                              9th Floor
                                        Wilmington, DE 19801
                                            302-552-3137
TENNESSEE DOWNS, INC.              825 Berkshire Blvd., Suite 200
                                        Wyomissing, PA 19610
                                            610-373-2400
WILKES BARRE DOWNS, INC.                  1280 Highway 315
                                       Wilkes-Barre, PA 18702
                                            717-825-6681

                   SUBJECT TO COMPLETION, DATED JUNE 21, 2001

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                           PENN NATIONAL GAMING, INC.

                               OFFER TO EXCHANGE
              11 1/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2008
                                      FOR
                            ANY AND ALL OUTSTANDING
              11 1/8% SERIES A SENIOR SUBORDINATED NOTES DUE 2008
            ($200,000,000 IN AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)

                            ------------------------

                               THE EXCHANGE OFFER

    We hereby offer to exchange all Penn National 11 1/8% Series A Senior Subordinated Notes due 2008 tendered in accordance with the procedures described in this prospectus, and not withdrawn, for an equal principal amount of Penn National 11 1/8% Series B Senior Subordinated Notes due 2008. You may withdraw tendered Series A notes at any time before the expiration of the exchange offer.

    The exchange offer is not conditioned upon a minimum aggregate principal amount of outstanding notes being tendered. The exchange offer, however, is subject to certain conditions including that it not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission.


    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 27, 2001 UNLESS EXTENDED.


    YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 11 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

                            ------------------------

                               THE SERIES B NOTES

    The terms of the Series B notes to be issued in the exchange offer are identical to the outstanding Series A notes, except that we have registered the Series B notes with the Securities and Exchange Commission. In addition, the Series B notes will not be subject to the transfer restrictions applicable to the Series A notes. We will not apply for listing any of the Series B notes on any securities exchange or arrange for them to be quoted on any quotation system.

    The Series B notes will be our general unsecured obligations and will be guaranteed on a senior subordinated basis by substantially all of our current and future wholly-owned domestic securities. The Series B notes will rank equally with our future senior subordinated debt and junior to our senior debt, including debt under our senior credit facility. In addition, the Series B notes will be effectively junior to any indebtedness of our non-U.S. subsidiaries, none of which will guarantee the Series B notes.

    Interest on the Series B notes will accrue from March 12, 2001 or, if later, from the most recent date of payment of interest on the Series A notes, at the rate of 11 1/8% per year, payable semiannually on March 1 and September 1 of each year.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is June   , 2001.

                               TABLE OF CONTENTS

                                                               PAGE
                                                              --------
Where You Can Find More Information.........................     ii
Incorporation By Reference..................................     ii
Disclosure Regarding Forward-Looking Statements.............    iii
Prospectus Summary..........................................      1
Risk Factors................................................     11
The Exchange Offer..........................................     20
Use of Proceeds.............................................     30
Capitalization..............................................     30
Business....................................................     31
Regulation..................................................     44
Description of Series B Notes...............................     54
Certain United States Federal Tax Consequences..............     95
Plan of Distribution........................................    100
Legal Matters...............................................    101
Experts.....................................................    101

                            ------------------------

    You should rely only upon the information contained in, or incorporated into, this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this document is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

    This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. See "Incorporation By Reference" on page ii of this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith we file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the Commission's Public Reference Room, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of such material can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Securities and Exchange Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a website (http:/ /www.sec.gov) that contains such reports and other information that we have filed. Information also may be obtained from us at Penn National Gaming, Inc., 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention:
Robert S. Ippolito, telephone (610) 373-2400.

                           INCORPORATION BY REFERENCE

    We have "incorporated by reference" into this prospectus certain information that we file with the Commission. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the Commission and incorporated later. Any information that we subsequently file with the Commission that is incorporated by reference will automatically update and supersede any previous information that is part of this prospectus.

    We incorporate by reference our documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the exchange offer is completed:

    - Annual Report on Form 10-K for the year ended December 31, 2000;

    - Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and

    - Current Reports on Form 8-K filed on May 7, 2001 and on Form 8-K/A filed on October 20, 2000 and June 8, 2001.

    We will provide without charge to each person to whom a copy of this prospectus is delivered upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION, WE MUST RECEIVE YOUR REQUEST NO LATER THAN FIVE
(5) BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER.

    Requests should be directed to:

               Penn National Gaming, Inc.
               828 Berkshire Boulevard, Suite 200
               Wyomissing, PA 19610
               Attention: Robert S. Ippolito
               Telephone: (610) 373-2400

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus, and the documents that are and will be incorporated by reference into it, include "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act, regarding, among other things, our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as "believes," "estimates," "expects," "intends," "may," "will," "should," or "anticipates" or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. Forward-looking statements in this document include, among others, statements concerning:

    - projections of future results of operations or financial condition;

    - our expectations for our Mississippi and Louisiana properties and the facility that we manage in Canada;

    - the timing, cost and expected impact on our results of operations of our planned capital expenditures;

    - the expected effect of regulatory changes that we are pursuing; and

    - expectations of the continued availability of capital resources.

    Although we believe that the expectations reflected in such forward-looking statements are reasonable, they are inherently subject to risks, uncertainties and assumptions about us and our subsidiaries and, accordingly, we cannot assure you that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the forward-looking statements made herein, or made in the documents incorporated by reference into it, are set forth under the caption "Risk Factors," elsewhere in this prospectus and in the documents incorporated by reference and include, without limitation, risks related to the following:

    - our ability to integrate the full-scale casino operations of the Mississippi and Louisiana properties and the managed Canadian facility into our business;

    - capital expansions at our gaming and pari-mutuel facilities;

    - the Showboat option at the Charles Town Entertainment Complex;

    - the activities of our competitors;

    - our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for our new businesses;

    - our dependence on key personnel;

    - the maintenance of agreements with our horsemen and pari-mutuel clerks;
      and

    - our credit agreement.

    All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document might not occur.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY MAY NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS AND THE INFORMATION WE HAVE REFERRED YOU TO BEFORE DECIDING WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER. IN THIS PROSPECTUS, THE TERM "NOTES" REFERS TO BOTH THE SERIES A NOTES AND THE SERIES B NOTES.

                                  THE COMPANY


    We are a diversified gaming and pari-mutuel wagering company with operations in West Virginia, Mississippi, Louisiana, Pennsylvania and Ontario, Canada. On a pro forma basis reflecting our Mississippi and CRC acquisitions completed in 2000 and 2001, respectively, our revenues and EBITDA would have been $496.1 million and $112.9 million, respectively, for the year ended December 31, 2000 and $133.3 million and $31.2 million, respectively, for the three months ended March 31, 2001.


    The following table sets forth certain features of our owned or leased properties and our managed facility:

                                                                       GAMING
                                                     TYPE OF           SQUARE     GAMING      TABLE
      PROPERTY              LOCATION                FACILITY          FOOTAGE    MACHINES     GAMES
--------------------  ---------------------   ---------------------   --------   ---------   --------
OWNED OR LEASED:
Charles Town          Charles Town, WV        Land-based gaming/       58,000      1,974        --
  Entertainment                               Thoroughbred racing
  Complex
Casino Magic Bay St.  Bay St. Louis, MS       Dockside gaming          39,500      1,163        38
  Louis
Boomtown Biloxi       Biloxi, MS              Dockside gaming          33,600      1,142        27
Casino Rouge          Baton Rouge, LA         Cruising riverboat       28,000        980        42
Penn National Race    Harrisburg, PA (1)      Thoroughbred racing          --         --        --
  Course
Pocono Downs          Wilkes-Barre, PA (1)    Harness racing               --         --        --
                                                                      -------      -----       ---
TOTALS                                                                159,100      5,259       107
                                                                      =======      =====       ===
OPERATED:
Casino Rama           Orillia, Ontario        Land-based gaming        75,000      2,202       122

------------------------------

(1) In addition to our racetracks, Penn National Race Course and Pocono Downs have six and five off-track wagering facilities, respectively, located throughout Pennsylvania.

    Our Charles Town Entertainment Complex in Charles Town, West Virginia features 1,974 gaming machines, a thoroughbred racetrack, simulcast wagering, entertainment and dining. The facility is located within easy driving distance of Baltimore, Maryland and Washington, D.C. and is the leading gaming property serving those areas. There is a total population of approximately 3.1 million persons within a 50-mile radius, and approximately 10.0 million persons within a 100-mile radius of the Charles Town Entertainment Complex, of which approximately 7.2 million persons are over the age of 20. We have experienced strong growth at the facility and have increased the number of gaming machines from 400 machines in September 1997 to 1,974 machines as of December 31, 2000. We recently expanded the gaming area to nearly 60,000 square feet and opened a 150-seat restaurant and bar. In addition, since receiving regulatory approval permitting the operation of reel-spinning, coin-out machines in April 1999, we have increased the number of reel-spinning machines relative to the number of paper ticket video lottery terminals, or VLTs. As a result of these initiatives, our monthly gaming revenues at Charles Town have grown from approximately
$9.4 million in May 2000 to approximately $13.3 million in May 2001.

    Our business strategy is focused on exploiting the higher margins and more stable cash flows associated with gaming operations compared to pari-mutuel operations. As part of this strategy, on

August 8, 2000, we completed our acquisition of the Casino Magic Bay St. Louis casino and the Boomtown Biloxi casino from Pinnacle Entertainment, Inc. for an aggregate purchase price of approximately $201.3 million. Both properties operate in the Gulf Coast gaming market and are within easy driving distance of New Orleans, Louisiana, Mobile, Alabama and other points in the Southeast. We refer to these two casinos as the "Mississippi properties." Casino Magic Bay St. Louis in Bay St. Louis, Mississippi, offers approximately 39,500 square feet of gaming space, with approximately 1,163 slot machines and 38 table games, a 201-room hotel, an 1,800 seat arena, a recreational vehicle park and an 18-hole Arnold Palmer-designed championship golf course. Boomtown Biloxi in Biloxi, Mississippi, offers approximately 33,600 square feet of gaming space, with 1,142 slot machines, 27 table games and other gaming amenities including restaurants and a 20,000 square foot entertainment center.

    On April 27, 2001, we completed the acquisition by merger of CRC
Holdings, Inc., and the minority interest in Louisiana Casino Cruises, Inc., or LCCI, not owned by CRC prior to our acquisition, for approximately
$181.3 million, including amounts required to repay existing debt. We refer to this transaction as the "CRC acquisition." Immediately prior to the closing, CRC divested itself of all of its non-gaming assets. LCCI is the owner of Casino Rouge, the leading riverboat gaming facility in Baton Rouge, Louisiana. Casino Rouge features a four-story riverboat casino with approximately 28,000 square feet of gaming space, 980 gaming machines and 42 table games. In addition to the Casino Rouge property, we operate through a wholly owned subsidiary, Casino Rama, located on the lands of the Mnjikaning First Nation, on behalf of the Ontario Lottery and Gaming Corporation, an agency of the Province of Ontario, in return for a base fee of two percent of gross revenues and an incentive fee equal to five percent of net operating margins at the casino. Casino Rama is a casino and full-service entertainment facility located approximately 90 miles north of Toronto, Canada, with approximately 75,000 square feet of gaming space, 2,202 gaming machines and 122 table games.

    In addition to our gaming facilities, we own and operate Penn National Race Course, located outside of Harrisburg, one of two thoroughbred racetracks in Pennsylvania, and Pocono Downs, located outside of Wilkes-Barre, one of two harness racetracks in Pennsylvania. We also operate eleven off-track wagering facilities, or OTWs, in Pennsylvania and hold a 50% interest in Pennwood Racing, Inc., a joint venture that owns and operates Freehold Raceway and operated Garden State Park in New Jersey until May 29, 2001.

                            ------------------------

    We are the successor to several businesses that have operated the Penn National Race Course since 1972. We were incorporated in Pennsylvania in 1982 as PNRC Corp. and adopted our present name in 1994. Our principal executive offices are located in the Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610; our telephone number is
(610) 373-2400.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER


BACKGROUND OF THE SERIES A
  NOTES................................  On March 12, 2001, we issued $200,000,000 aggregate principal amount of our 11 1/8% Senior Subordinated Notes
                                         due 2008 to Lehman Brothers Inc. and CIBC World Markets
                                         Corp. in a private placement. We refer to Lehman Brothers
                                         Inc. and CIBC World Markets Corp. as the "initial
                                         purchasers." The initial purchasers then sold the Series A notes to qualified institutional buyers in reliance on
                                         Rule 144A under the Securities Act. Because they have been sold pursuant to exemptions from registration under the
                                         Securities Act, the Series A notes are subject to transfer restrictions. In connection with the issuance of the
                                         Series A notes, we entered into a registration rights
                                         agreement with the initial purchasers in which we agreed
                                         to file with the Commission a registration statement
                                         covering the Series B notes, use our best efforts to cause the registration statement to become effective under the
                                         Securities Act, and upon effectiveness of the Registration
                                         Statement, complete the exchange offer.

THE EXCHANGE OFFER.....................  We are offering to exchange up to $200,000,000 principal amount of Series B notes for an identical principal amount of Series A notes. Series A notes may be exchanged only in
                                         $1,000 increments. The terms of the Series B notes are
                                         identical in all material respects to the terms of the
                                         Series A notes except that the Series B notes have been
                                         registered under the Securities Act and will not bear
                                         legends restricting their transfer. The Series B notes
                                         will evidence the same debt as the Series A notes and will be issued under and entitled to the benefits of the same
                                         indenture that governs the Series A notes. Because we have registered the Series B notes, the Series B notes will not be subject to transfer restrictions and holders of Series
                                         B notes will have no registration rights.

RESALE OF SERIES B NOTES...............  We believe you may offer for resale, resell or otherwise transfer the Series B notes you receive in the exchange
                                         offer without further compliance with the registration and prospectus delivery provisions of the Securities Act
                                         unless you:

                                             - are an "affiliate" of ours within the meaning of
                                             Rule 405 under the Securities Act;

                                             - are a broker-dealer who purchased Series A notes
                                             directly from us for resale under Rule 144A or
                                               Regulation S or any other exemption under the
                                               Securities Act;

                                             - acquired the Series B notes other than in the
                                             ordinary course of your business; or

                                             - have an arrangement with any person to engage in the
                                               distribution of Series B notes.

                                         Each broker-dealer who is issued Series B notes in the
                                         exchange offer for its own account in exchange for Series
                                         A notes acquired by the broker-dealer as a result of
                                         market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the
                                         Series B notes issued in the exchange offer. A
                                         broker-dealer may use this prospectus for an offer to
                                         resell, a resale or any other transfer of the Series B
                                         notes issued to it in the exchange offer.

EXPIRATION DATE........................  5:00 p.m., New York City time, on July 27, 2001, unless we extend the exchange offer, in which case the expiration
                                         date shall be the latest date to which the exchange offer
                                         is extended. It is possible that we will extend the
                                         exchange offer until all outstanding Series A notes are
                                         tendered. You may withdraw Series A notes you tendered at
                                         any time before 5:00 p.m., New York City time, on the
                                         expiration date. See "The Exchange
                                         Offer--Expiration Date; Extensions; Amendments."

WITHDRAWAL RIGHTS......................  You may withdraw Series A notes you tendered by furnishing a notice of withdrawal to the exchange agent or by
                                         complying with DTC's Automated Tender Offer Program System
                                         (ATOP) withdrawal procedures at any time before 5:00 p.m.
                                         New York City time on the expiration date. See "The
                                         Exchange
                                         Offer--Withdrawal of Tenders."

ACCRUED INTEREST ON THE SERIES B
  NOTES AND THE SERIES A NOTES.........  The Series B notes will bear interest from March 12, 2001 or, if later, from the most recent date of payment of
                                         interest on the Series A notes.

CONDITIONS TO THE EXCHANGE
  OFFER................................  The exchange offer is subject only to the following conditions:

                                             - the compliance of the exchange offer with applicable
                                               securities laws;

                                             - the proper tender of the Series A notes;

                                             - our receipt of certain representations made by the
                                             holders of the Series A notes, as described below; and

                                             - no judicial or administrative proceeding shall have
                                             been threatened that would limit us from proceeding
                                               with the exchange offer.

REPRESENTATIONS........................  By participating in the exchange offer, you will represent to us that, among other things:

                                             - you will acquire the Series B notes you receive in
                                             the exchange offer in the ordinary course of your
                                               business;

                                             - you are not engaging in and do not intend to engage
                                             in a distribution of the Series B notes;

                                             - you do not have an arrangement or understanding with
                                               any person to participate in the distribution of the
                                               Series B notes; and

                                             - you are not an "affiliate," as defined under Rule
                                             405 of the Securities Act, of ours.

PROCEDURES FOR TENDERING
  SERIES A NOTES.......................  To accept the exchange offer, you must send the exchange agent either

                                             - a properly completed and validly executed letter of
                                               transmittal; or

                                             - a computer-generated agent's message transmitted
                                               pursuant to DTC's ATOP Program; and either

                                             - tendered Series A notes held in certificated form;
                                               or

                                             - a timely confirmation of book-entry transfer of your
                                             Series A notes into the exchange agent's account at
                                               DTC.

                                         Additional documents may be required if you tender
                                         pursuant to the guaranteed delivery procedures described
                                         below. For more information, see "The Exchange
                                         Offer--Procedures for Tendering."

TENDERS BY BENEFICIAL OWNERS...........  If you are a beneficial owner whose Series A notes are registered in the name of a broker, dealer, commercial
                                         bank, trust company or other nominee or are held in
                                         book-entry form and wish to tender those Series A notes in the exchange offer, you should contact the registered
                                         holder as soon as possible and instruct the registered
                                         holder to tender on your behalf. See "The Exchange
                                         Offer--Procedures for Tendering."

GUARANTEED DELIVERY
  PROCEDURES...........................  If you are unable to comply with the procedures for tendering, you may tender your Series A notes according to the guaranteed delivery procedures described in this
                                         prospectus under the heading "The Exchange
                                         Offer--Guaranteed Delivery Procedures."

CERTAIN UNITED STATES FEDERAL TAX
  CONSEQUENCES.........................  See "Certain United States Federal Tax Consequences" for a
                                         discussion of U.S. federal income tax considerations you
                                         should consider before tendering Series A notes in the
                                         exchange offer.

EXCHANGE AGENT.........................  State Street Bank and Trust Company is serving as exchange agent for the exchange offer. The address and telephone
                                         number for the exchange agent is listed under "The
                                         Exchange Offer--Exchange Agent."

                   SUMMARY OF THE TERMS OF THE SERIES B NOTES

    The terms of the Series B notes to be issued in the exchange offer are identical to the terms of the outstanding Series A notes except that we have registered the Series B notes under the Securities Act. The notes issued in the exchange offer will evidence the same debt as the Series A notes, and both the Series A notes and the Series B notes are governed by the same indenture. We define capitalized terms used in this summary in the "Description of Series B Notes--Certain Definitions" section of this prospectus.

SECURITIES OFFERED........................  $200,000,000 of 11 1/8% Series B Senior Subordinated
                                            Notes due 2008.

ISSUER....................................  Penn National Gaming, Inc.

MATURITY DATE.............................  March 1, 2008.

INTEREST PAYMENT DATES....................  March 1 and September 1, commencing on September 1,
                                            2001.

GUARANTEES................................  All payments with respect to the notes will be fully, unconditionally and irrevocably guaranteed on a senior
                                            subordinated basis, jointly and severally, by
                                            substantially all of our current and future wholly owned
                                            domestic subsidiaries. If we cannot make payment on the
                                            notes when they are due, the subsidiary guarantors must
                                            make them instead.

OPTIONAL REDEMPTION.......................  On or after March 1, 2005, we may redeem some or all of the notes at any time at the redemption prices listed in
                                            the section "Description of Series B Notes--Optional
                                            Redemption."

                                            Before March 1, 2004, we may redeem up to 35% of the
                                            notes with the proceeds of certain sales of our equity
                                            securities at 11 1/8% of the principal amount, plus
                                            accrued and unpaid interest, if any, to the date of
                                            redemption. See "Description of Series B Notes--Optional
                                            Redemption."

                                            The notes are subject to mandatory disposition or
                                            redemption in the event of certain determinations by
                                            gaming authorities. See "Description of Series B
                                            Notes--Optional Redemption."

CHANGE OF CONTROL OFFER AND ASSET SALE
  OFFER...................................  If we experience specific kinds of changes in control, and, under certain circumstances, if we sell certain
                                            assets, we must offer to repurchase the notes at the
                                            price listed in the "Description of Series B Notes." See
                                            "--Repurchase at the Option of Holders--Change of
                                            Control" and "--Asset Sales."

RANKING...................................  The notes and the subsidiary guarantees are senior subordinated debts. They rank behind all of our and our
                                            guarantor subsidiaries' existing and future senior
                                            indebtedness for money borrowed and other similar
                                            extensions of credit other than our trade payables and
                                            any indebtedness that expressly provides that it is not
                                            senior to these notes and the subsidiary guarantees.
                                            They rank equally with all of our existing and future
                                            senior subordinated indebtedness and that of our
                                            subsidiary guarantors. The notes will be effectively
                                            junior to all indebtedness of our current and future
                                            foreign subsidiaries, partially owned subsidiaries and
                                            any subsidiaries we designate as unrestricted
                                            subsidiaries. On March 31, 2001, these notes and the
                                            subsidiary guarantees would have been subordinated to
                                            approximately $308.9 million of senior indebtedness, and
                                            approximately $30.9 million of senior debt would have
                                            been available for borrowing under our revolving credit
                                            facility.

CERTAIN COVENANTS.........................  We will issue the Series B notes under the indenture among us, the subsidiary guarantors and State Street
                                            Bank and Trust Company, as trustee. The indenture, among
                                            other things, restricts our ability and the ability of
                                            our restricted subsidiaries to:

                                                - incur additional indebtedness;

                                                - pay dividends on or purchase our stock;

                                                - make investments;

                                                - use assets as security in other transactions;

                                                - place restrictions on distributions and other
                                                payments from restricted subsidiaries;

                                                - issue or sell preferred stock of restricted
                                                  subsidiaries;

                                                - sell certain assets or merge with or into other
                                                entities; and

                                                - enter into transactions with affiliates.

                                            These covenants are subject to exceptions, and certain
                                            of our future subsidiaries may not be subject to the
                                            covenants in the indenture. See "Description of Series B
                                            Notes--Certain Covenants."

USE OF PROCEEDS...........................  We will not receive any proceeds upon completion of the exchange offer.

                                  RISK FACTORS

    For a discussion of certain factors that you should consider in connection with your participation in the exchange offer, see "Risk Factors."

         SELECTED CONSOLIDATED HISTORICAL FINANCIAL AND OPERATING DATA

    The following selected consolidated financial and operating data for the years ended December 31, 1996, 1997, 1998, 1999 and 2000, except for Other data, are derived from our financial statements that have been audited by BDO Seidman, LLP, independent certified public accountants. The selected consolidated and operating data as of and for the three months ended March 31, 2000 and 2001 is unaudited, but has been prepared on the same basis as the data derived from the audited financial statements and, in the opinion of management, contains all adjustments necessary for the fair presentation of the results of operations for such periods and financial positions as of such dates. The selected consolidated financial and operating data should be read in conjunction with our consolidated financial statements and Notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information, all of which have been incorporated by reference herein.

                                                                                                THREE MONTHS
                                                                                                    ENDED
                                                    YEAR ENDED DECEMBER 31,                       MARCH 31,
                                      ----------------------------------------------------   -------------------
                                        1996     1997(1)      1998       1999     2000(2)      2000     2001(2)
                                      --------   --------   --------   --------   --------   --------   --------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenue
  Gaming............................  $    --    $  5,730   $ 37,665   $ 55,415   $159,589   $22,324    $ 70,609
  Racing............................   55,066      98,402    106,850    102,827    113,230    26,967      27,123
  Other.............................    7,768       7,404      9,550     13,216     21,304     3,420       8,497
                                      -------    --------   --------   --------   --------   -------    --------
Total revenues......................   62,834     111,536    154,065    171,458    294,123    52,711     106,229
                                      -------    --------   --------   --------   --------   -------    --------
Operating expenses:
  Gaming............................       --       4,134     26,544     34,952     94,087    13,479      39,069
  Racing............................   36,114      65,810     70,303     68,808     77,063    18,131      18,474
  Selling, general and
    administrative..................   13,881      26,234     29,680     38,709     58,310    10,439      26,080
  Other.............................    3,379       5,623      8,080     11,173     18,776     2,813       7,228
                                      -------    --------   --------   --------   --------   -------    --------
Total operating expenses............   53,374     101,801    134,607    153,642    248,236    44,862      90,851
Income from operations..............    9,460       9,735     19,458     17,816     45,887     7,849      15,378
Other expenses......................      156       3,658      7,436      7,307     17,175     2,086       8,151
                                      -------    --------   --------   --------   --------   -------    --------
Income before income taxes and
  extraordinary item................    9,304       6,077     12,022     10,509     28,712     5,763       7,227
Taxes on income.....................    3,794       2,308      4,519      3,777     10,137     2,141       2,611
                                      -------    --------   --------   --------   --------   -------    --------
Income before extraordinary item....    5,510       3,769      7,503      6,732     18,575     3,622       4,616
Extraordinary item--loss on early
  extinguishment of debt, net of
  income taxes of $1,001 in 1997 and
  $4,615 in 2000....................       --       1,482         --         --      6,583        --          --
                                      -------    --------   --------   --------   --------   -------    --------
Net income..........................  $ 5,510    $  2,287   $  7,503   $  6,732   $ 11,992   $ 3,622    $  4,616
                                      =======    ========   ========   ========   ========   =======    ========
PER SHARE DATA:
  Basic income per share before
    extraordinary item..............  $  0.41    $   0.25   $   0.50   $   0.45   $   1.24   $  0.24    $   0.31
  Basic net income per share........  $  0.41    $   0.15   $   0.50   $   0.45   $   0.80   $  0.24    $   0.31
  Diluted income per share before
    extraordinary item..............  $  0.40    $   0.24   $   0.49   $   0.44   $   1.20   $  0.24    $   0.30
  Diluted net income per share......  $  0.40    $   0.15   $   0.49   $   0.44   $   0.78   $  0.24    $   0.30
  Weighted shares
    outstanding--basic..............   13,302      14,925     15,015     14,837     14,968    14,898      15,044
  Weighted shares
    outstanding--diluted............   13,822      15,458     15,374     15,196     15,443    15,212      15,524

                                                                                                THREE MONTHS
                                                                                                    ENDED
                                                    YEAR ENDED DECEMBER 31,                       MARCH 31,
                                      ----------------------------------------------------   -------------------
                                        1996     1997(1)      1998       1999     2000(2)      2000     2001(2)
                                      --------   --------   --------   --------   --------   --------   --------
                                                                (DOLLARS IN THOUSANDS)
OTHER DATA:
  Depreciation and amortization.....  $ 1,433    $  4,040   $  5,748   $  8,679   $ 13,594   $ 2,176    $  6,935
  Interest expense..................      506       4,591      8,374      8,667     19,089     2,382       8,598
  EBITDA(3).........................   10,893      13,775     25,206     26,495     59,481    10,025      22,313
  Capital expenditures..............    6,995      29,196     22,333     13,243     27,295     1,851       4,015
  Ratio of earnings to fixed
    charges(4)......................     11.7x        2.2x       2.3x       1.8x       2.1x      2.3x        1.7x

                                                   AS OF DECEMBER 31,                      AS OF MARCH 31,
                                  ----------------------------------------------------   -------------------
                                    1996     1997(1)      1998       1999     2000(2)      2000     2001(2)
                                  --------   --------   --------   --------   --------   --------   --------
                                                            (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents.....  $ 5,634    $ 21,854   $  6,826   $  9,434   $ 23,287   $ 11,430   $ 29,045
  Total assets..................   96,723     158,878    160,798    189,712    439,900    197,579    641,788
  Total debt....................   47,517      80,336     78,256     91,213    309,299     95,452    508,924
  Shareholders' equity..........   27,881      53,856     59,036     66,272     79,221     69,961     81,520

------------------------

(1) Reflects our November 27, 1996 acquisition of Pocono Downs and our
    January 15, 1997 acquisition of a joint venture interest in the Charles Town Entertainment Complex.

(2) Reflects the August 8, 2000 acquisition of the Mississippi properties.

(3) EBITDA consists of income from operations plus depreciation and amortization. EBITDA is presented because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as an indicator of operating performance or any other measure of performance derived in accordance with generally accepted accounting principles.

(4) In computing the ratio of earnings to fixed charges: (i) earnings were calculated as the sum of income from continuing operations before income taxes and fixed charges, less capitalized interest; and (ii) fixed charges were computed as the sum of interest expense, amortization of capitalized debt costs and premium on debt, capitalized interest and the estimate of interest included in rental expense.

                 SUMMARY UNAUDITED CONSOLIDATED PRO FORMA DATA
                                 (IN THOUSANDS)

    The following summary unaudited pro forma consolidated statement of operations data for the year ended December 31, 2000 has been prepared giving effect to the CRC acquisition, the acquisition of the Mississippi properties, our offering of the Series A notes and the tender offer to purchase all of the LCCI 11% senior secured notes as if they occurred on January 1, 2000.

    The following summary unaudited pro forma consolidated statement of operations for the three months ended March 31, 2001 has been prepared giving effect to the CRC acquisition, our offering of the Series A notes and the tender offer of the LCCI 11% senior secured notes as if they occurred on January 1, 2001.

    The following summary unaudited pro forma consolidated balance sheet data at March 31, 2001 has been prepared as if the CRC acquisition and the tender offer of the LCCI 11% senior secured notes occurred on March 31, 2001.

    This pro forma financial information is based on, and should be read in conjunction with, the historical consolidated financial statements and related notes of Penn National, Mardi Gras Casino Corp. (d/b/a Casino Magic Bay St. Louis), Mississippi-I Gaming, L.P. (d/b/a Boomtown Biloxi), and CRC
Holdings, Inc.--Gaming Division and the unaudited pro forma consolidated financial statements, all of which have been incorporated by reference into this prospectus. This pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Mississippi acquisition, the issuance of the Series A notes and the CRC acquisition had occurred in an earlier period, nor is it necessarily indicative of our future operating results or financial position.

                                             PRO FORMA AS ADJUSTED FOR ACQUISITIONS
                                             --------------------------------------
                                                YEAR ENDED       THREE MONTHS ENDED
                                             DECEMBER 31, 2000     MARCH 31, 2001
                                             -----------------   ------------------
INCOME STATEMENT DATA:
  Revenues.................................      $496,097             $133,312
  Income from operations...................        81,272               21,320
  Interest expense.........................        50,330               12,056
  Income from continuing operations........        20,540                6,062
OTHER DATA:
  EBITDA(1)................................       112,912               31,232
  Depreciation and amortization............        31,640                9,912

                                                            AS OF MARCH 31, 2001
                                                            --------------------
BALANCE SHEET DATA:
  Cash and cash equivalents...............................        $ 40,179
  Total assets............................................          68,062
  Total long-term debt....................................         491,563
  Shareholders' equity....................................          80,548

------------------------

(1) EBITDA consists of income from operations plus depreciation and amortization. EBITDA is presented because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as an indicator of operating performance or any other measure of performance derived in accordance with generally accepted accounting principles.

                                  RISK FACTORS

    YOUR PARTICIPATION IN THE EXCHANGE OFFER AND OWNERSHIP OF THE SERIES B NOTES IS SUBJECT TO A NUMBER OF RISKS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, AS WELL AS ALL ADDITIONAL INFORMATION CONTAINED IN THIS PROSPECTUS OR INCORPORATED HEREIN.

RISKS RELATED TO OUR BUSINESS

WE HAVE LIMITED EXPERIENCE OPERATING CASINOS AND, PRIOR TO AUGUST 2000, HAVE NOT MANAGED CASINO OPERATIONS SUCH AS OUR MISSISSIPPI PROPERTIES OR THOSE INVOLVED IN THE CRC ACQUISITION.

    We have limited experience in operating full-scale casino operations like those associated with our Mississippi properties and the CRC acquisition. Our Charles Town Entertainment Complex features gaming machines, but does not include the full complement of casino, entertainment and other amenities available at Casino Magic Bay St. Louis, Boomtown Biloxi, Casino Rouge or Casino Rama. In addition, the Charles Town Entertainment Complex faces limited direct competition, unlike the substantial competition faced by the operations at Casino Magic Bay St. Louis, Boomtown Biloxi, Casino Rouge and Casino Rama. We cannot be sure that we will be successful in managing and operating our business in response to the new challenges of conducting full-scale casino operations in highly competitive gaming markets. The significant expansion of our business and the operational and geographic expansion associated with the Mississippi and CRC acquisitions will place demands on our administrative, operational and financial resources. Such strain, together with demands related to our contemplated expansion of the Charles Town Entertainment Complex and Casino Magic Bay St. Louis properties, may have a material adverse effect on our business, financial condition and results of operations.

WE MAY FACE DISRUPTION IN INTEGRATING OUR OPERATIONS AFTER THE CRC ACQUISITION AND IN MANAGING FACILITIES WE MAY ACQUIRE OR EXPAND.

    The integration of the recently acquired CRC operations will require the dedication of management resources that may temporarily detract attention from our day-to-day business. The process of integrating this organization also may interrupt the activities of that business, which could have a material adverse effect on our business, financial condition and results of operations. We cannot assure you that we will be able to manage the combined operations effectively or realize any of the anticipated benefits of the acquisition.

    In addition, we may pursue expansion and acquisition opportunities in the future and would face significant challenges not only in managing and integrating the combined operations, but also in managing our expansion projects and any other gaming operations that we might acquire in the future. Management of such new projects will require that we increase our managerial resources. If we fail to manage our growth effectively it could materially adversely affect our operating results.

WE FACE RISKS RELATED TO THE DEVELOPMENT AND EXPANSION OF OUR CURRENT
PROPERTIES.

    We will use a portion of our available cash for capital expenditures at the Charles Town Entertainment Complex and Casino Magic Bay St. Louis, including the construction of new hotels at each of these facilities. The construction of hotels involves substantial risks, including the possibility of construction cost over-runs and delays due to various factors (including regulatory approvals, inclement weather, and labor or material shortages), market or site deterioration after construction has begun, and the emergence of competition from unanticipated sources. The opening of the new hotels will be contingent upon, among other things, receipt of all required licenses, permits and authorizations. The scope of the approvals required for a new hotel is extensive, including, without limitation, state and local land-use permits, building and zoning permits and health and safety permits. In addition, unexpected changes or concessions required by local, regulatory and state authorities could involve significant additional costs and could delay or prevent the completion of construction or the opening of a new hotel. We cannot be sure that we will obtain the necessary permits, licenses and approvals for the construction and operation of the new hotels, or that we will obtain such permits, licenses and approvals within the anticipated time frame.

    In addition to the new hotels, we are planning enhancements at the Charles Town Entertainment Complex, including the expansion of the gaming floor and the construction of a structured parking lot and an entertainment venue; at Casino Magic Bay St. Louis, we are planning to reconfigure the gaming floor and construct three new restaurants. These planned enhancements involve similar risks to hotel construction risks including cost over-runs, delays, market deterioration and receipt of required licenses, permits or authorizations, among others.

    The opening of the new hotels and the other proposed enhancements also will require the establishment of new work forces of significant sizes. We cannot be certain that management will be able to hire and retain a sufficient number of employees to operate these facilities at their optimum levels. The failure to employ the proper work force could result in inadequate customer service that could ultimately harm profitability.

WE FACE SIGNIFICANT COMPETITION.

    GAMING OPERATIONS.

    The gaming industry is highly fragmented and characterized by a high degree of competition among a large number of participants, many of which have financial and other resources that are greater than our resources. Competitive gaming activities include casinos, video lottery terminals and other forms of legalized gaming in the United States and other jurisdictions.

    Legalized gambling is currently permitted in various forms throughout the United States and in several Canadian provinces. Other jurisdictions within the United States and Canada may legalize gaming in the near future through the introduction of proposals to legalize gaming in their legislatures. In addition, established gaming jurisdictions could award additional gaming licenses or permit the expansion of existing gaming operations. New or expanded operations by other persons can be expected to increase competition for our gaming operations and could have a material adverse impact on us.

    CHARLES TOWN, WEST VIRGINIA. Our gaming machine operations at the Charles Town Entertainment Complex face competition from other gaming machine venues in West Virginia and in neighboring states (including Dover Downs, Delaware Park and Harrington Raceway in Delaware and the casinos in Atlantic City, New Jersey). These venues also offer significantly higher stakes for their gaming machines than in West Virginia. Atlantic City, New Jersey does not have a per-pull limit on its gaming machines, while Delaware has a $25 per-pull limit. Per-pull limits in West Virginia are only $5 per gaming machine. In addition to existing competition, both Pennsylvania and Maryland have in the past considered legislation to expand gaming in their respective states. The failure to attract or retain gaming machine customers at the Charles Town Entertainment Complex, whether arising from such competition or from other factors, could have a material adverse effect on our business, financial condition and results of operations.

    MISSISSIPPI GULF COAST. Dockside gaming has grown rapidly on the Mississippi Gulf Coast, increasing from no dockside casinos in March 1992 to 12 operating dockside casinos as of December 31, 2000. Nine of these facilities are located in Biloxi, two are located in Gulfport and one is located in Bay St. Louis. Our Mississippi casino operations have numerous competitors, many of which have greater name recognition, and financial and marketing resources than we have. Competition in the Mississippi gaming market is significantly more intense than the competition our gaming operations face in West Virginia, Louisiana and Ontario, Canada or our pari-mutuel operations face in Pennsylvania and New Jersey. We cannot be sure that we will succeed in the competitive Mississippi

Gulf Coast gaming market. The failure to do so would have a material adverse effect on our business, financial condition and results of operations.

    Mississippi law does not limit the number of gaming licenses that may be granted. A number of operators have completed or announced new construction or expansions of existing casinos that will directly compete with us. The development of the Biloxi and Gulf Coast gaming markets has resulted in market dilution and any additional casinos could dilute gaming win even further, each of which could have a material adverse effect on our operations.

    LOUISIANA. Our operation of the Casino Rouge riverboat faces competition from land-based and riverboat casinos throughout Louisiana and on the Mississippi Gulf Coast, casinos on Native American lands and non-casino gaming opportunities within Louisiana. The Louisiana Riverboat Economic Development and Gaming Control Act limits the number of gaming casinos in Louisiana to fifteen riverboat casinos statewide and one land-based casino in New Orleans. Fourteen of the fifteen available riverboat licenses are currently issued and the fifteenth license currently is under consideration.

    The principal competitor to the Casino Rouge is the Belle of Baton Rouge, owned by Argosy Gaming, which is the only other licensed riverboat casino in Baton Rouge. In February 2001, Argosy opened a new 300-room Sheraton hotel at the casino. We also face competition from three major riverboat casinos and one land-based casino in the New Orleans area, which is 75 miles from Baton Rouge, and from three Native American casinos in Louisiana. The two closest Native American casinos are land-based facilities located approximately 45 miles southwest and approximately 65 miles northwest of Baton Rouge. We also face competition from several truck stop gaming facilities located in certain surrounding parishes that are authorized to operate up to 50 video poker machines each. We may face competition from Louisiana horse racing facilities some of which have been authorized to operate gaming machines.

    ONTARIO. Our operation of Casino Rama through our wholly-owned subsidiary, CHC Casinos Canada Limited, faces competition in Ontario from a number of casinos and racetracks with gaming machine facilities. Currently, there are two other commercial casinos, five charity casinos and thirteen racetracks with gaming machines in the Province of Ontario. In 2001, two additional racetracks in Ontario are planning to open gaming machine facilities. All of the casinos and gaming machine facilities are operated on behalf of the Ontario Lottery and Gaming Corporation, an agency of the Province of Ontario. The Ontario Lottery and Gaming Corporation also operates several province-wide lotteries.

    Casino Rama is located near Orillia, Ontario, approximately 90 miles north of Toronto. Currently, there are five racetracks with gaming machine facilities and one charity casino within a 150-mile radius of Casino Rama. The charity casino has 40 gaming tables and 450 gaming machines. The number of gaming machines at the racetracks range from 100 to 1,700 each. Woodbine Racetrack, located approximately 95 miles from Casino Rama, near Toronto, has 1,700 gaming machines.

    There is an interim commercial casino located in Niagara Falls, Ontario, 80 miles southwest of Toronto with approximately 135 gaming tables and 2,000 gaming machines. It is contemplated that Niagara Falls will have a permanent casino with a similar number of gaming tables and gaming machines as the interim casino that is scheduled to be completed by the spring of 2002. In addition, it has been proposed in connection with the City of Toronto's waterfront revitalization project that a casino be located in downtown Toronto. However, there are no definitive plans for the development of such a casino.

    RACING AND PARI-MUTUEL OPERATIONS.

    Our racing and pari-mutuel operations face significant competition for wagering dollars from other racetracks and OTWs (some of which also offer other forms of gaming), other gaming venues such as casinos and state-sponsored lotteries, including the Pennsylvania, New Jersey, Delaware and West Virginia lotteries. We may also face competition in the future from new OTWs or from new racetracks. From time to time, states consider legislation to permit other forms of gaming. If additional gaming opportunities become available in or near our racing and pari-mutuel operations, such gaming opportunities could have a material adverse effect on our business, financial condition and results of operations.

    Our OTWs compete with the OTWs of other Pennsylvania racetracks, and new OTWs may compete with our existing wagering facilities. Our competitors have a number of OTW facilities that are relatively close in distance to our OTWs. Although only two competing OTWs remain authorized by law for future opening, the opening of a new OTW in close proximity to our existing or future OTWs could have a material adverse effect on our business, financial condition and results of operations.

WE FACE EXTENSIVE REGULATION FROM GAMING AUTHORITIES.

    LICENSING REQUIREMENTS. As owners and operators of gaming and pari-mutuel betting facilities, we are subject to extensive state, local and, in Canada, provincial regulation. State, local and provincial authorities require us and our subsidiaries to demonstrate suitability to obtain and retain various licenses and require that we have registrations, permits and approvals to conduct gaming operations. Various regulatory authorities, including the Pennsylvania State Horse Racing Commission, the Pennsylvania State Harness Racing Commission, the New Jersey Racing Commission, the New Jersey Casino Control Commission, the West Virginia Racing Commission, the West Virginia Lottery Commission, the Mississippi Gaming Commission, the Louisiana Gaming Control Board and the Alcohol and Gaming Commission of Ontario may, for any reason set forth in the applicable legislation, limit, condition, suspend or revoke a license or registration to conduct gaming operations or prevent us from owning the securities of any of our gaming subsidiaries. Like all gaming operators in the jurisdictions in which we operate, we must periodically apply to renew our gaming licenses or registrations. We cannot assure you that we will be able to obtain such renewals. Regulatory authorities may also levy substantial fines against or seize the assets of our company, our subsidiaries or the people involved in violating gaming laws or regulations. Any of these events could have a material adverse effect on our business, financial condition and results of operation.

    We have demonstrated suitability to obtain and have obtained governmental licenses, registrations, permits and approvals necessary for us to operate our existing gaming facilities. We cannot assure you that we will be able to retain them or demonstrate suitability to obtain any new licenses, registrations, permits or approvals. If we expand our gaming operations in West Virginia, Mississippi, Louisiana, Pennsylvania, New Jersey, Ontario or to new areas, we will have to meet suitability requirements and obtain additional licenses, registrations, permits and approvals from gaming authorities in these jurisdictions. The approval process can be time-consuming and costly and we cannot be sure that we will be successful.

    Gaming authorities in the United States can generally require that any beneficial owner of our securities, including holders of the Series A or Series B notes, file an application for a finding of suitability. If a gaming authority requires a record or beneficial owner of a Series A or Series B note to file a suitability application, the owner must apply for a finding of suitability within 30 days or at an earlier time prescribed by the gaming authority. The gaming authority has the power to investigate an owner's suitability and the owner must pay all costs of the investigation. If the owner is found unsuitable, then the owner may be required, either by law or the terms of the notes, to dispose of the notes. See "Description of Series B Notes--Optional Redemption." In addition, the issuance of the notes offered hereby is subject to approval by the West Virginia Racing Commission and the West Virginia Lottery Commission.

    POTENTIAL CHANGES IN REGULATORY ENVIRONMENT. From time to time, legislators and special interest groups have proposed legislation that would expand, restrict or prevent gaming operations in the jurisdictions in which we operate. Any expansion of gaming or restriction on or prohibition of our gaming operations could have a material adverse effect on our operating results.

    TAXATION. We believe that the prospect of significant additional revenue is one of the primary reasons that jurisdictions permit legalized gaming. As a result, gaming companies are typically subject to significant taxes and fees in addition to normal federal, state, local and provincial income taxes, and such taxes and fees are subject to increase at any time. We pay substantial taxes and fees with respect to our operations. From time to time, federal, state, local and provincial legislators and officials have proposed changes in tax laws, or in the administration of such laws, affecting the gaming industry. It is not possible to determine with certainty the likelihood of changes in tax laws or in the administration of such laws. Such changes, if adopted, could have a material adverse effect on our business, financial condition and results of operations.

    COMPLIANCE WITH OTHER LAWS. We are also subject to a variety of other rules and regulations, including zoning, environmental, construction and land-use laws and regulations governing the serving of alcoholic beverages.

WE DEPEND ON OUR KEY PERSONNEL.

    We are highly dependent on the services of Peter M. Carlino, our Chairman and Chief Executive Officer, and other officers and key employees. We have entered into employment agreements with Mr. Carlino and certain other officers. However, the loss of the services of any of these individuals could have a material adverse effect on our business, financial condition and results of operations.

INCLEMENT WEATHER AND OTHER CONDITIONS COULD SERIOUSLY DISRUPT OUR OPERATIONS.

    The operations of our facilities are subject to disruptions or reduced patronage as a result of severe weather conditions. Our dockside facilities in Mississippi and the Casino Rouge riverboat are subject to risks in addition to those associated with land-based casinos, including loss of service due to casualty, mechanical failure, extended or extraordinary maintenance, flood, hurricane or other severe weather conditions. The Casino Rouge also is subject to risks associated with the movement of vessels on inland waterways, including risks of casualty due to river turbulence and severe weather conditions. Reduced patronage and the loss of a dockside casino or riverboat from service for any period of time due to severe weather could adversely affect our business, financial condition and results of operations.

WE DEPEND ON AGREEMENTS WITH OUR HORSEMEN AND PARI-MUTUEL CLERKS TO OPERATE OUR BUSINESS.

    The Federal Horseracing Act, the West Virginia Racing Act and the Pennsylvania Racing Act require that, in order to simulcast races, we have written agreements with the horse owners and trainers at our West Virginia and Pennsylvania race tracks. In addition, in order to operate gaming machines in West Virginia, we are required to enter into written agreements regarding the proceeds of the gaming machines with a representative of a majority of the horse owners and trainers, a representative of a majority of the pari-mutuel clerks and a representative of a majority of the horse breeders. In March 1999, we signed a new horsemen agreement with the Pennsylvania Thoroughbred Horsemen at Penn National Race Course with an initial term that expires on January 1, 2004. Our agreement with the Pennsylvania Harness Horsemen was entered into in November 1999 and expires on January 16, 2003. At the Charles Town Entertainment Complex, we have an agreement with the Charles Town Horsemen that expires on December 31, 2002. Our agreement with the pari-mutuel clerks at Charles Town expires on December 31, 2004.

    If we fail to maintain operative agreements with the horsemen at a track, we will not be permitted to conduct live racing and export and import simulcasting at that track, and, in West Virginia, we will not be permitted to operate our gaming machines. In addition, our simulcasting agreements are subject to the horsemen's approval. In February 1999, the Pennsylvania Thoroughbred Horsemen stopped racing at Penn National Race Course and withdrew their permission for us to import simulcast races from other racetracks, resulting in the closure of Penn National Race Course and its six OTWs. As a result of this action, our operations at Penn National Race Course and its OTWs were suspended for more than five weeks, we lost 46 race days at Penn National Race Course, and it took nearly six months from the beginning of the action before we returned to pre-action levels of racing and operations. If we fail to renew or modify existing agreements on satisfactory terms, this failure could have a material adverse effect on our business, financial condition and results of operations.

    In addition, pursuant to the New Jersey Simulcasting Racing Act, our New Jersey joint venture, Pennwood Racing, Inc., must maintain written agreements with the horsemen at Freehold Raceway in order to simulcast races to the Atlantic City casinos. Horsemen agreements are currently in effect at this facility.

WE OPERATE CASINO RAMA UNDER A DEVELOPMENT AND OPERATING AGREEMENT THAT IS TERMINABLE IF WE FAIL TO ATTAIN SPECIFIC OPERATING RESULTS.

    As the operator of Casino Rama under a Development and Operating Agreement, CHC Casinos Canada Limited, our wholly owned subsidiary, is entitled to a base fee equal to two percent of gross revenues at Casino Rama and an incentive fee equal to five percent of the net operating margins at the casino. The term of the agreement extends until July 31, 2011, but may be terminated by the Ontario Lottery and Gaming Corporation prior to that date if certain events occur. Specifically, the Ontario Lottery and Gaming Corporation may terminate the agreement if, in any three of five consecutive years, Casino Rama's actual gross revenues for the year are less than 85% of budgeted gross revenue for the same period. The termination of the Development and Operating Agreement prior to July 31, 2011 could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO OUR CAPITAL STRUCTURE AND THE NOTES

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

    We have a significant amount of indebtedness. As of March 31, 2001, we had total indebtedness of approximately $508.9 million (excluding unused commitments under the credit facility) and total shareholders' equity of $81.5 million. In addition, we had ratios of earnings to fixed charges of 2.1x and 2.3x for the year ended December 31, 2000 and the three months ended March 31, 2001, respectively.

    Our substantial indebtedness could have important consequences to you. For example, it could:

    - make it more difficult for us to satisfy our obligations with respect to the notes;

    - increase our vulnerability to general adverse economic and industry conditions;

    - require us to dedicate a substantial portion of our cash flow from operations to debt service, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, and other general corporate purposes;

    - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

    - place us at a competitive disadvantage compared to our competitors that have less debt; and

    - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. A failure to comply with those covenants could result in an event of default.

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
    Any of the above-listed factors could have a material adverse effect on our business, financial condition and results of operations. See "Description of Series B Notes."

DESPITE CURRENT INDEBTEDNESS LEVELS, WE MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT, WHICH COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.

    We may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us from doing so. We may incur new debt if we have a fixed charge coverage ratio of at least 2.0x. If new debt is added to our current debt levels, the related risks that we now face could intensify. See "Description of Series B Notes."

OUR INDEBTEDNESS IMPOSES RESTRICTIVE COVENANTS ON US.

    The credit facility requires us, among other obligations, to maintain specified financial ratios and satisfy certain financial tests, including interest coverage and total leverage ratios. In addition, our credit facility restricts, among other things, our ability to incur additional indebtedness, incur guarantee obligations, repay indebtedness or amend debt instruments, pay dividends, create liens on assets, make investments, make acquisitions, engage in mergers or consolidations, make capital expenditures, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. A failure to comply with the restrictions contained in the credit facility could lead to an event of default thereunder which could result in an acceleration of such indebtedness. Such an acceleration could constitute an event of default under the indenture relating to the notes. In addition, the indenture restricts, among other things, our ability to incur additional indebtedness (excluding certain indebtedness under the senior credit facility), make certain payments and dividends or merge or consolidate. A failure to comply with the restrictions in the indenture could result in an event of default under the indenture. See "Description of Series B Notes."

TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH, WHICH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

    Based on our current level of operations and anticipated revenue growth, we believe our cash flow from operations, available cash and available borrowings under our credit facility will be adequate to meet our future liquidity needs for the next few years.

    We cannot assure you, however, that our business will generate sufficient cash flow from operations, that our anticipated revenue growth will be realized, or that future borrowings will be available to us under our credit facility in amounts sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. In addition, if we consummate significant acquisitions in the future, our cash requirements may increase significantly. We may need to refinance all or a portion of our debt, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including our credit facility and the notes, on attractive terms, commercially reasonable terms or at all. Our future operating performance and our ability to service or refinance the notes and to service, extend or refinance the credit facility will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES OR UNDER THE SUBSIDIARY GUARANTEES IS JUNIOR TO OUR OTHER INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS.

    The notes and the subsidiary guarantees rank behind all of our and the subsidiary guarantors' other indebtedness and all of our and their future borrowings, except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of any of the subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or any of the subsidiary guarantors or our or their property, the holders of our or the subsidiary guarantor's senior indebtedness will be entitled to be paid in full before any payment may be made with respect to the notes or the subsidiary guarantees.

    In addition, all payments on the notes and the subsidiary guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

    In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the notes will participate with trade creditors and all other holders of our subordinated indebtedness and the guarantors in the assets remaining after we and the subsidiary guarantors have paid all of the senior debt. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of notes may receive less, ratably, than the holders of senior debt.

    As of March 31, 2001, the notes and the subsidiary guarantees would have been subordinated to approximately $308.9 million of senior debt and approximately $30.9 million would have been available for borrowing as additional senior debt under our credit facility. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

    Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes. However, it is possible that we will not have sufficient funds at the time of such a change of control to make the required repurchase of notes or that restrictions in our credit facility will not allow such repurchases. Certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of Series B Notes."

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES, SUBORDINATE CLAIMS IN RESPECT OF THE NOTES AND REQUIRE NOTE HOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

    Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void a guarantee or claims related to the notes or subordinate a guarantee to all of our other debts or all other debts of a guarantor if, among other things, we or the guarantor, at the time we or it incurred the indebtedness evidenced by its guarantee:

    - received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; and

    - we were or the guarantor was insolvent or rendered insolvent by reason of such incurrence;

    - we were or the guarantor was engaged in a business or transaction for which our or the guarantor's remaining assets constituted unreasonably small capital; or

    - we or the guarantor intended to incur, or believed that we or it would incur, debts beyond our or its ability to pay such debts as they mature.

    In addition, a court could void any payment by us or the guarantor pursuant to the notes or a guarantee and require that payment to be returned to us or the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

    The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

    - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets,

    - if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

    - it could not pay its debts as they become due.

    On the basis of historical financial information, recent operating history and other factors, we believe that we and each subsidiary guarantor, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which we are or it is engaged and will not have incurred debts beyond our or its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or the subsidiary guarantors' conclusions in this regard.

RISKS RELATED TO THE EXCHANGE OFFER

IF YOU DO NOT PROPERLY TENDER YOUR SERIES A NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED SERIES A NOTES AND YOUR ABILITY TO TRANSFER SERIES A NOTES WILL BE ADVERSELY AFFECTED.

    We will only issue Series B notes in exchange for Series A notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Series A notes and you should carefully follow the instructions on how to tender your Series A notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the Series A notes. If you do not tender your Series A notes or if we do not accept your Series A notes because you did not tender your Series A notes properly, then, after we consummate the exchange offer, you may continue to hold Series A notes that are subject to the existing transfer restrictions. In addition, if you tender your Series A notes for the purpose of participating in a distribution of the Series B notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Series B notes. If you are a broker-dealer that receives Series B notes for your own account in exchange for Series A notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such Series B notes. After the exchange offer is consummated, if you continue to hold any Series A notes, you may have difficulty selling them because there will be less Series A notes outstanding. In addition, if a large amount of Series A notes are not tendered or are tendered improperly, the limited amount of Series B notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such Series B notes.

THERE MAY NOT BE A LIQUID MARKET FOR RESALE OF THE SERIES B NOTES.

    The Series B notes are new securities for which there currently is no market. Although the initial purchasers have informed us that they intend to make a market in the Series B notes, they are not obligated to do so and any such market marking may be discontinued at any time without notice. In addition, the market making activity may be limited during the pendency of the Series B offer.

    Accordingly, there can be no assurance as to the development or liquidity of any market for the Series B notes. We do not intend to apply for listing of the Series B notes on any securities exchange or for quotation through the Nasdaq National Market.

    The liquidity of, and trading market for, the Series B notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of our financial performance and prospects.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    On March 12, 2001, we issued $200,000,000 aggregate principal amount of Series A notes to the initial purchasers in transactions not registered under the Securities Act in reliance on an exemption from registration under that act. The initial purchasers then sold the Series A notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Because they have been sold pursuant to exemptions from registration, the Series A notes are subject to transfer restrictions.

    In connection with the issuance of the Series A notes, we entered into a registration rights agreement with the initial purchasers that requires us to:

    - file with the Commission a registration statement under the Securities Act covering the Series B notes;

    - use our best efforts to cause the registration statement to become effective under the Securities Act; and

    - complete the exchange offer upon effectiveness of the registration statement.

    A copy of the registration rights agreement with the initial purchasers has been filed as an exhibit to our Form 10-Q for the quarter ended March 31, 2001 filed with the Commission and incorporated by reference into this prospectus. Any discussion of the terms of the registration rights agreement is qualified by reference to the complete agreement.

    Following the completion of the exchange offer, holders of the Series A notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and those Series A notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Series A notes may be adversely affected. Additionally, upon completion of the exchange offer, holders of Series B notes will have no registration rights.

RESALE OF SERIES B NOTES

    Based on existing interpretations of the Securities Act by the staff of the Commission described in several no-action letters to third parties, we believe that, subject to the exceptions set forth below, the Series B notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act unless you:

    - are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

    - are a broker-dealer who purchased Series A notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

    - acquired the Series B notes other than in the ordinary course of your business; or

    - have an arrangement with any person to engage in the distribution of Series B notes.


    Broker-dealers that are receiving Series B notes for their own account must have acquired the Series A notes as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives Series B notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the Series B notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be admitting that it is an "underwriter" within the meaning of the Securities Act. We are required to allow broker-dealers to use this prospectus following the exchange offer in connection with the resale of Series B notes received in exchange for Series A notes acquired by broker-dealers for their own account as a result of market-making or other trading activities. If required by applicable securities laws, we will, upon written request, make this prospectus available to any broker-dealer for use in connection with a resale of Series B notes for a period of 180 days after the consummation of the exchange offer. See "Plan of Distribution."


TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all Series A notes validly tendered by you and not withdrawn before 5:00 p.m. New York City time on the expiration date. After authentication of the Series B notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of Series B notes in exchange for each $1,000 principal amount of Series A notes accepted in the exchange offer. You may tender some or all of your Series A notes pursuant to the exchange offer. However, Series A notes may be tendered only in integral multiples of $1,000 in principal amount.

    The terms of the Series B notes are identical in all material respects to the terms of the Series A notes except that the Series B notes have been registered under the Securities Act and will not bear legends restricting transfer. The Series B notes will evidence the same debt as the Series A notes and will be issued under and entitled to the benefits of the same indenture.

    As of the date of this prospectus, $200,000,000 aggregate principal amount of the Series A notes was outstanding.

    By tendering your Series A notes for Series B notes in the exchange offer and signing or agreeing to be bound by the letter of transmittal, you will represent to us that:

    - you will acquire the Series B notes you receive in the exchange offer in the ordinary course of your business;

    - you are not engaging in and do not intend to engage in a distribution of the Series B notes;

    - you do not have an arrangement or understanding with any person to participate in the distribution of the Series B notes; and

    - you are not an "affiliate," as defined under Rule 405 of the Securities Act, of ours.

    This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders of the Series A notes. There will be no fixed record date for determining registered holders of Series A notes entitled to participation in the exchange offer.

    We intend to conduct the exchange offer as required by the Exchange Act, and the rules and regulations of the Commission under the Exchange Act, including Rule 14e-1, to the extent applicable. Rule 14e-1 describes unlawful tender practices under the Exchange Act. This section requires us, among other things:

    - to hold our exchange offer open for at least twenty business days;

    - to give ten days notice of any change in certain terms of this offer; and

    - to issue a press release in the event of an extension of the exchange offer.

    The exchange offer is not conditioned upon any minimum aggregate principal amount of Series A notes being tendered.

    We shall be considered to have accepted Series A notes tendered according to the procedures in this prospectus when, as and if we have given oral or written notice of acceptance to the exchange agent. See "--Exchange Agent." The exchange agent will act as agent for the tendering holders for the purpose of receiving Series B notes from us and delivering Series B notes to those holders.

    If any tendered Series A notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, certificates for these unaccepted Series A notes will be returned, at our cost, to the tendering holder of the Series A notes or, in the case of Series A notes tendered by book-entry transfer, into the holder's account at DTC according to the procedures described below, as soon as practicable after the expiration date.

    If you tender Series A notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes related to the exchange of Series A notes in the exchange offer. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See "--Solicitation of Tenders; Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


    The exchange offer will expire at 5:00 p.m., New York City time, on July 27, 2001, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.


    We expressly reserve the right, in our sole discretion:

    - to delay acceptance of any Series A notes or to terminate the exchange offer and to refuse to accept Series A notes not previously accepted, if any of the conditions described below shall have occurred and shall not have been waived by us;

    - to extend the expiration date of the exchange offer;

    - to amend the terms of the exchange offer in any manner;

    - to purchase or make offers for any Series A notes that remain outstanding subsequent to the expiration date; and

    - to the extent permitted by applicable law, to purchase Series A notes in the open market, in privately negotiated transactions or otherwise.

    Any delay in acceptance, termination, extension, or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent and by making a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform you of the amendment. Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension, or amendment of the exchange offer, we shall have no obligation to publish, advise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

    You are advised that we may extend the exchange offer because some of the holders of the Series A notes do not tender on a timely basis. In order to give these noteholders the ability to participate in the exchange and to avoid the significant reduction in liquidity associated with holding an unexchanged note, we may elect to extend the exchange offer until all outstanding Series A notes are tendered.

INTEREST ON THE SERIES B NOTES

    The Series B notes will bear interest from March 12, 2001 or, if later, from the most recent date of payment of interest on the Series A notes. Accordingly, if you tender Series A notes that are accepted for exchange, you will not receive interest that is accrued but unpaid on the Series A notes at the time of tender. Interest on the Series B notes will be payable semi-annually on each March 1 and September 1, commencing on the next interest payment date.

PROCEDURES FOR TENDERING

    Only a holder of Series A notes may tender Series A notes in the exchange offer. If you are a beneficial owner whose Series A notes are registered in the name of your broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and wish to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your Series A notes, either make appropriate arrangements to register ownership of the Series A notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

    Your tender will constitute an agreement between you and us according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

    If you desire to tender Series A notes and cannot comply with the procedures set forth herein for tender on a timely basis or your Series A notes are not immediately available, you must comply with the procedures for guaranteed delivery set forth in "--Guaranteed Delivery Procedures."

    THE METHOD OF DELIVERY OF SERIES A NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. DELIVERY OF SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT OR DEEMED RECEIVED UNDER THE ATOP PROCEDURES DESCRIBED BELOW. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR SERIES A NOTES SHOULD BE SENT TO US. YOU MAY ALSO REQUEST THAT YOUR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES EFFECT THE TENDER FOR YOU IN EACH CASE AS DESCRIBED IN THIS PROSPECTUS AND IN THE LETTER OF TRANSMITTAL.

SERIES A NOTES HELD IN CERTIFICATED FORM

    For you to validly tender Series A notes held in physical form, the exchange agent must receive, before 5:00 p.m. New York city time on the expiration date, at its address set forth in this prospectus:

    - a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

    - certificates for tendered Series A notes.

SERIES A NOTES HELD IN BOOK-ENTRY FORM

    We understand that the exchange agent will make a request promptly after the date of the prospectus to establish accounts for the Series A notes at DTC for the purpose of facilitating the exchange offer, and subject to their establishment, any financial institution that is a participant in DTC may make book-entry delivery of Series A notes by causing DTC to transfer the Series A notes into the exchange agent's account for the Series A notes using DTC's procedures for transfer.

    If you desire to transfer Series A notes held in book-entry form with DTC, the exchange agent must receive, before 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus, a confirmation of book-entry transfer of the Series A notes into the exchange agent's account at DTC, which is referred to in this prospectus as a "book-entry confirmation," and:

    - a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

    - an agent's message transmitted pursuant to DTC's Automated Tender Offer Program.

TENDER OF SERIES A NOTES USING DTC'S AUTOMATED TENDER OFFER PROGRAM (ATOP)

    The exchange agent and DTC have confirmed that the exchange offer is eligible for DTC's Automated Tender Offer Program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer Series A notes held in book-entry form to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send a book-entry confirmation, including an agent's message to the exchange agent.

    The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering Series A notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender Series A notes you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.

SIGNATURES

    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an "eligible institution" unless the Series A notes tendered with the letter of transmittal are tendered:

    - by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" in the letter of transmittal; or

    - for the account of an "eligible institution."

    An "eligible institution" is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.; a commercial bank or trust company having an office or correspondent in the United States; an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act; or an "eligible institution" that is a participant in a recognized medallion guarantee program.

    If the letter of transmittal is signed by a person other than the registered holder or DTC participant who is listed as the owner, the Series A notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the Series A notes on behalf of the registered holder or DTC participant who is listed as the owner, in either case signed as the name of the registered holder(s) who appears on the Series A notes or the DTC participant who is listed as the owner. If the letter of transmittal or any Series A notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

    If you tender your notes through ATOP, signatures and signature guarantees are not required.

DETERMINATIONS OF VALIDITY

    All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered Series A notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all Series A notes not properly tendered or any Series A notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to particular Series A notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series A notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of Series A notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities related to tenders of Series A notes nor shall any of them incur liability for failure to give notification. Tenders of Series A notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any
Series A notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

GUARANTEED DELIVERY PROCEDURES

    If you wish to tender your Series A notes and:

    - your Series A notes are not immediately available;

    - you cannot complete the procedure for book-entry transfer on a timely basis;

    - you cannot deliver your Series A notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date; or

    - you cannot complete a tender of Series A notes held in book-entry form using DTC's ATOP procedures on a timely basis,

you may effect a tender if you tender through an eligible institution as defined under "--Procedures for Tendering--Signatures," or if you tender using ATOP's guaranteed delivery procedures.

    A tender of Series A notes made by or through an eligible institution will be accepted if:

    - before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, that: (1) sets forth the name and address of the holder, the certificate number or numbers of the holder's Series A notes and the principal amount of the Series A notes tendered, (2) states that the tender is being made, and (3) guarantees that, within five business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile, together with a certificate(s) representing the Series A notes to be tendered in proper form for transfer, or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

    - the properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered Series A notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

    A tender made through DTC's Automated Tender Offer Program will be accepted if:

    - before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives an agent's message from DTC stating that DTC has received an express acknowledgment from the participant in DTC tendering the Series A notes that they have received and agree to be bound by the notice of guaranteed delivery; and

    - the exchange agent receives, within five business days after the expiration date, either: (1) a book-entry confirmation transmitted via DTC's ATOP procedures; or (2) a properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered Series A notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal.

    Upon your request, the exchange agent will send to you a notice of guaranteed delivery so that you may tender your Series A notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

    You may withdraw Series A notes you tendered at any time before 5:00 p.m. New York City time on the expiration date. To withdraw a tender of Series A notes in the exchange offer:

    - a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below before 5:00 p.m., New York City time, on the expiration date; or

    - you must comply with the appropriate DTC ATOP procedures.

    Any notice of withdrawal must:

    - specify the name of the person having deposited the Series A notes to be withdrawn;

    - identify the Series A notes to be withdrawn, including the certificate number or numbers and principal amount of the Series A notes or, in the case of Series A notes transferred by book-entry transfer, the name and number of the account at the depositary to be credited;

    - be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the Series A notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the Series A notes to register the transfer of the Series A notes into the name of the person withdrawing the tender; and

    - specify the name in which any of these Series A notes are to be registered, if different from that of the person who deposited the Series A notes to be withdrawn.

    All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, and such determination shall be final and binding on all parties. Any Series A notes so withdrawn will be judged not to have been tendered according to the procedures in this prospectus for purposes of the exchange offer, and no Series B notes will be issued in exchange for those Series A notes unless you validly retender the Series A notes so withdrawn. If your Series A notes that have been tendered are not accepted for exchange, they will be returned to you without cost to you or, in the case of Series A notes tendered by book-entry transfer, into your account at DTC according to the procedures described above. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn Series A notes by following one of the procedures described above under "--Procedures for Tendering" at any time before the Expiration Date.

CONDITIONS

    The exchange offer is subject only to the following conditions:

    - the compliance of the exchange offer with securities laws;

    - the proper tender of the Series A notes;

    - our receipt of the required representations by the holders of the Series A notes described above; and

    - no judicial or administrative proceeding is pending or shall have been threatened that would limit us from proceeding with the exchange offer.

    The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. The failure by us at any time to exercise any of the forgoing rights shall not constitute a waiver of that right. Each of these rights will be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, we will not accept for exchange any Series A notes tendered, and no Series B notes will be issued in exchange for those Series A notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

    State Street Bank and Trust Company, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. You should direct requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent at the address below. You should send certificates for Series A notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

                                                FOR INFORMATION CALL:
                                                    (617) 662-1603
                 BY MAIL:                                                             BY OVERNIGHT COURIER:

                                                                                   State Street Bank and Trust
       State Street Bank and Trust                                                           Company
                 Company                                                             Two Avenue de Lafayette
               P.O. Box 778                   BY FACSIMILE TRANSMISSION            Boston, Massachusetts 02110
       Boston, Massachusetts 02102        (FOR ELIGIBLE INSTITUTIONS ONLY):     Attn: Corporate Trust Department,
    Attn: Corporate Trust Department,               (617) 662-1452                          5th Floor
              Meaghan Haight               Attn: Corporate Trust Department               Meaghan Haight

                                                CONFIRM BY TELEPHONE:
                                                    (617) 662-1603

      BY HAND: IN NEW YORK (AS DROP
                  AGENT)                                                                BY HAND: IN BOSTON

                                                                                   State Street Bank and Trust
       State Street Bank and Trust                                                           Company
              Company, N.A.                                                          Two Avenue de Lafayette
         61 Broadway, 15th Floor                                                   Boston, Massachusetts 02110
          Corporate Trust Window                                                Attn: Corporate Trust Department,
         New York, New York 10006                                                           5th Floor

    DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS DESCRIBED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

SOLICITATION OF TENDERS; FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. The principal solicitation under the exchange offer is being made by mail. Our officers and regular employees and our affiliates may make additional solicitations in person, by telegraph, telephone or telecopier.

    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer.

    We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs.

TRANSFER TAXES

    You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register Series B notes in the name of, or request that notes not tendered or not accepted in the exchange offer be returned to, a person other than you, you will be responsible for the payment of any applicable transfer tax.

ACCOUNTING TREATMENT

    The Series B notes will be recorded at the same carrying value as the Series A notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the Series B notes.

PARTICIPATION IN THE EXCHANGE OFFER; UNTENDERED NOTES

    Participation in the exchange offer is voluntary. Holders of the Series A notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

    As a result of the making of, and upon acceptance for exchange of all Series A notes tendered under the terms of, this exchange offer, we will have fulfilled a covenant contained in the terms of the registration agreement. If you do not tender your Series A Notes in the exchange offer, you will continue to hold your Series A notes and will be entitled to all the rights, subject to the limitations, applicable to the Series A notes under the indenture. Holders of Series A notes will no longer be entitled to any rights under the registration agreement that by their term terminate or cease to have further effect as a result of the making of this exchange offer. All untendered
Series A notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent that Series A notes are tendered and accepted in the exchange offer, the trading market for untendered Series A notes could be adversely affected. This is because there will probably be many fewer remaining Series A notes outstanding following the exchange, significantly reducing the liquidity of the untendered notes.

    If you do not exchange your restricted notes for registered notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of the restricted notes as described in the legend on the notes. In general, the restricted notes may be offered or sold only if registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the restricted notes under the Securities Act. However, under limited circumstances we may be required to file with the Commission a shelf registration statement to cover resales of the restricted notes by the holders of Series A notes who satisfy conditions relating to the provision of information in connection with the shelf registration statement.

    We may in the future seek to acquire untendered Series A notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer. We intend to make any acquisitions of Series A notes following the applicable requirements of the Exchange Act, and the rules and regulations of the Commission under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any Series A notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any Series A notes that are not tendered in the exchange offer.

                                USE OF PROCEEDS

    We will not receive any cash proceeds upon completion of the exchange offer.

    We used the majority of the net proceeds from the sale of the Series A notes, which were approximately $194.3 million, to consummate the CRC acquisition. The balance of the net proceeds were used to pay down a portion of our existing indebtedness under our senior secured credit facility.

                                 CAPITALIZATION

    The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2001 and on a pro forma basis giving effect to the consummation of the CRC acquisition as if it occurred on March 31, 2001. You should read this information in conjunction with the sections "Use of Proceeds" and "Selected Consolidated Historical Financial Data," and with our financial statements and Notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information, all of which have been incorporated by reference herein.

                                                               AS OF MARCH 31, 2001
                                                              -----------------------
                                                                           PRO FORMA
                                                               ACTUAL     AS ADJUSTED
                                                              ---------   -----------
                                                                  (IN THOUSANDS)
Cash and cash equivalents...................................  $ 29,045      $ 40,179
Long-term debt, including current portion
  Senior secured credit facility:
    Revolving credit facility...............................    41,000        23,639
    Term loans..............................................   267,875       267,875
  Other long-term debt......................................        49            49
  11 1/8% senior subordinated notes due 2008................   200,000       200,000
                                                              --------      --------
    Total long-term debt....................................   508,924       491,563
    Less: current portion...................................   (12,327)      (12,327)
                                                              --------      --------
    Total long-term debt, excluding current portion.........   496,597       479,236
                                                              --------      --------
Shareholders' equity........................................    81,520        80,548
                                                              --------      --------
  Total capitalization......................................  $590,444      $572,111
                                                              ========      ========

                                    BUSINESS

INTRODUCTION

    We are a diversified gaming and pari-mutuel wagering company with operations in West Virginia, Mississippi, Louisiana, Pennsylvania and Ontario, Canada. On April 27, 2001, we completed the acquisition of all of the gaming assets of CRC Holdings, Inc. for approximately $181.3 million, including amounts required to refinance certain existing indebtedness, which expanded our gaming operations into Louisiana and Ontario, Canada.

BUSINESS STRATEGY

    Our business strategy is to create a broad, diversified base of gaming and pari-mutuel properties that provides our customers with high quality experiences that build significant customer loyalty. We continue to improve our gaming operations to take advantage of their higher margins and less seasonal cash flow compared to our pari-mutuel operations, while we seek expansion in the more profitable areas of the pari-mutuel business, such as OTWs and at-home wagering. We intend to integrate our gaming properties to exploit operating synergies and marketing and promotional activities. We have focused strategies for Charles Town, the Mississippi properties, Casino Rouge, Casino Rama and the racetracks and related assets are as follows:

    - CHARLES TOWN ENTERTAINMENT COMPLEX--The Charles Town Entertainment Complex has provided us with substantial internal growth over the past two years. Revenue at the property grew from $80.0 million for the year ended December 31, 1999 to $135.3 million for the year ended December 31, 2000. Charles Town currently has 1,974 gaming machines and a customer database with over 126,000 people. We intend to continue to capitalize on the strong demographics of the mid-Atlantic gaming market and the property's leading position in the Baltimore and Washington D.C. markets by adding amenities such as a hotel, entertainment venue, showroom and structured parking facility. A hotel at Charles Town should allow us to create a regional destination that will attract customers from a broader geographic area. Additionally, we believe we can increase the length of stay from existing customers with these additional amenities. Finally, on April 21, 2001, the West Virginia legislature passed a law increasing the maximum per pull wagering limit for gaming machines from $2 per pull to $5 per pull. We are in the process of reconfiguring our gaming machines for this change and expect to begin operating machines with the new wagering limit in July 2001. We believe that the net impact of this change, even after an increase in taxes on the additional revenue, will positively impact our cash flow.

    - CASINO MAGIC BAY ST. LOUIS AND BOOMTOWN BILOXI--Casino Magic Bay St. Louis and Boomtown Biloxi provide us with the opportunity to cross-sell to a large database of local casino customers. Each of the properties has operated in the Gulf Coast market for over 6 years. We believe the properties have loyal employee and local customer bases, and offer superior customer service through focused marketing and promotional campaigns. While both properties are primarily aimed at local residents, we feel that Casino Magic Bay St. Louis provides us with the ability to create a regional destination property where we can reward loyal customers from any Penn National facility with a quality casino, hotel and golf experience. We have established a plan to add a new 300-room hotel, new restaurants and a reconfigured gaming floor at Casino Magic Bay St. Louis collectively anticipated to cost $35 million and be completed within two years. Construction on the hotel began in April 2001. We intend to drive our returns on invested capital at Casino Magic Bay St. Louis by cross-selling the expanded property to customers in the databases of all of the Penn National facilities.

    - PENN NATIONAL RACE COURSE AND POCONO DOWNS AND THEIR OTWS--We believe that our racetracks and OTWs will continue to provide us with strong, stable cash flows. While pari-mutuel operations are an increasingly smaller component of our business, the pari-mutuel business may provide us with significant upside if certain legislative initiatives are adopted. These initiatives include permitting OTW and account wagering in New Jersey and at-home wagering, including telephone wagering, throughout the country. Coupled with our existing OTWs, these initiatives would provide us with significant high growth, high margin opportunities. Additionally, we have implemented a casino style customer tracking system throughout our pari-mutuel facilities that should permit us to increase customer loyalty and attract new customers.

    - CASINO ROUGE AND CASINO RAMA--Our purchase of the CRC gaming division continues our strategy of acquiring strong assets in emerging gaming markets at attractive valuations. The Casino Rouge caters to a local and, we believe, loyal customer base. The property continues to be the market leader in Baton Rouge in gaming revenue and admissions. We intend to cross-sell the Casino Magic Bay St. Louis property to the Casino Rouge's customer base as a regional destination opportunity thereby generating additional returns on our Bay St. Louis investment. Casino Rama draws its customers from the Toronto metropolitan area and has been successful in drawing patrons through targeted bus and marketing programs. A 5,000-seat entertainment complex and 300-room hotel are currently under construction at the property. We anticipate that this expansion will increase the average customer's length of stay, as there is a lack of overnight accommodations in the area. The Casino Rama operating agreement provides us with an additional source of income without any capital requirements by us.

THE CHARLES TOWN ENTERTAINMENT COMPLEX

    The Charles Town Entertainment Complex is located in Charles Town, West Virginia, and is a leading gaming facility in the Baltimore, Maryland and Washington, D.C. area. The facility is approximately a 60-minute drive from Baltimore and a 70-minute drive from Washington, D.C. There is a total population of approximately 3.1 million persons within a 50-mile radius, and approximately 10.0 million persons within a 100-mile radius of the Charles Town Entertainment Complex, of which approximately 7.2 million persons are over the age of 20. The average household income within this 100-mile radius is approximately $66,000 a year.

    The Charles Town Entertainment Complex features gaming machines, live racing, simulcast wagering and dining. Since we began operating gaming machines at the facility in September 1997, we have experienced strong growth at the facility and have increased the number of gaming machines from 400 machines at September 1997 to 1,974 at March 2001. Currently, there is no statutory cap on the number of gaming machines that may be installed at a location, although any increases in the number of gaming machines is subject to regulatory approval. Given the success of the Charles Town Entertainment Complex, we have undertaken certain property enhancements and have formulated plans for other improvements. Specifically, in November 2000, we completed our expansion of the gaming facility to nearly 60,000 square feet of gaming space, opened a new 150-seat restaurant and bar and increased the number of gaming machines at the facility from 1,500 to approximately 2,000 machines. In the next phase of the expansion, which we anticipate completing by early 2003, we intend to construct additional gaming space, a structured parking facility, a 300-room hotel with meeting rooms and conference space and an entertainment venue, at an estimated cost of $55 million.

    Of the 1,974 machines at March 31, 2001, approximately 1,300 machines are coin out gaming machines that we installed since the passage of legislation in West Virginia in April 1999 permitting this type of gaming machine. The remaining gaming machines are dollar bill-fed video gaming machines that replicate traditional spinning reel gaming machines and video card games, such as blackjack and poker. We intend to convert some or all of the remaining video gaming machines to coin out spinning reel machines and hope to increase the total number of gaming machines beyond our current level, pending approval by the West Virginia Lottery Commission. On April 21, 2001, the West Virginia legislature passed a law increasing the maximum per pull wagering limit for gaming machines operated

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in the state from $2 per pull to $5 per pull. We are in the process of reconfiguring our gaming machines for this change and expect to begin operating machines with the new wagering limit in July 2001. Revenues resulting from the limit increase are subject to taxes at a slightly higher rate. We believe that the net impact of these legislative changes will positively impact our cash flow.

    Our marketing efforts at the Charles Town Entertainment Complex include print and radio advertising and are focused on the Washington, D.C., Baltimore, Maryland, Northern Virginia, Eastern West Virginia and Southern Pennsylvania markets. In 1999, we installed a computerized player tracking system called Player's Choice at the Charles Town Entertainment Complex. This system has helped to further refine our marketing efforts and our database now consists of approximately 126,000 players as of February 1, 2001. Our marketing efforts also include a bus program and cash and merchandise give-aways.

THE MISSISSIPPI PROPERTIES

    The Mississippi Gulf Coast has a long tradition as a vacation destination. Boomtown Biloxi and Casino Magic Bay St. Louis are within 65 and 46 miles of New Orleans, Louisiana and 63 and 90 miles of Mobile, Alabama, respectively. The Gulf Coast area draws an estimated two million visitors annually, primarily from Louisiana, Mississippi, Alabama, Florida and Georgia. The Gulf Coast area also boasts a local population of approximately 350,000, of which 66% are over the age of 20, an average household income of approximately $33,000 and a median age of 33. Approximately 6.3 million people live within a 200-mile radius around Biloxi and Bay St. Louis with an average age of 32. Gross casino gaming revenues on the Mississippi Gulf Coast totaled approximately $1,030 million and $814 million in 1999 and 1998, respectively, a year over year increase of approximately 27%.

CASINO MAGIC BAY ST. LOUIS CASINO AND RESORT

    The Casino Magic Bay St. Louis casino and resort commenced operation in September 1992, as the first dockside casino in Mississippi to operate on a barge rather than a traditional riverboat. The casino is located on a 17-acre marina with the adjoining land-based facilities situated on 591 acres. Casino Magic Bay St. Louis offers approximately 39,500 square feet of gaming space, with approximately 1,163 slot machines and 38 table games. The three story land-based building houses a steak and seafood restaurant, buffet-style restaurant, cafe, gift shop and live entertainment lounge. The property has a 200-room hotel that includes 24 suites, banquet and meeting space and an outdoor pool. The Casino Magic Bay St. Louis complex also includes an 1,800 seat arena for concerts and sporting events, a 100-space recreational vehicle park, a child entertainment center, and the Bridges Golf Resort, an 18-hole Arnold Palmer-designed championship golf course that includes a clubhouse, pro shop, and a casual dining restaurant.

    We are planning a number of focused enhancements to the Casino Magic Bay St. Louis property, including plans to construct a 300-room hotel adjacent to the property that we anticipate could be completed by mid 2002. We believe that the new hotel will enhance mid-week business at the facility and will geographically extend the casino's target market. Construction on the hotel began in April 2001. We also are planning to add two new restaurant venues to the property to meet customer needs, to improve access to the gaming floor by adding new escalators and elevators and to expand available parking facilities.

    Casino Magic Bay St. Louis is located 1.5 miles north of U.S. Highway 90, approximately nine miles south of Interstate 10, the main thoroughfare connecting New Orleans, Louisiana and Mobile, Alabama.

BOOMTOWN BILOXI CASINO

    Boomtown Biloxi commenced operations in July 1994 and occupies nine acres on Biloxi, Mississippi's historic back bay. The dockside property consists of a land-based facility which houses all non-gaming operating space and an approximately 33,600 square foot casino constructed on a 400 by 100-foot barge permanently moored to the land-based building. There is approximately 14,000 square feet on the barge that remains available for development. The casino offers 1,142 gaming machines, 27 table games and other non-gaming amenities including a full service buffet/menu service restaurant, a 120 seat deli-style restaurant, a full-service bakery, a western dance hall/cabaret and a 20,000 square foot family entertainment center. The western-themed family entertainment center, complete with a dynamic motion theater, distinguishes Boomtown Biloxi from other casinos on the Mississippi Gulf Coast as a destination offering entertainment for the entire family.

    Boomtown Biloxi offers gaming and entertainment amenities to primarily middle income, value-oriented customers. The casino has an "old west" theme with western memorabilia in its interior decor, country/western music and employees dressed in western attire. We believe Boomtown Biloxi has a relaxed and friendly environment and a broad and loyal customer base. We intend to continue to focus on this target market by providing moderately priced, high value amenities and by utilizing a broad array of marketing programs, including charter flights and bus programs, among others.

    Boomtown Biloxi is located one-half mile from Interstate 110, the main highway connecting Interstate 10 and the Gulf of Mexico. Interstate 10 is the main thoroughfare connecting New Orleans, Louisiana and Mobile, Alabama. According to the Mississippi Department of Transportation, over 12 million vehicles travel past the Boomtown Biloxi site on Interstate 110 each year. The site is easily accessible by car when approaching from the north due to its immediate proximity to the Interstate 110 spur from Interstate 10, which provides the bulk of traffic to the Gulf Coast region. Boomtown Biloxi is constructed in the Back Bay and is the first casino visible to auto traffic traveling south on Interstate 110.

    We have an exclusive license to use the Boomtown Biloxi name, logo and internet world wide web address. The term of the license is contingent upon certain events, but in no event will it be for less than two years from August 2000. If our license to use the Boomtown Biloxi name expires, we would have to identify an alternative name for this casino.

CASINO ROUGE

    Our wholly-owned subsidiary, Louisiana Casino Cruises, Inc., or LCCI, owns and operates Casino Rouge, a Baton Rouge, Louisiana riverboat gaming facility. The Casino Rouge opened on December 28, 1994, and is one of two riverboat gaming facilities authorized to operate in Baton Rouge. For fiscal year 1999, LCCI's share of the Baton Rouge gaming market was 61.7% of casino revenues and 59.2% of admissions, as reported by the Louisiana Gaming Control Board.

    The Casino Rouge features a four-story, 47,000 square foot riverboat casino, replicating a 19th century Mississippi River paddlewheel steamboat, and a two-story, 58,000 square foot dockside embarkation building. The riverboat has a capacity of 1,800 customers and emphasizes spaciousness with its ample aisle space, 15-foot ceilings, a large central atrium and specially designed lighting. The overall effect avoids the cramped atmosphere found in many riverboat casinos. Patrons are offered a selection of 980 gaming machines and 42 table games in 28,000 square feet of gaming space spread over three decks. The dockside embarkation facility offers a panoramic view of the Mississippi River and features a variety of amenities, including a 268-seat "International Marketplace Buffet," an array of food, bar and lounge areas, meeting and planning space and a gift shop. All of the facilities are open seven days a week, 24 hours a day.

    The 23-acre site is located on the east bank of the Mississippi River in the East Baton Rouge Downtown Development District less than one-quarter mile from the state capital complex. The site is within approximately one mile of both Interstate 10 and Interstate 110, two major highways in the area. In addition, the site has convenient parking for approximately 1,650 cars adjacent to the embarkation facility.

CASINO RAMA

    CHC Casinos Canada Limited, our wholly-owned subsidiary, operates Casino Rama on behalf of the Ontario Lottery and Gaming Corporation under a Development and Operating Agreement with the Mnjikaning First Nation, the Ontario Lottery and Gaming Corporation and certain other parties. Casino Rama is a full service gaming and entertainment facility located on the lands of the Mnjikaning First Nation near Orillia, Ontario approximately 90 miles north of Toronto, Ontario. Casino Rama consists of 75,000 square feet of gaming space that includes 2,202 gaming machines and 122 table games. The casino opened in July of 1996 and is open 24 hours a day, 7 days a week. There is an adult population of approximately 1.1 million persons within 100-miles of Casino Rama.

    The Development and Operating Agreement under which CHC Casinos operates the facility sets out the duties, rights and obligations of CHC Casinos. As the operator, CHC Casinos is entitled to a base fee equal to two percent of gross revenues of the casino and an incentive fee equal to five percent on the casino's net operating margin. The agreement terminates on July 31, 2011, unless otherwise terminated earlier in accordance with the termination provisions of the Development and Operating Agreement. The Ontario Lottery and Gaming Corporation has the option to extend the term of the Development and Operating Agreement and CHC Casinos' appointment as operator for two successive periods of five years commencing on August 1, 2011.

    Under a Casino Rama Expansion Project and Development Agreement dated
June 12, 2000 among the Ontario Lottery and Gaming Corporation, Mnjikaning First Nation, CRC, CHC Casinos and certain other parties, the parties have agreed that certain components of Casino Rama will be renovated and expanded, including the construction of a 5,000 seat entertainment center expected to open in July 2001 and a 300-room hotel expected to open in February 2002 located near the casino. The majority of the capital necessary for this expansion will be financed by an affiliate of the Mnjikaning First Nation to be repaid out of the revenue of Casino Rama pursuant to the terms of the Development and Operating Agreement.

RACING AND PARI-MUTUEL OPERATIONS

    Our racing and pari-mutuel revenues are derived from:

    - wagering on our live races at our racetracks, at our OTWs, at other Pennsylvania racetracks and their OTWs and through telephone account wagering, as well as wagering at our racetracks on certain stakes races run at out-of-state racetracks;

    - wagering on full-card import simulcasts at our racetracks and OTWs and through telephone account wagering; and

    - fees from wagering on export simulcasting our races at out-of-state locations.

    We also derive revenues from admissions, program sales, food and beverage sales and concessions and certain other ancillary activities.

    Pari-mutuel wagering on thoroughbred or harness racing is pooled wagering in which a pari-mutuel wagering system totals the amounts wagered and adjusts the payouts to reflect the relative amounts bet on different horses and various possible outcomes. The pooled wagers are paid out to bettors as winnings in accordance with the payoffs determined by the pari-mutuel wagering system, paid to the applicable regulatory or taxing authorities and distributed to the track's horsemen in the form of "purses" which encourage owners and trainers to enter their horses in that track's live races. The balance of the pooled wagers is retained by the wagering facility. Pari-mutuel wagering is currently authorized in more than 40 states in the United States, all provinces in Canada and approximately 100 other countries around the world.

    We are seeking to increase wagering by broadening our customer base and increasing the wagering activity of our existing customers. To attract new customers, we seek to increase the racing knowledge of our customers through our television programming, and by providing "user friendly" automated wagering systems and comfortable surroundings. We also seek to attract new customers by offering various types of promotions including family fun days, premium give-away programs, contests and handicapping seminars.

LIVE RACING

    THE PENN NATIONAL RACE COURSE. The Penn National Race Course is located on approximately 225 acres approximately 15 miles northeast of Harrisburg, 100 miles west of Philadelphia and 200 miles east of Pittsburgh. There is a total population of approximately 1.4 million persons within a radius of approximately 35 miles around the Penn National Race Course and approximately 2.2 million persons within a 50-mile radius. The property includes a one-mile all-weather thoroughbred racetrack and a 7/8-mile turf track. The property also includes approximately 400 acres surrounding the Penn National Race Course that are available for future expansion or development.

    POCONO DOWNS. Pocono Downs is located on approximately 400 acres in Plains Township, outside Wilkes-Barre, Pennsylvania. There is a total population of approximately 785,000 persons within a radius of approximately 35 miles around Pocono Downs and approximately 1.5 million persons within a 50-mile radius. The property includes a 5/8-mile all-weather, lighted harness track.

    THE CHARLES TOWN RACES. The Charles Town Races at the Charles Town Entertainment Complex is located on a portion of a 250-acre parcel in Charles Town, West Virginia. The property includes a 3/4-mile thoroughbred racetrack. The property surrounding the Charles Town Entertainment Complex, including the site of the former Shenandoah Downs Racetrack, is available for future expansion or development. In addition, we have a right of first refusal for an additional 250 acres that are adjacent to the Charles Town Entertainment Complex.

OTWS

    Our OTWs provide areas for viewing import simulcasts and televised sporting events, placing pari-mutuel wagers and dining. The facilities also provide convenient parking. We presently operate 11 of the 20 OTWs now open in Pennsylvania. There are two remaining OTWs that have been authorized in Pennsylvania for our competitors. Some states, such as New York, operate off-track betting locations that are independent of racetracks. Under the Pennsylvania Racehorse Industry Reform Act, only licensed racing associations, such as Penn National, can operate OTWs or accept customer wagers on simulcast races at Pennsylvania racetracks. The following is a list of our OTW locations:

FACILITY/LOCATION                                             DATE OPENED
-----------------                                             -----------
PENN NATIONAL FACILITIES:
Reading, PA................................................  May 1992
Chambersburg, PA...........................................  April 1994
York, PA...................................................  March 1995
Lancaster, PA..............................................  July 1996
Williamsport, PA...........................................  February 1997
Johnstown, PA..............................................  September 1998

POCONO DOWNS FACILITIES:
Erie, PA...................................................  May 1991
Allentown, PA..............................................  July 1993
Carbondale, PA.............................................  March 1998
Hazleton, PA...............................................  March 1998
East Stroudsburg, PA.......................................  July 2000

    We have been transmitting simulcasts of our races to other wagering locations and receiving simulcasts of races from other locations for wagering by our customers at our facilities year-round for more than seven years. During the year ended December 31, 2000, we received import simulcasts from approximately 96 racetracks, including premier racetracks such as Belmont Park, Church Hill Downs, Gulfstream Park, Hollywood Park, Santa Anita and Saratoga and transmitted export simulcasts of our races to approximately 116 locations.

TELEPHONE ACCOUNT WAGERING/INTERNET WAGERING

    In 1983, we pioneered Telebet-Registered Trademark-, Pennsylvania's first telephone account wagering system. A Telebet customer opens an account by depositing funds with us. Account holders can then place wagers by telephone on Penn National races and import simulcast races to the extent of the funds on deposit in the account; any winnings are posted to the account and are available for withdrawal or future wagers. In December 1995, Pocono Downs instituted Dial-A-Bet-Registered Trademark-, a similar telephone account betting system.

    eBetUSA.com, Inc., our wholly owned subsidiary, is a closed-loop, subscriber-based system that operates a pari-mutuel wagering platform across the Internet. eBetUSA.com operates in selected jurisdictions with the approval of the Pennsylvania State Horse Racing Commission and the Pennsylvania State Harness Racing Commission. The website technology is provided under a license agreement with eBet Limited of Australia.

    In April 2001 we entered into an agreement with Playboy.com, Inc., a wholly owned subsidiary of Playboy Enterprises, Inc., to develop PlayRacingUSA.com, an online pari-mutuel horseracing wagering site. Under the terms of the agreement, we are responsible for day-to-day operations of the site and Playboy will be responsible for marketing related services, user interface, design and content. The site is expected to begin operations in the third quarter of 2001 and will be licensed and operated in

Pennsylvania. Bettors from around the world will be able to access the site, however, the site will have safeguards to prevent the acceptance of wagering from jurisdictions where online pari-mutuel wagering is prohibited.

NEW JERSEY JOINT VENTURE--PENNWOOD RACING, INC.

    On October 30, 1998, we formed a 50%-50% joint venture with Greenwood New Jersey, Inc., a subsidiary of Greenwood Racing, Inc. (the owner of Philadelphia Park Race Track) to acquire certain assets of Garden State Park and Freehold Raceway from International Thoroughbred Breeders, Inc. In January 1999, Greenwood New Jersey consummated the acquisition on behalf of the joint venture. On July 29, 1999, after receiving New Jersey Racing Commission approval, we completed our investment in the New Jersey joint venture through our interest in Pennwood Racing, Inc. The purchase price for the acquisition was $46 million, however, if the joint venture receives various approvals for off-track wagering or phone betting in New Jersey, it will be required to pay additional purchase price of up to $10 million.

    Through our interest in Pennwood Racing, Inc., we own Freehold Raceway in Freehold, New Jersey and held a leasehold interest in Garden State Park in Cherry Hill, New Jersey. Freehold Raceway is located on a 51-acre site in western Monmouth County, New Jersey and is the nation's oldest harness track. Daytime racing has been conducted at Freehold Raceway since 1853; pari-mutuel wagering commenced in 1941. The grandstand at Freehold Raceway is an approximately 150,000 square foot, five level, steel frame, enclosed, fully heated and air conditioned facility constructed in 1986 that can accommodate up to 10,000 spectators. The grandstand also has a sit-down restaurant and seven concession stands. Freehold Raceway is located less than 50 miles from New York City and less than 30 miles from Princeton and Trenton, New Jersey.

    On November 30, 2000, the owner of Garden State Park, International Thoroughbred Breeders, Inc., announced that it had completed the sale of the Garden State Park property, excluding a 10-acre parcel owned by our joint venture, to Realen-Turnberry Cherry Hill, LLC. As a result of the sale and a decision by the new owner to develop the property for non-racing uses, our joint venture's lease at Garden State Park was terminated on May 29, 2001 and Garden State Park was closed. We do not believe that the termination of the Garden State Park lease and the cessation of racing at that facility has had or will have a material adverse effect on our business, financial conditions or results of operations.

    We have agreed to guarantee up to 50% of the obligations of the New Jersey joint venture, including, but not limited to, the $10 million contingent purchase price due to International Thoroughbred Breeders if the joint venture receives various approvals for off-track wagering or phone betting in New Jersey, and the obligations of the joint venture under its original $23 million credit facility with Commerce Bank, N.A.

AGREEMENTS WITH HORSEMEN AND PARI-MUTUEL CLERKS

    We have agreements with the horsemen at each of our racetracks. The continuation of these agreements is required to allow us to conduct live racing and export and import simulcasting. In addition, our simulcasting agreements are subject to the horsemen's approval.

    In February 1999, the Pennsylvania Thoroughbred Horsemen stopped racing at Penn National Race Course and withdrew their permission for us to import simulcast races from other racetracks, resulting in the closure of Penn National Race Course and six of our OTW facilities. As a result of the closure, our operations at Penn National Race Course were suspended for more than five weeks, we lost 46 race days at Penn National Race Course, and it took nearly six months from the beginning of the action before we returned to pre-action levels of operations. In March 1999, we signed a new agreement with the Pennsylvania Thoroughbred Horsemen that has an initial term that expires on January 1, 2004.

    In December 1999, we signed a new horsemen agreement with the Pennsylvania Harness Horsemen that expires on January 16, 2003. We also have an agreement with the Charles Town Horsemen that expires on December 31, 2002.

    In addition to our horsemen agreements, in order to operate gaming machines in West Virginia, we are required to enter into written agreements regarding the proceeds of our gaming machines at the Charles Town Entertainment Complex with the pari-mutuel clerks at Charles Town. Our agreement with the pari-mutuel clerks at Charles Town expires on December 31, 2004.

    In addition, our New Jersey joint venture, Pennwood Racing, must maintain written agreements with the horsemen at Freehold Raceway in order to simulcast races to the Atlantic City casinos. Horsemen agreements are currently in effect at this facility.

OPTION TO MANAGE THE CHARLESTOWN ENTERTAINMENT COMPLEX

    We acquired the Charles Town Entertainment Complex by exercising an option previously held by a subsidiary of Showboat, Inc., now a wholly owned subsidiary of Harrah's Entertainment, Inc. In assigning the option, Showboat retained the right to operate a casino at the Charles Town Entertainment Complex in return for a management fee, to be negotiated at the time of exercise, based on reasonable rates payable for similar properties. The express terms of the Showboat option do not specify what activities at the Charles Town Entertainment Complex would constitute operation of a casino. We do not believe that our installation and operation of gaming devices linked to the West Virginia lottery at the Charles Town Entertainment Complex constitutes the operation of a casino under the Showboat option or under West Virginia law or triggers Showboat's right to exercise the Showboat option. The rights under the Showboat option extend until November 2001.

EMPLOYEES AND LABOR RELATIONS

    As of April 30, 2001, we had 8,312 permanent employees, of whom 6,425 were full-time and 1,887 were part-time. Our employees in the admissions department and pari-mutuel department at Penn National Race Course, Pocono Downs and our OTWs are represented under collective bargaining agreements between us and the Sports Arena Employees' Union Local 137. The agreements extend until
September 30, 2002 for track employees and September 30, 2001 for OTW employees. The pari-mutuel clerks at Pocono Downs voted to unionize in June 1997. We have held negotiations with this union, but do not have a contract to date. The failure to reach an agreement with this union would not result in the suspension or termination of our license to operate live racing at Pocono Downs or to conduct simulcast or OTW operations.

    In order to operate gaming machines in West Virginia, we are required to enter into written agreements regarding the proceeds of the gaming machines with a representative of a majority of the horse owners and trainers, a representative of a majority of the pari-mutuel clerks and a representative of a majority of our horse breeders. We have an agreement with the Charles Town Horsemen that expires on December 31, 2002. The pari-mutuel clerks at Charles Town are represented under a collective bargaining agreement with the West Virginia Division of Mutuel Clerks, which expires on December 31, 2004.

COMPETITION

    GAMING OPERATIONS

    The gaming industry is highly fragmented and characterized by a high degree of competition among a large number of participants, many of which have financial and other resources that are greater than our resources. Competitive gaming activities include casinos, video lottery terminals and other forms of legalized gaming in the United States and other jurisdictions.

    Legalized gambling is currently permitted in various forms throughout the United States and in several Canadian provinces. Other jurisdictions within the United States and Canada may legalize gaming in the near future through the introduction of proposals to legalize gaming in their legislatures. In addition, established gaming jurisdictions could award additional gaming licenses or permit the expansion of existing gaming operations. New or expanded operations by other persons can be expected to increase competition for our gaming operations and could have a material adverse impact on us.

    CHARLES TOWN, WEST VIRGINIA. Our gaming machine operations at the Charles Town Entertainment Complex face competition from other gaming machine venues in West Virginia and in neighboring states (including Dover Downs, Delaware Park and Harrington Raceway in Delaware and the casinos in Atlantic City, New Jersey). These venues also offer significantly higher stakes for their gaming machines than in West Virginia. Atlantic City, New Jersey does not have a per-pull limit on its gaming machines, while Delaware has a $25 per-pull limit. Per-pull limits in West Virginia are only $5 per gaming machine. In addition to existing competition, both Pennsylvania and Maryland have in the past considered legislation to expand gaming in their respective states. The failure to attract or retain gaming machine customers at the Charles Town Entertainment Complex, whether arising from such competition or from other factors, could have a material adverse effect on our business, financial condition and results of operations.

    MISSISSIPPI GULF COAST. Dockside gaming has grown rapidly on the Mississippi Gulf Coast, increasing from no dockside casinos in March 1992 to 12 operating casinos as of December 31, 2000. Nine of these facilities are located in Biloxi, two are located in Gulfport and one is located in Bay St. Louis. Our Mississippi casino operations have numerous competitors, many of which have greater name recognition, and financial and marketing resources than we have. Competition in the Mississippi gaming market is significantly more intense than the competition our gaming operations face in West Virginia, Louisiana and Ontario, Canada or our pari-mutuel operations face in Pennsylvania and New Jersey. We cannot be sure that we will succeed in the competitive Mississippi Gulf Coast gaming market. The failure to do so would have a material adverse effect on our business, financial condition and results of operations.

    Mississippi law does not limit the number of gaming licenses that may be granted. A number of operators have completed or announced new construction or expansions of existing casinos that will directly compete with us. The development of the Biloxi and Gulf Coast gaming markets has resulted in market dilution and any additional casinos could dilute gaming win even further, each of which could have a material adverse effect on our operations.

    LOUISIANA. Our operation of the Casino Rouge riverboat faces competition from land-based and riverboat casinos throughout Louisiana and on the Mississippi Gulf Coast, casinos on Native American lands and from non-casino gaming opportunities within Louisiana. The Louisiana Riverboat Economic Development and Gaming Control Act limits the number of gaming casinos in Louisiana to fifteen riverboat casinos statewide and one land-based casino in New Orleans. Fourteen of the fifteen available riverboat licenses are currently issued and the fifteenth license is currently under consideration. None of the three applicants for the fifteenth license under consideration plan to operate in Baton Rouge.

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    The principal competitor to the Casino Rouge is the Belle of Baton Rouge, owned by Argosy Gaming, which is the only other licensed riverboat casino in Baton Rouge. In February 2001, Argosy opened a new 300-room Sheraton hotel at the casino. We also face competition from three major riverboat casinos and one land-based casino in the New Orleans area, which is 75 miles from Baton Rouge, and from three Native American casinos in Louisiana. The two closest Native American casinos are land-based facilities located approximately 45 miles southwest and approximately 65 miles northwest of Baton Rouge. We also face competition from several truck stop gaming facilities located in certain surrounding parishes that are authorized to operate up to 50 video poker machines each. We may face competition from Louisiana horse racing facilities some of which have been authorized to operate gaming machines.

    ONTARIO. Our operation of Casino Rama through our wholly-owned subsidiary, CHC Casinos Canada Limited, faces competition in Ontario from a number of casinos and racetracks with gaming machine facilities. Currently, there are two other commercial casinos, five charity casinos and thirteen racetracks with gaming machines in the Province of Ontario. In 2001, two additional racetracks in Ontario are planning to open gaming machine facilities. All of the casinos and gaming machine facilities are operated on behalf of the Ontario Lottery and Gaming Corporation, an agency of the Province of Ontario. The Ontario Lottery and Gaming Corporation also operates several province-wide lotteries.

    Casino Rama is located near Orillia, Ontario, approximately 90 miles north of Toronto. Currently, there are five racetracks with gaming machine facilities and one charity casino within a 150-mile radius of Casino Rama. The charity casino has 40 gaming tables and 450 gaming machines. The number of gaming machines at the racetracks range from 100 to 1,700 each. Woodbine Racetrack, located approximately 95 miles from Casino Rama, near Toronto, has 1,700 gaming machines.

    There is an interim commercial casino located in Niagara Falls, Ontario, 80 miles southwest of Toronto with approximately 135 gaming tables and 2,000 gaming machines. It is contemplated that Niagara Falls will have a permanent casino with a similar number of gaming tables and gaming machines as the interim casino that is scheduled to be completed by the spring of 2002. In addition, it has been proposed in connection with the City of Toronto's waterfront revitalization project that a casino be located in downtown Toronto. However, there are no definitive plans for the development of such a casino.

    RACING AND PARI-MUTUEL OPERATIONS

    Our racing and pari-mutuel operations face significant competition for wagering dollars from other racetracks and OTWs (some of which also offer other forms of gaming), other gaming venues such as casinos and state-sponsored lotteries, including the Pennsylvania, New Jersey, Delaware and West Virginia lotteries. We may also face competition in the future from new OTWs or from new racetracks. From time to time, states consider legislation to permit other forms of gaming. If additional gaming opportunities become available in or near our racing and pari-mutuel operations, such gaming opportunities could have a material adverse effect on our business, financial condition and results of operations.

    Our OTWs compete with the OTWs of other Pennsylvania racetracks, and new OTWs may compete with our existing wagering facilities. Our competitors have a number of OTW facilities that are relatively close in distance to our OTWs. Although only two competing OTWs remain authorized by law for future opening, the opening of a new OTW in close proximity to our existing or future OTWs could have a material adverse effect on our business, financial condition and results of operations.

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PROPERTIES

    The following describes our principal real estate properties:

    CHARLES TOWN ENTERTAINMENT COMPLEX. We own a 250-acre parcel in Charles Town, West Virginia, a portion of which contains the Charles Town Entertainment Complex. The property also includes a 3/4-mile thoroughbred racetrack and an enclosed grandstand/clubhouse. We have a right of first refusal for an additional 250 acres that are adjacent to the facility.

    CASINO MAGIC BAY ST. LOUIS. We own approximately 591 acres in the city of Bay St. Louis, Mississippi, including the 17-acre marina where the gaming barge is moored. The property includes an 18-hole golf course, a hotel, and other land-based facilities, all of which we own.

    BOOMTOWN BILOXI. We lease substantially all of the 19 acres on which Boomtown Biloxi is located under a 99-year lease that began in 1994. The lease stipulates base rent based on gaming revenue with a minimum of $500,000 and a maximum of $2 million annually, plus 5 percent of gaming revenues in excess of $25 million but less than $50 million. If gaming revenue exceeds $50 million dollars, the percentage rent increases to 11% of all gaming revenue over $50 million. For the year ended December 31, 2000, rental payments totaled
$3.8 million. In addition, we lease property for parking under several lease agreements ranging from 10 to 25 years. We also lease approximately 5.1 acres of submerged tidelands at the casino site from the State of Mississippi under a ten-year lease with a five-year option to renew. We own the barge on which the casino is located and all of the land-based facilities.

    CASINO ROUGE. LCCI owns five acres of a 23-acre site on the east bank of the Mississippi River in the East Baton Rouge Downtown Development District less than one-quarter mile from the state capital complex. The remaining 18 acres of the site are currently leased. The property site serves as the dockside embarkation for the Casino Rouge and features a two-story, 58,000 square foot building. The Casino Rouge is a four-story 47,000 square foot riverboat casino.

    CASINO RAMA. Under the Development and Operating Agreement among the Ontario Lottery and Gaming Corporation, the Mnjikaning First Nation, CRC, CHC Casinos and certain other parties, CHC Casinos operates Casino Rama on behalf of the Ontario Lottery and Gaming Corporation. CRC and its wholly owned subsidiary, CHC Casinos, the operator of Casino Rama, do not own any of the land located at or near the casino. In addition, Casino Rama's facilities and equipment are owned by the Ontario Lottery and Gaming Corporation. The Ontario Lottery and Gaming Corporation has a long-term ground lease with an affiliate of the Mnjikaning First Nation, for the land on which Casino Rama is situated. Under the Development and the Operating Agreement, CHC Casinos has been granted a license coupled with an interest in land pursuant to which it, as the operator, has been granted full access to Casino Rama during the term of the Development and Operating Agreement to perform its services under the Agreement.

    PENN NATIONAL RACE COURSE. We own approximately 225 acres in Grantville, Pennsylvania where the Penn National Race Course is located. The property includes a one mile all-weather thoroughbred racetrack and a 7/8-mile turf track. The property also includes approximately 400 acres surrounding the Penn National Race course that are available for future expansion or development.

    POCONO DOWNS. We own approximately 400 acres in Plains Township, outside of Wilkes-Barre, Pennsylvania where Pocono Downs is located. The property includes a 5/8-mile all weather, lighted harness track, a grandstand and a clubhouse. A two-story 14,000 square foot building that houses the Pocono Downs office is also located on the property.

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    FREEHOLD RACEWAY.  Through our joint venture, we own a 51-acre site in
Freehold in Western Monmouth County, New Jersey where Freehold Raceway in located. The property features a half-mile oval harness track and a 150,000 square foot grandstand.

    OTWS. We own four of our existing OTW facilities and lease the remaining seven facilities.

    OTHER. We lease 6,674 square feet of office space in an office building in Wyomissing, Pennsylvania for our executive offices. The office building is owned by an affiliate of Peter M. Carlino, our Chairman and Chief Executive Officer. We also lease an aircraft from a company owned by one of our directors. We believe that the lease terms for both the executive office and aircraft are not less favorable than such lease terms that could have been obtained from unaffiliated third parties.

LEGAL PROCEEDINGS

    We are from time to time involved in litigation that we believe is ordinary and customary in our industry. We do not believe that any of our pending or threatened litigation will result in an outcome that will materially affect our business, financial condition or results of operations.

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                                   REGULATION

GENERAL

    We are subject to federal, state, local and, in Canada, provincial regulations related to our current live racing, pari-mutuel, gaming machine and casino operations. The following description of the regulatory environment in which we operate is only a summary and not a complete recitation of all applicable regulatory laws. Moreover, our current and proposed operations could be subjected at any time to additional or more restrictive regulations, or banned entirely.

WEST VIRGINIA RACING AND GAMING REGULATION

    Our operations at the Charles Town Entertainment Complex are subject to regulation by the West Virginia Racing Commission under the West Virginia Horse and Dog Racing Act, and by the West Virginia Lottery Commission under the West Virginia Racetrack Video Lottery Act. The powers and responsibilities of the West Virginia Racing Commission under the West Virginia Horse and Dog Racing Act extend to the approval and/or oversight of all aspects of racing and pari-mutuel wagering operations. We have obtained from the West Virginia Racing Commission a license to conduct racing and pari-mutuel wagering at the Charles Town Entertainment Complex. Pursuant to the West Virginia Racetrack Video Lottery Act, we have obtained approval for and currently are operating approximately 2,000 gaming machines and video lottery terminals at the Charles Town Entertainment Complex. In addition to licensing, in West Virginia, the legality of gaming machine operation in a particular county is determined by local option election in the county where the racetrack is located. The West Virginia Racetrack Video Lottery Act further provides that 5% of the qualified voters in the county where gaming machines have been permitted by local option election can petition for another election that may be held no sooner than five years after the first election.

    The West Virginia Racetrack Video Lottery Act provides that the transfer of more than 5% of the voting stock of a corporation that holds a gaming machine license, or that controls another entity that holds such a license, or the transfer of the assets of a license holder may only be to persons who have met the licensing requirements of the West Virginia Racetrack Video Lottery Act or which transfer has been pre-approved by the West Virginia Lottery Commission. Any transfer that does not comply with this requirement voids the license.

    The issuance of the Series A notes were approved by the West Virginia Lottery Commission and the West Virginia Racing Commission.

    On April 21, 2001, the West Virginia legislature passed a law increasing the maximum per pull wagering limit for gaming machines operated in the state from $2 per pull to $5 per pull. We are in the process of reconfiguring our gaming machines for this change and expect to begin operating machines with the new wagering limit in July 2001. Revenues resulting from the limit increase are subject to taxes at a slightly higher rate. We believe that the net impact of these legislative changes will positively impact our cash flow.

MISSISSIPPI REGULATORY COMPLIANCE

    Our operation of the Casino Magic Bay St. Louis casino and Boomtown Biloxi casino is subject to Mississippi regulatory compliance, a summary of which is provided below.

    The ownership and operation of casino gaming facilities in Mississippi are subject to extensive state and local regulation primarily through the licensing and regulatory control of the Mississippi Gaming Commission and the Mississippi State Tax Commission. We must register and be licensed under the Mississippi Gaming Control Act, or the Mississippi Act, and our gaming operations are subject to the regulatory control of the Mississippi Gaming Commission, the Mississippi State Tax Commission and various local, city and county regulatory agencies. The Mississippi Act, which legalized

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dockside casino gaming in Mississippi, was enacted on June 29, 1990 and, effective October 29, 1991, the Mississippi Gaming Commission adopted regulations in furtherance of the Mississippi Act.

    The laws, regulations and supervisory procedures of Mississippi and the Mississippi Gaming Commission seek to: (1) prevent unsavory or unsuitable persons from having direct or indirect involvement with gaming at any time or in any capacity; (2) establish and maintain responsible accounting practices and procedures; (3) maintain effective control over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs and safeguarding assets and revenues, providing reliable record keeping and making periodic reports to the Mississippi Gaming Commission; (4) prevent cheating and fraudulent practices; (5) provide a source of state and local revenues through taxation and licensing fees; and (6) ensure that gaming licensees, to the extent practicable, employ Mississippi residents. The regulations are subject to amendment and interpretation by the Mississippi Gaming Commission.

    The Mississippi Act provides for legalized dockside gaming at the discretion of the 14 counties that either border the Gulf Coast or the Mississippi River but only if the voters in such counties have not voted to prohibit gaming in that county. Dockside gaming is permissible in nine of the 14 eligible counties in the state and gaming operations have commenced in Adams, Coahoma, Hancock, Harrison, Tunica, Warren and Washington counties. The law permits unlimited stakes gaming on permanently moored vessels on a 24-hour basis and does not restrict the percentage of space that may be utilized for gaming. There are no limitations on the number of gaming licenses which may be issued in Mississippi. The legal age for gaming in Mississippi is 21.

    We are required to submit detailed financial, operating and other reports to the Mississippi Gaming Commission and Mississippi State Tax Commission. We must report or seek approval for substantially all loans, leases, sales of securities and similar financing transactions.

    We have been investigated and on August 8, 2000, the Mississippi Gaming Commission issued us a gaming operator's license for Boomtown Biloxi and for Casino Magic Bay St. Louis. In addition, the Mississippi Gaming Commission has found certain of our key principals suitable.

    Each of our directors, officers and key employees who are actively and directly engaged in the administration or supervision of gaming, or who have any other significant involvement with our activities must be found suitable therefor, and may be required to be licensed by the Mississippi Gaming Commission. The finding of suitability is comparable to licensing, and both require submission of detailed personal financial information followed by a thorough investigation. In addition, any individual who is found to have a material relationship to, or material involvement with, us may be investigated in order to be found suitable or to be licensed as a business associate of ours. Key employees, controlling persons or others who exercise significant influence upon our management or affairs may also be deemed to have such a relationship or involvement. There can be no assurance that such persons will be found suitable by, and maintain such a suitability finding from, the Mississippi Gaming Commission. An application for licensing may be denied for any cause deemed reasonable by the Mississippi Gaming Commission. Changes in licensed positions must be reported to the Mississippi Gaming Commission. In addition to its authority to deny an application for a license, the Mississippi Gaming Commission has jurisdiction to disapprove a change in a corporate position. If the Mississippi Gaming Commission were to find a director, officer or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to suspend, dismiss and sever all relationships with such person. We would have similar obligations with regard to any person who refuses to file appropriate applications. Each gaming employee must obtain a work permit that may be revoked upon the occurrence of certain specified events.

    Mississippi statutes and regulations give the Mississippi Gaming Commission the discretion to require a suitability finding with respect to anyone who acquires any of our securities, regardless of the percentage of ownership. The current policy of the Mississippi Gaming Commission is to require

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anyone acquiring 5% or more of any voting securities of a public company with a licensed subsidiary or private company licensee to be found suitable. However, the Mississippi Gaming Commission generally permits certain "institutional" investors to beneficially own up to 15% of the voting securities of a registered public company without a finding of suitability. If the owner of voting securities who is required to be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

    Any owner of voting securities found unsuitable and who holds, directly or indirectly, any beneficial ownership of our equity interests beyond such period of time as may be prescribed by the Mississippi Gaming Commission may be guilty of a misdemeanor. Any person who fails or refuses to apply for a finding of suitability or a license within 30 days of being ordered to do so by the Mississippi Gaming Commission may be found unsuitable. We are subject to disciplinary action if we, after receiving notice that a person is unsuitable to be an owner of or to have any other relationship with us, (1) pay the unsuitable person any dividends or interest upon any of our securities or any payments or distribution of any kind whatsoever, (2) recognize the exercise, directly or indirectly, of any voting rights of our securities by the unsuitable person, or
(3) pay the unsuitable person any remuneration in any form for services rendered or otherwise, except in certain limited and specific circumstances. In addition, if the Mississippi Gaming Commission finds any owner of voting securities unsuitable, such owner must immediately surrender all securities to us, and we must purchase the securities so offered for cash at fair market value within 10 days.

    We will be required to maintain current ownership ledgers in the State of Mississippi that may be examined by the Mississippi Gaming Commission at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Mississippi Gaming Commission. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We are also required to render maximum assistance in determining the identity of the beneficial owner. We may be required to disclose to the Mississippi Gaming Commission, upon request, the identities of the holders of certain of our indebtedness. In addition, the Mississippi Gaming Commission under the Mississippi Act may, in its discretion,
(1) require holders of debt securities, including these notes, to file applications, (2) investigate such holders, and (3) require such holders to be found suitable to own such debt securities. Although the Mississippi Gaming Commission generally does not require the individual holders of obligations such as the notes to be investigated and found suitable, the Mississippi Gaming Commission retains the discretion to do so for any reason, including but not limited to a default, or where the holder of the debt instrument exercises a material influence over the gaming operations of the entity in question. Any holder of the debt securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Gaming Commission in connection with such an investigation.

    The regulations provide that we may not engage in any transaction that would result in a change of our control without the prior approval of the Mississippi Gaming Commission. Mississippi law prohibits us from making a public offering or private placement of our securities without the approval of or waiver of approval by the Mississippi Gaming Commission if any part of the proceeds of the offering is to be used to finance the construction, acquisition or operation of gaming facilities in Mississippi, or to retire or extend obligations incurred for one or more of such purposes. The Mississippi Gaming Commission has the authority to grant a continuous approval of securities offerings and has granted us such approval, subject to an annual renewal.

    Regulations of the Mississippi Gaming Commission prohibit certain repurchases of securities of publicly traded corporations registered with the Mississippi Gaming Commission without prior approval of the Mississippi Gaming Commission. Transactions covered by these regulations are generally aimed at discouraging repurchases of securities at a premium over market price from certain holders of greater than 3% of the outstanding securities of the registered publicly traded corporation. The

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regulations of the Mississippi Gaming Commission also require prior approval for a "plan of recapitalization" as defined in such regulations.

    The Mississippi Act requires that certificates representing our securities bear a legend to the general effect that the securities are subject to the Mississippi Act and regulations of the Mississippi Gaming Commission. The Mississippi Gaming Commission through the power to regulate licensees, has the power to impose additional restrictions on the holders of our securities at any time.

    We may not engage in gaming activities in Mississippi while also conducting gaming operations outside of Mississippi without approval of the Mississippi Gaming Commission. Such approvals were initially granted to us by the Mississippi Gaming Commission as part of the original licensure process, and additional approvals must be obtained on a jurisdiction-by-jurisdiction basis. The failure to obtain or retain any such approval could have a material adverse effect on us.

    We may not transfer any of our licenses and we must renew each license every three years. There can be no assurance that any of our renewal applications will be approved. The Mississippi Gaming Commission may at any time dissolve, suspend, condition, limit or restrict a license or approval to own equity interests in us for any cause it deems reasonable. We may have substantial fines levied against us in Mississippi for each violation of gaming laws or regulations. A violation under any gaming license held by us may be deemed a violation of the Mississippi licenses held by us. Suspension or revocation of the Mississippi licenses or of the Mississippi Gaming Commission's approval of us would have a material adverse effect upon our business.

    In October 1994, the Mississippi Gaming Commission adopted a regulation requiring, as a condition of licensure or license renewal, that a gaming establishment's site development plan include an approved 500-car parking facility in close proximity to the casino complex, and infrastructure facilities that amount to at least 25% of the casino cost. Such facilities may include any of the following: a 250-room hotel of at least a two star rating, as defined by the current edition of the Mobil Travel Guide; a theme park; a golf course; marinas; a tennis complex; entertainment facilities; or any other such facility as approved by the Mississippi Gaming Commission as infrastructure. Parking facilities, roads, sewage and water systems or facilities normally provided by governmental entities are excluded. The Mississippi Gaming Commission may, in its discretion, reduce the number of hotel rooms required where it is shown, to the satisfaction of the Mississippi Gaming Commission, that sufficient rooms are available to accommodate the anticipated visitor load. Such reduction in the number of rooms does not affect the 25% investment requirement imposed by the regulation. Casino Magic Bay St. Louis, Boomtown Biloxi and related facilities have complied with these requirements. In January 1999, the Mississippi Gaming Commission amended its infrastructure regulation thereby increasing the minimum level of infrastructure investment from 25% to 100% of the casino cost. However, the 100% infrastructure investment requirement would apply only to new casino developments and existing casino developments that are not in operation at the time of their acquisition or purchase, and therefore does not apply to Casino Magic Bay St. Louis and Boomtown Biloxi. In any event, Casino Magic Bay St. Louis and Boomtown Biloxi will attempt to comply with such requirements.

    License fees and taxes are payable to the State of Mississippi and to the counties and cities in which our Mississippi subsidiaries operate. One of the license fees payable to the state of Mississippi is based upon gross revenue of the licensee (generally defined as gaming receipts less payout to customers as winnings) and equals 4% of gross revenue of $50,000 or less per month, 6% of gross revenue over $50,000 and less than $134,000 per calendar month, and 8% of gross revenue over $134,000 per calendar month. The foregoing license fees are allowed as a credit against the licensee's Mississippi income tax liability for the year paid. Additionally, a licensee must pay a $5,000 annual license fee and an annual fee based upon the number of games it operates. Mississippi communities and counties may impose fees on licensees equaling 0.4% of gross revenue of $50,000 or less per calendar month, 0.6%

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of gross revenue over $50,000 and less than $134,000 per calendar month and 0.8%
of gross revenue over $134,000 per calendar month. These fees have been imposed in, among other cities and counties, Biloxi, Vicksburg, Tunica County and Coahoma County. Certain local and private laws of the State of Mississippi may impose fees or taxes on our Mississippi subsidiaries in addition to the fees described above.

    The Mississippi Gaming Commission requires, as a condition of licensure or license renewal, that casino vessels on the Mississippi Gulf Coast that are not self-propelled must be moored to withstand a Category 4 hurricane with 155 mile-per-hour winds and 15-foot tidal surge. We believe that all of our Mississippi gaming operations currently meet this requirement. A 1996 Mississippi Gaming Commission regulation prescribes the hurricane emergency procedure to be used by the Mississippi Gulf Coast casinos.

    The sale of alcoholic beverages, including beer and wine, at Casino Magic Bay St. Louis and Boomtown Biloxi is subject to licensing, control and regulation by the Mississippi State Tax Commission. The Miscellaneous Tax Division of the Mississippi State Tax Commission regulates the sale of beer and light wine. The Alcoholic Beverage Control Division of the Mississippi State Tax Commission, or the ABC, regulates the sale of alcoholic beverages containing more than 5% alcohol by weight. The ABC requires that all equity owners and managers file personal record forms and fingerprint cards for their licensing process. In addition, owners of more than 5% of Casino Magic Bay St. Louis or Boomtown Biloxi equity as well as officers and managers must submit detailed financial information to the ABC for licensing. All such licenses are revocable and are non-transferable. The Mississippi State Tax Commission has full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could, and revocation would, have a material adverse effect on the operations of Casino Magic Bay St. Louis and Boomtown Biloxi.

LOUISIANA REGULATION

    We are subject to regulation by the State of Louisiana as a result of our ownership of LCCI, the operator of the Casino Rouge riverboat.

    In July 1991, the Louisiana legislature adopted legislation permitting certain types of gaming activity on certain rivers and waterways in Louisiana. Since May 1, 1999, the Louisiana Gaming Control Board, or the Louisiana Board, has regulated such gaming activities.

    The Louisiana Riverboat Economic Development and Gaming Control Act authorized the issuance of up to fifteen licenses to conduct gaming activities on a riverboat of new construction in accordance with applicable law. However, no more than six licenses may be granted to riverboats operating from any one parish. Of the fifteen available licenses, thirteen are currently in operation, one is being relocated and one has been returned to the state.

    Riverboat gaming licenses in Louisiana are issued for an initial five-year term with five year renewals thereafter. In issuing or renewing a license, the Louisiana Board must find that the applicant is a person of good character, honesty and integrity and that the applicant is a person whose prior activities, criminal record, if any, reputation, habits and associations do not pose a threat to the public interest of the State of Louisiana or to the effective regulation and control of gaming, or create or enhance the dangers of unsuitable, unfair or illegal practices, methods and activities in the conduct of gaming or the carrying on of business and financial arrangements in connection therewith. The Louisiana Board will grant or renew a license if it finds that: (a) the applicant can demonstrate the capability, either through training, education, business experience, or a combination of the above, to operate a gaming casino; (b) the proposed financing of the riverboat and the gaming operation is adequate for the nature of the proposed operation and from a source suitable and acceptable to the Louisiana Board; (c) the applicant demonstrates a proven ability to operate a vessel of comparable size, capacity and complexity to a riverboat so as to ensure the safety of its passengers, with each employee

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being appropriately United States Coast Guard certified; (d) the applicant submits a detailed plan of design of the riverboat in its application for a license; (e) the applicant designates the docking facilities to be used by the riverboat; (f) the applicant shows adequate financial ability to construct and maintain a riverboat; and (g) the applicant has a good faith plan to recruit, train and upgrade minorities in all employment classifications.

    LCCI's original five-year gaming license for the Casino Rouge expired in July 1999. On June 15, 1999, LCCI received conditional license approval from the Louisiana Board until the completion of the investigation and approval by the Board with respect to the renewal. On March 29, 2001, in addition to approving the CRC acquisition, the Louisiana Board renewed LCCI's license through June 2005, subject to several conditions. The first condition involves the landlord of the property where Casino Rouge is located. The landlord of the property, Capitol Lake Properties, Inc., or CLP, currently receives 1.25% of gross revenues generated on the property from LCCI. On or about November 29, 2000, in accordance with indications from Louisiana regulators that the same would be a condition of its renewal, LCCI filed suit for Declaratory Judgment in the 19th Judicial District Court of Louisiana against CLP seeking a determination whether CLP, as a matter of law, must submit to the suitability investigation of the division, and what, if any, obligation CLP has under the lease agreement, to submit to suitability. The condition requires that LCCI continues to prosecute such lawsuit to final resolution and to report its progress monthly to Louisiana regulators. The other conditions imposed by the Louisiana Board have either already been complied with or are voluntary and standard procurement of employment conditions routinely imposed on licensees in the state of Louisiana.

    Other regulations imposed by the Louisiana Act or rules adopted pursuant thereto include, but are not limited to, the following: (a) LCCI, which includes CRC, must periodically submit financial and operating reports to the Louisiana Board; (b) owners holding greater than a 5% interest in LCCI must be found suitable by the Louisiana Board; (c) any individual who is found to have a material relationship to, or involvement with, LCCI may be required to be investigated for suitability; (d) if a director, officer, or key employee were found to be unsuitable, LCCI would have to sever all relationships with that person; (e) the transfer of a license or permit or an interest in a license or permit is prohibited without prior approval; (f) LCCI must notify the Louisiana Board of any withdrawals of capital, loans, advances, or distributions in excess of 5% of retained earnings upon completion of such transaction; and (g) LCCI must give prior notification to the Louisiana Board if it applies or receives, accepts or modifies the terms of any loan or other financing transaction. In some cases, the Louisiana Board will be required to investigate the reported transaction and to either approve or disapprove the transaction.

    The Louisiana Act or rules adopted pursuant thereto contain certain restrictions and conditions relating to the operation of riverboat gaming, including the following: (a) agents of the Louisiana Board are permitted on board at any time during gaming operations; (b) gaming devices, equipment and supplies may only be purchased or leased from permitted suppliers; (c) gaming may only take place in the designated gaming area while the riverboat is upon a designated river or waterway; (d) gaming equipment may not be possessed, maintained or exhibited by any person on a riverboat except in the specifically designated gaming area, or a secure area used for inspection, repair or storage of such equipment; (e) wagers may be received only from a person present on a licensed riverboat; (g) persons under 21 are not permitted on gaming vessels;
(h) except for slot machine play, wagers may be made only with tokens, chips or electronic cards purchased from the licensee aboard a riverboat; (i) licensees may only use docking facilities for which they are licensed and may only board and discharge passengers at the riverboat's licensed berth; (j) licensees must have adequate protection and indemnity insurance; (k) licensees must have all necessary federal and state licenses, certificates and other regulatory approvals prior to operating a riverboat; and (l) gaming may only be conducted in accordance with the terms of the license, the Louisiana Act and the rules and regulations adopted by the Louisiana Board.

    Fees for conducting gaming activities on a riverboat pursuant to the Louisiana Act include (i) $50,000 per riverboat for the first year of operation and $100,000 per year per riverboat thereafter plus (ii) 21.5% of net gaming proceeds. The Louisiana Act also authorizes the local governing body to assess a boarding fee up to $2.50 in East Baton Rouge Parish. The City of Baton Rouge has imposed an admission fee of $2.50 for each patron boarding the vessel. For fiscal year ended November 30, 1999, LCCI's boarding fee expense was $3,924,000. For LCCI's competitive reasons, LCCI and its Baton Rouge competitor have elected not to collect boarding fees from patrons and instead pay those fees from their respective earnings.

    Proposals to amend or supplement the Louisiana Act are frequently introduced in the Louisiana State legislature. In addition, the state legislature from time to time considers proposals to repeal the Louisiana Act, which would effectively prohibit riverboat gaming in the State of Louisiana. Although LCCI does not believe that a prohibition of riverboat gaming in Louisiana is likely, no assurance can be given that changes in the Louisiana gaming law will not occur or that such changes will not have a material adverse affect on LCCI's business. On November 5, 1996, in the six parishes in which riverboats are currently located, including East Baton Rouge Parish, voters approved the continuation of riverboat gaming. In East Baton Rouge Parish and the six parishes as a whole, the vote in favor of riverboat gaming was 59% and 66%, respectively. Legislation may be proposed that could involve the repeal of dockside gaming or an increase in taxes, either of which could have a negative impact on our future gaming revenue.

    In March 2001, Louisiana passed Act 3 of the 1st Extraordinary Legislative Session which allows Riverboat gaming licenses to operate dockside. Prior to the legislation, LCCI was required to maintain up to eight cruises daily, subject to weather and other conditions. In consideration of this change, the tax on gross gaming revenues was increased from 18.5% to 21.5%, effective April 1, 2001. We cannot be sure that the additional revenues generated by dockside gaming will offset the additional tax burden.

ONTARIO REGULATION

    Our gaming operations in Ontario at Casino Rama are subject to the regulatory control of the Alcohol and Gaming Commission of Ontario pursuant to the Gaming Control Act and the contractual provisions in the Development and Operating Agreement among CRC, CHC Casinos, the Ontario Lottery and Gaming Corporation, the Mnjikaning First Nation and certain other parties.

    Our wholly-owned subsidiary, CHC Casinos, is required under the Gaming Control Act to be registered as a casino operator with the Alcohol and Gaming Commission of Ontario and must operate in accordance with the terms and conditions of its registration.

    Pursuant to the Gaming Control Act and the terms of CHC Casinos' registration, the Registrar of Alcohol and Gaming must approve any change in the directors or officers of CHC Casinos. The Alcohol and Gaming Commission of Ontario may require the submission of informational material from any person who has an interest in CHC Casinos. This includes parent companies and their directors and officers.

    The Registrar of Alcohol and Gaming has the power, subject to the Gaming Control Act, to grant, renew, suspend or revoke registrations. The Registrar is entitled to make such inquiries and conduct such investigations as are necessary to determine that applicants for registration meet the requirements of the Gaming Control Act and to require information or material from any person who has an interest in an applicant for registration. The criteria to be considered in connection with registration under the Gaming Control Act include the financial responsibility, integrity and honesty of the applicant, and the public interest. The Registrar may, at any time, revoke, suspend or refuse to renew CHC Casinos' registration for any reason that would have disentitled it to registration.

    In addition, any person who supplies a casino with goods and services must be registered with the Alcohol and Gaming Commission of Ontario. Key employees who engage in the administration or supervision of gaming or the operation of gaming premises must also be registered with this agency.

    The Development and Operating Agreement imposes certain obligations on CHC Casinos relating to the operation of Casino Rama including obtaining all necessary government consents required to operate various components of the casino in accordance with applicable law and ensuring that all persons retained by it for the provision of goods and services to the various components of the casino are also registered as required by law.

PENNSYLVANIA RACING REGULATIONS

    Our horse racing operations at Penn National Race Course and Pocono Downs are subject to extensive regulation under the Pennsylvania Racing Act, which established the Pennsylvania State Horse Racing Commission and the Pennsylvania State Harness Racing Commission (referred to herein as the Pennsylvania Racing Commissions) which are responsible for, among other things:

    - granting permission annually to maintain racing licenses and schedule races;

    - approving, after a public hearing, the opening of additional OTWs;

    - approving simulcasting activities;

    - licensing all officers, directors, racing officials and certain other employees of a company; and

    - approving all contracts entered into by a company affecting racing, pari-mutuel wagering and OTW operations.

    As in most states, the regulations and oversight applicable to our operations in Pennsylvania are intended primarily to safeguard the legitimacy of the sport and its freedom from inappropriate or criminal influences. The Pennsylvania Racing Commissions have broad authority to regulate in the best interests of racing and may, to that end, disapprove the involvement of certain personnel in our operations, deny approval of certain acquisitions following their consummation or withhold permission for a proposed OTW site for a variety of reasons, including community opposition. The Pennsylvania legislature also has reserved the right to revoke the power of the Pennsylvania Racing Commissions to approve additional OTWs and could, at any time, terminate pari-mutuel wagering as a form of legalized gaming in Pennsylvania or subject such wagering to additional restrictive regulation; such termination would, and any further restrictions could, have a material adverse effect upon our business, financial condition and results of operations.

    We may not be able to obtain all necessary approvals for the continued operation or expansion of our business. Even if all such approvals are obtained, the regulatory process could delay implementation of our plans to open additional OTWs. We have had continued permission from the Pennsylvania State Horse Racing Commission to conduct live racing at the Penn National Race Course since we commenced operations in 1972, and have obtained permission from the Pennsylvania State Harness Racing Commission to conduct live racing at Pocono Downs. Currently, we have approval from the Pennsylvania Racing Commissions to operate the eleven OTWs that are currently open. A Commission may refuse to grant permission to open additional OTWs or to continue to operate existing facilities. The failure to obtain or maintain required regulatory approvals could have a material adverse effect upon our business, financial condition and results of operations.

    The Pennsylvania Racing Act requires that any shareholder proposing to transfer beneficial ownership of 5% or more of our shares file an affidavit with us setting forth certain information about the proposed transfer and transferee, a copy of which we are required to furnish to the Pennsylvania Racing Commissions. The certificates representing our shares owned by 5% beneficial shareholders are required to bear certain legends prescribed by the Pennsylvania Racing Act. In addition, under the

Pennsylvania Racing Act, the Pennsylvania Racing Commissions have the authority to order a 5% beneficial shareholder of a company to dispose of his common stock of such company if it determines that continued ownership would be inconsistent with the public interest, convenience or necessity or the best interest of racing generally.

NEW JERSEY REGULATION

    Our joint venture's operations at Freehold Raceway in New Jersey are subject to regulation (i) by the New Jersey Racing Commission under the Racing Act of 1940, as amended and supplemented and the rules and regulations of the Racing Commission and (ii) by the New Jersey Casino Control Commission under the Casino Control Act and Casino Simulcasting Act.

    Under the Racing Act, all pari-mutuel employees and all others who are connected with the training of horses or the conduct of races, must be licensed by the Racing Commission. In addition, no person may hold or acquire, directly or indirectly, beneficial ownership of 5% or more of the voting securities of the joint venture without the prior approval of the Racing Commission.

    At least 85% of the persons employed by the New Jersey joint venture at Freehold Raceway must be residents of New Jersey (excluding jockeys, drivers or apprentices, exercise boys, owners, trainers, clockers, governing and managing officials and heads of departments of the track). The Racing Commission has the authority to require that the joint venture discharge any employee who:
(i) fails or refuses for any reason to comply with the rules and regulations of the Racing Commission; (ii) in the opinion of the Racing Commission is guilty of fraud, dishonesty or incompetency; (iii) has been convicted of a crime involving moral turpitude; or (iv) fails or refuses for any reason to comply with any of the provisions of the Racing Act.

    Additional restrictions and/or requirements imposed by the Racing Commission on the joint venture's racetrack operations include, but are not limited to, the setting of the admission price required to be charged by the joint venture, a requirement that the joint venture (and all other racetracks operating in New Jersey) must schedule at least one race per day limited to registered New Jersey-bred foals and the methods the joint venture may use to distribute pari-mutuel pools and "breaks" (the odd cents remaining after computing the amount due holders of winning pari-mutuel tickets). The Racing Commission also regulates the manner of keeping of certain of the joint venture's books and records.

    The Racing Commission is also responsible for the allocation of racing dates based upon the annual application of the permit holder. The joint venture is entitled to race the same number of dates as in the preceding year, when it is in the public interest to do so, or for such other dates, not exceeding
100 days in the aggregate for harness racing and 75 days in the aggregate for thoroughbred racing, as the Racing Commission shall designate; provided, however that if another permit holder rejects any of the dates to which they may be entitled the Racing Commission may allot those dates among other permitholders. The Racing Commission has discretion to allot harness race permitholders an additional 200 days and thoroughbred race permitholders an additional 100 days.

    The failure to comply with the Racing Act and the rules and regulations of the Racing Commission could result in monetary fines, operations restrictions or the loss of our license.

    Because the joint venture simulcasts to Atlantic City casinos, the joint venture's simulcasting agreements are required to be filed with and approved by the Casino Control Commission and the New Jersey Racing Commission. In addition, the joint venture is required to be approved and licensed by the Casino Control Commission as a non-gaming casino service industry. Certain of the joint venture's employees and its directors and significant stockholders are also required to be approved by the Casino Control Commission. As of the date hereof, all of the joint venture's employees and directors required to be approved have been approved by the Casino Control Commission or have filed applications seeking such approval. There can be no assurance that all parties seeking Casino Control Commission approval will obtain such approval or the effect on the joint venture if such approvals are not obtained.

STATE AND FEDERAL SIMULCAST REGULATION

    The Federal Interstate Horseracing Act, the Pennsylvania Racing Act, the West Virginia Racing Act and the New Jersey Simulcasting Racing Act require that we have a written agreement with each applicable horsemen's organization in order to simulcast races. We have entered into the horsemen agreements, and in accordance therewith have agreed on the allocations of our revenues from import simulcast wagering to the purse funds for the Penn National Race Course, Charles Town Races, Pocono Downs and Freehold Raceway. Because we cannot conduct import simulcast wagering in the absence of the horsemen agreements, the termination or non-renewal of such horsemen agreements could have a material adverse effect on our business, financial condition and results of operations.

TAXATION

    We believe that the prospect of significant additional revenue is one of the primary reasons that jurisdictions permit legalized gaming. As a result, gaming companies are typically subject to significant taxes and fees in addition to normal federal, state, local and, in Canada, provincial income taxes, and such taxes and fees are subject to increase at any time. We pay substantial taxes and fees with respect to our operations. From time to time, federal, state, local and provincial legislators and officials have proposed changes in tax laws, or in the administration of such laws, affecting the gaming industry. It is not possible to determine with certainty the likelihood of changes in tax laws or in the administration of such laws. Such changes, if adopted, could have a material adverse effect on our business, financial condition and results of operations.

IRS REGULATIONS AND CURRENCY TRANSACTION REPORTING

    The Internal Revenue Service, or IRS, requires operators of casinos located in the United States to file information returns for U.S. citizens, including names and addresses of winners, for all winnings in excess of stipulated amounts. The IRS also requires operators to withhold taxes on certain winnings of nonresident aliens. We are unable to predict the extent, if any, to which such requirements, if extended, might impede or otherwise adversely affect operations of, and/or income from, such other games.

    Regulations adopted by the Financial Crimes Enforcement Network of the Treasury Department and the gaming regulatory authorities in certain domestic jurisdictions in which we operate casinos require the reporting of currency transactions in excess of $10,000 occurring within a gaming day, including identification of the patron by name and social security number. This reporting obligation commenced in May 1985 and may have resulted in the loss of casino revenues to jurisdictions outside the United States that are exempt from the ambit of such regulations. The operation of Casino Rama is subject to similar requirements under Canadian federal law and provincial gaming legislation.

COMPLIANCE WITH OTHER LAWS

    Our operations are also subject to a variety of other rules and regulations, including zoning, environmental, construction and land-use laws and regulations governing the serving of alcoholic beverages. We derive a significant portion of our non-racing revenues from the sale of alcoholic beverages to patrons of our facilities. Any interruption or termination of our existing ability to serve alcoholic beverages would have a material adverse effect on our business, financial condition and results of operations.

                         DESCRIPTION OF SERIES B NOTES

    You can find the definitions of certain capitalized terms used in this section under the subheading "Certain Definitions." In this description, "Penn National" refers only to Penn National Gaming, Inc. and not to any of its subsidiaries.

    Penn National will issue the Series B notes under the indenture dated
March 12, 2001 among itself, the Guarantors and State Street Bank and Trust Company, as trustee. References to the "notes" include both the Series B notes and any Series A notes that remain outstanding following completion of the exchange offer. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

    The following description is a summary of the material provisions of the indenture. It does not restate those agreements in their entirety. We urge you to read the indenture because it, and not this description, define your rights as Holders of the notes. Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the indenture.

    The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

BRIEF DESCRIPTION OF THE NOTES AND THE SUBSIDIARY GUARANTEES

    THE NOTES

    The notes:

    - are general unsecured obligations of Penn National;

    - are subordinated in right of payment to payment in full in cash or Cash Equivalents of all Senior Debt of Penn National;

    - are senior or PARI PASSU in right of payment with any future subordinated Indebtedness of Penn National; and

    - are unconditionally guaranteed on a senior subordinated basis by the Guarantors.

    THE SUBSIDIARY GUARANTEES

    The notes are, and will be, guaranteed by substantially all of Penn National's Wholly-Owned Domestic Subsidiaries.

    Each guarantee of the notes:

    - is a general unsecured obligation of the Guarantor;

    - is subordinated in right of payment to all Senior Debt of that Guarantor; and

    - is senior or PARI PASSU in right of payment with any future senior subordinated Indebtedness of that Guarantor.

    As of March 31, 2001, Penn National and the Guarantors had total Senior Debt of approximately $308.9 million. As indicated above and as discussed in detail below under the caption "--Subordination," payments on the notes and under these guarantees are subordinated to the payment of Senior Debt. The indenture permits us and the Guarantors to incur additional Senior Debt.

    As of the date of the exchange offer, all of our Subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate certain of our

Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries do not guarantee the notes.

PRINCIPAL, MATURITY AND INTEREST

    Penn National will issue Series B notes with a maximum aggregate principal amount of $200 million in denominations of $1,000 and integral multiples of $1,000. The notes will mature on March 1, 2008.

    Interest on the notes will accrue at the rate of 11 1/8% per annum and will be payable semi-annually in arrears on March 1 and September 1, commencing on September 1, 2001. Penn National will make each interest payment to the Holders of record on the immediately preceding February 15 and August 15.

    Interest on the notes will accrue from the date of issuance of the Series A notes or, if interest has already been paid on the Series A notes, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

    If a Holder of at least $1,000,000 in principal amount of the notes has given wire transfer instructions to Penn National, Penn National will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Penn National elects to make interest payments by check mailed to the Holders at their respective addresses set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

    The trustee will initially act as paying agent and registrar. Penn National may change the paying agent or registrar without prior notice to the Holders of the notes, and Penn National or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Penn National is not required to transfer or exchange any note selected for redemption. Also, Penn National is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

SUBSIDIARY GUARANTEES

    The notes will be guaranteed by each of the Guarantors. These Subsidiary Guarantees will be joint and several obligations of the Guarantors. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee are intended to be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of the notes and require note holders to return payments received from guarantors."

    A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Penn National or another Guarantor, unless:

    (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

    (2) either:

       (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

       (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

       The Subsidiary Guarantee of a Guarantor will be released:

    (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Penn National, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

    (2) in connection with any sale of all of the Capital Stock of a Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Penn National, if the sale complies with the "Asset Sale" provisions of the indenture; or

    (3) if Penn National properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

    See "--Repurchase at the Option of Holders--Asset Sales."

SUBORDINATION

    The payment of all Obligations in respect of the notes will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt of Penn National, including Senior Debt incurred after the date of the indenture.

    The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) and all outstanding letters of credit under Credit Facilities shall either have been terminated or cash collateralized in accordance with the terms thereof before the Holders of notes will be entitled to receive any payment on, or distribution with respect to, the notes (except that Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of Penn National:

    (1) in a liquidation or dissolution of Penn National;

    (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Penn National or its property;

    (3) in an assignment for the benefit of creditors; or

    (4) in any marshaling of Penn National's assets and liabilities.

    Penn National also may not make any payment on, or distribution with respect to, the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if:

    (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

    (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from the Credit Agent or Penn National or any holder of any Designated Senior Debt.

    Payments on the notes may and will be resumed:

    (1) in the case of a payment default, upon the date on which such default is cured or waived; and

    (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

    No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

    No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 consecutive days.

    Notwithstanding the foregoing, Penn National will be permitted to repurchase, redeem, repay or prepay any or all of the notes to the extent required to do so by any Gaming Authority, as described under "--Optional Redemption" below.

    If the trustee or any Holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") when:

    (1) the payment is prohibited by these subordination provisions; and

    (2) the trustee or the Holder has actual knowledge that the payment is prohibited the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt and shall immediately deliver the amounts in trust to the holders of Senior Debt or their proper representative in the form received with any necessary or requested endorsement.

    Penn National must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Penn National, Holders of notes may recover less ratably than creditors of Penn National who are holders of Senior Debt. See "Risk Factors--Your right to receive payments on the notes or under the subsidiary guarantees is junior to our existing indebtedness and possibly all of our future borrowings."

OPTIONAL REDEMPTION

    At any time prior to March 1, 2004, Penn National may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of

111.125% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that:

    (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Penn National and its Subsidiaries); and

    (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

    Except as described above, the notes will not be redeemable at Penn National's option prior to March 1, 2005. On and after March 1, 2005, Penn National may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

YEAR                                                           PERCENTAGE
----                                                           ----------
2005........................................................    105.563%
2006........................................................    102.781%
2007 and thereafter.........................................    100.000%

    In addition to the foregoing, if any Gaming Authority requires that a holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Laws and such holder or beneficial owner:

    (1) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority, or

    (2) is denied such license or qualification or not found suitable,

    Penn National shall have the right, at its option:

    (1) to require any such holder or beneficial owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, or

    (2) to call for the redemption of the Notes of such holder or beneficial owner at a redemption price equal to the least of:

       (A) the principal amount thereof, together with accrued interest and Liquidated Damages, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority,

       (B) the price at which such holder or beneficial owner acquired the Notes, together with accrued interest and Liquidated Damages, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, or

       (C) such other lesser amount as may be required by any Gaming Authority.

    Penn National shall notify the Trustee in writing of any such redemption as soon as practicable. The holder or beneficial owner applying for license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

NO MANDATORY REDEMPTION

    Penn National is not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    If a Change of Control occurs, each Holder of notes will have the right to require Penn National to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Penn National will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control, Penn National will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Penn National will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Penn National will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

    On the Change of Control Payment Date, Penn National will, to the extent lawful:

    (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

    (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

    (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Penn National.

    The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; PROVIDED that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

    Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, Penn National will either repay all outstanding Senior Debt in cash or Cash Equivalents or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. Penn National will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The provisions described above that require Penn National to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not

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contain provisions that permit the Holders of the notes to require that Penn
National repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

    Penn National will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Penn National and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

    The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Penn National and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require Penn National to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Penn National and its Subsidiaries taken as a whole to another Person or group may be uncertain.

    ASSET SALES

    Penn National will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

    (1) Penn National (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

    (2) the fair market value is determined by Penn National's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

    (3) at least 75% of the consideration received in the Asset Sale by Penn National or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

       (a) any liabilities, as shown on Penn National's or such Restricted Subsidiary's most recent balance sheet, of Penn National or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Penn National or such Restricted Subsidiary from further liability; and

       (b) any securities, notes or other obligations received by Penn National or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by Penn National or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion.

    Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Penn National may apply those Net Proceeds at its option:

    (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

    (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

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    (3) to make capital expenditures; or

    (4) to acquire other long-term assets that are used or useful in a Permitted Business.

    Pending the final application of any Net Proceeds, Penn National may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

    Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5 million, Penn National will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is PARI PASSU with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Penn National may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other PARI PASSU Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

    Notwithstanding the foregoing, Penn National or a Restricted Subsidiary will be permitted to consummate an Asset Sale without complying with the foregoing provisions if:

    (1) Penn National or its Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Board of Penn National) as set forth in an officers' certificate delivered to the trustee,

    (2) the transaction constitutes a "like-kind exchange" of the type contemplated by Section 1031 of the Internal Revenue Code, and

    (3) the consideration for such Asset Sale constitutes assets that the Board of Directors in its good faith judgment at the time of the sale determines will be used or useful in a Permitted Business; provided that any non-cash consideration not constituting assets that the Board of Directors in its good faith judgment at the time of the sale determines will be used or useful in a Permitted Business received by Penn National or a Restricted Subsidiary in connection with such Asset Sale that is converted into or sold or otherwise disposed of for cash or Cash Equivalents at any time within 360 days after such Asset Sale and any cash or Cash Equivalents received by Penn National or a Restricted Subsidiary in connection with such Asset Sale shall constitute Net Proceeds subject to the provisions set forth above.

    Penn National will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Penn National will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

    The agreements governing Penn National's outstanding Senior Debt currently prohibit Penn National from purchasing any notes, and also provide that certain change of control or asset sale events with respect to Penn National would constitute a default under these agreements. Any future credit

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agreements or other agreements relating to Senior Debt to which Penn National becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when Penn National is prohibited from purchasing notes, Penn National could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Penn National does not obtain such a consent or repay such borrowings, Penn National will remain prohibited from purchasing notes. In such case, Penn National's failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders of notes.

SELECTION AND NOTICE

    If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

    (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

    (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

    No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

    If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    Penn National will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

    (1) declare or pay any dividend or make any other distribution on account of Penn National's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment from funds or property of Penn National or any of its Restricted Subsidiaries in connection with any merger or consolidation involving Penn National or any of its Restricted Subsidiaries) or to the direct or indirect holders of Penn National's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Penn National or to Penn National or a Restricted Subsidiary of Penn National);

    (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment from funds or property of Penn National or any of its Restricted Subsidiaries in connection with any merger or consolidation involving Penn National) any Equity Interests of Penn National or any direct or indirect parent of Penn National;

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    (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

    (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

    unless, at the time of and after giving effect to such Restricted Payment:

    (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

    (2) Penn National would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

    (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Penn National and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3) and (4) of the next succeeding paragraph), is less than the sum, without duplication, of:

       (a) 50% of the Consolidated Net Income of Penn National for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of Penn National's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

       (b) 100% of the aggregate net cash proceeds received by Penn National since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Penn National (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Penn National that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Penn National), PLUS

       (c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, PLUS

       (d) to the extent that any Unrestricted Subsidiary of Penn National is redesignated as a Restricted Subsidiary in compliance with the covenant "--Designation of Restricted and Unrestricted Subsidiaries" after the Issue Date, the lesser of (i) the fair market value of Penn National's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

    The preceding provisions will not prohibit:

    (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as applicable, if at the date of declaration or giving of the redemption notice, as the case may be,

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       the dividend or redemption payment would have complied with the provisions of the indenture;

    (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Penn National or any Guarantor or of any Equity Interests of Penn National in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Penn National) of, Equity Interests of Penn National (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (b) of the preceding paragraph;

    (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Penn National or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

    (4) the payment of any dividend by a Restricted Subsidiary of Penn National to the holders of its Equity Interests on a pro rata basis;

    (5) redemptions, repurchases or repayments to the extent required by any Gaming Authority having jurisdiction over Penn National or any Restricted Subsidiary or deemed necessary by the Board of Directors of Penn National in order to avoid the suspension, revocation or denial of a gaming license by any Gaming Authority;

    (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Penn National or any Restricted Subsidiary of Penn National held by any member of Penn National's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $750,000 in any twelve-month period;

    (7) other Restricted Payments not to exceed $5 million in the aggregate since the Issue Date;

    (8) the declaration and payment of dividends to holders of Penn National's Disqualified Stock or the preferred stock of a Guarantor, in each case issued in accordance with the covenant entitled "--Incurrence of Indebtedness and Issuance of Preferred Stock"; or

    (9) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options.

    The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Penn National or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5 million. Not later than 30 days after the date of making any Restricted Payment, Penn National will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

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    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    Penn National will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Penn National will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that Penn National may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for Penn National's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

    The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

    (1) the incurrence by Penn National and/or any of the Guarantors of Indebtedness and letters of credit pursuant to the Credit Facilities; provided that the aggregate principal amount of all Indebtedness then classified as having been incurred in reliance upon this clause (1) that remains outstanding under Credit Facilities after giving effect to such incurrence does not exceed $350 million, less the aggregate amount of all Net Proceeds of Asset Sales that have been applied by Penn National or any of its Restricted Subsidiaries since the date of the indenture to repay any Indebtedness under a Credit Facility (and to reduce commitments with respect thereto in the case of any such Indebtedness that is revolving credit Indebtedness) pursuant to the covenant described above under the caption "--Repurchase at Option of Holders--Asset Sales;" PROVIDED, HOWEVER, that the maximum amount permitted to be outstanding under this clause (1) shall not be deemed to limit additional Indebtedness under the Credit Facilities to the extent the incurrence of such additional Indebtedness is permitted pursuant to any of the other provisions under this heading "--Incurrence of Indebtedness and Issuance of Preferred Stock;"

    (2) the incurrence by Penn National and its Restricted Subsidiaries of the Existing Indebtedness;

    (3) the incurrence by Penn National and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the Series B notes and the related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement and offered hereby;

    (4) the incurrence by Penn National or any of the Guarantors of Indebtedness represented by Purchase Money Indebtedness and Capital Lease Obligations incurred in connection with the purchase or capital lease of video gaming machines, slot machines or other gaming equipment in an aggregate principal amount or accreted value, as applicable, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $20 million at any time outstanding;

    (5) the incurrence by Penn National or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), or (12) of this paragraph;

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    (6) the incurrence by Penn National or any of its Restricted Subsidiaries of
       intercompany Indebtedness between or among Penn National and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that:

       (a) if Penn National or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of Penn National, or the Subsidiary Guarantee, in the case of a Guarantor; and

       (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Penn National or a Restricted Subsidiary of Penn National and
           (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Penn National or a Restricted Subsidiary of Penn National will be deemed, in each case, to constitute an incurrence of such Indebtedness by Penn National or such Subsidiary, as the case may be, that was not permitted by this clause (6);

    (7) the incurrence by Penn National or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk or currency exchange risk with respect to any floating rate Indebtedness or non-U.S. dollar-denominated Indebtedness that is permitted by the terms of the indenture to be outstanding;

    (8) the guarantee by Penn National or any of the Guarantors of Indebtedness of Penn National or a Restricted Subsidiary of Penn National that was permitted to be incurred by another provision of this covenant;

    (9) the incurrence by Penn National's Unrestricted Subsidiaries of Non-Recourse Debt; PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Penn National that was not permitted by this clause;

    (10) Indebtedness incurred by Penn National or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; PROVIDED, HOWEVER, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

    (11) obligations in respect of performance and surety bonds and completion guarantees provided by Penn National or any Restricted Subsidiary in the ordinary course of business;

    (12) the incurrence by Penn National or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two business days of incurrence;

    (13) Indebtedness of CRC Holdings, Inc. and its Subsidiaries existing at the time of the CRC Acquisition that is substantially concurrently repurchased, repaid or otherwise retired or defeased;

    (14) incurrence of Indebtedness by Penn National or any of its Restricted Subsidiaries (in addition to Existing Indebtedness) consisting of Guarantees of Indebtedness of Pennwood in an aggregate principal amount at any time outstanding not to exceed $20 million;

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    (15) the incurrence by Penn National or any of its Restricted Subsidiaries
       of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (15), not to exceed $20 million; and

    (16) the borrowing from time to time by the Company or any Guarantor of up to $30 million under that certain Loan Agreement dated February 20, 2001 between Mississippi Business Finance Corporation and BSL, Inc. where such loan is pledged by Mississippi Business Finance Corporation to secure the Revenue Bonds held by the Company or any of its Restricted Subsidiaries and the net proceeds of the loan are used for the acquisition, construction, installation and equipping of a hotel and related facilities adjacent to the Casino Magic Bay St. Louis casino and to pay customary costs and expenses associated with the issuance of the Mississippi Revenue Bonds and the construction of such hotel.

    For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Penn National will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. In addition, Penn National may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the first paragraph of this covenant provided that Penn National would be permitted to incur such item of Indebtedness (or portion thereof) pursuant to such other clause or the first paragraph of this covenant, as the case may be, at such time of reclassification. Indebtedness under the Senior Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

    NO SENIOR SUBORDINATED DEBT

    Penn National will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Penn National and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

    LIENS

    Penn National will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

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    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

    Penn National will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions on its Capital Stock to Penn National or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Penn National or any of its Restricted Subsidiaries;

    (2) make loans or advances to Penn National or any of its Restricted Subsidiaries; or

    (3) transfer any of its properties or assets to Penn National or any of its Restricted Subsidiaries.

    However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

    (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, restructurings, replacements or refinancings of those agreements, PROVIDED that the amendments, modifications, restatements, renewals, increases, supplements, refundings, restructurings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

    (2) the indenture, the notes and the Subsidiary Guarantees;

    (3) applicable law or requirements of any Gaming Authority;

    (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Penn National or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

    (5) customary non-assignment provisions in any purchase money financing contracts or leases entered into in the ordinary course of business and consistent with past practices;

    (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

    (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

    (8) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

    (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "--Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

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    (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

    (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

    (12) Senior Debt, provided that the restrictions contained in the agreements governing such Senior Debt are no more restrictive, taken as a whole, than those contained in the Senior Credit Facilities;

    (13) Indebtedness and related Guarantees by the Guarantors that ranks PARI PASSU with the notes and the guarantees of the notes by the Guarantors; provided that the restrictions contained in the agreements governing such indebtedness and related Guarantees are no more restrictive, taken as a whole, than those contained in the indenture; and

    (14) Indebtedness incurred, or preferred stock issued, by Foreign Subsidiaries, provided that the restrictions contained in the agreements or instruments governing such Indebtedness or preferred stock:

       (a) apply only in the event of a payment default or a default with respect to a financial covenant contained in the terms of such Indebtedness or preferred stock or will not materially affect Penn National's ability to make principal or interest payments on the notes as determined by the Board of Directors of Penn National, whose determination shall be conclusive; and

       (b) are not materially more disadvantageous to holders of the notes than is customary in comparable financings as determined in good faith by the Board of Directors, whose determination shall be conclusive.

    MERGER, CONSOLIDATION OR SALE OF ASSETS

    Penn National may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Penn National is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Penn National and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person unless:

    (1) either: (a) Penn National is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Penn National) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

    (2) the Person formed by or surviving any such consolidation or merger (if other than Penn National) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Penn National under the notes, the indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the trustee;

    (3) immediately after such transaction no Default or Event of Default exists; and

    (4) Penn National or the Person formed by or surviving any such consolidation or merger (if other than Penn National), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional

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       Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

    In addition, Penn National may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

    Upon any sale, assignment, transfer, conveyance or other disposition of all or substantially all of Penn National's and its Restricted Subsidiaries' assets, taken as a whole, in compliance with the provisions of this "Merger, Consolidation or Sale of Assets" covenant, Penn National will be released from the obligations under the notes and the indenture except with respect to any obligations that arise from, or are related to, such transaction.

    This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Penn National and any of its Wholly-Owned Restricted Subsidiaries.

    TRANSACTIONS WITH AFFILIATES

    Penn National will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

    (1) the Affiliate Transaction is on terms that are no less favorable to Penn National or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Penn National or such Restricted Subsidiary with an unrelated Person; and

    (2) Penn National delivers to the trustee:

       (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

       (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

    The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

    (1) any employment agreements or arrangements and benefit plans or arrangements, and any transactions contemplated by any of the foregoing relating to the compensation and employee benefits matters, in each case in respect of employees, officers or directors entered into by Penn National or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Penn National or such Restricted Subsidiary;

    (2) transactions between or among Penn National and/or its Restricted Subsidiaries;

    (3) transactions with a Person that is an Affiliate of Penn National solely because Penn National owns an Equity Interest in such Person;

    (4) payment of reasonable directors fees and indemnity provided on behalf of officers, directors or employees of Penn National or any of its Restricted Subsidiaries;

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    (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of Penn National; and

    (6) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments."

    ADDITIONAL SUBSIDIARY GUARANTEES

    If Penn National or any of its Restricted Subsidiaries that is a Guarantor acquires or creates another Wholly-Owned Domestic Subsidiary after the date of the indenture that has assets with a book value in excess of $1 million, then, subject to applicable Gaming Laws, that newly acquired or created Wholly-Owned Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 Business Days of the date on which it was acquired or created (except if that Wholly-Owned Domestic Subsidiary has been properly designated as an Unrestricted Subsidiary in accordance with the indenture for so long as it continues to constitute an Unrestricted Subsidiary).

    The obligation of any Wholly-Owned Domestic Subsidiary to execute a Subsidiary Guarantee will be subject to the receipt of required prior approvals from any applicable Gaming Authority, which Penn National and its Restricted Subsidiaries have agreed to use all commercially reasonable efforts to obtain. However, we cannot assure you as to whether and to what extent the notes will be guaranteed in the future.

    DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

    The Board of Directors may designate any Restricted Subsidiary (other than an owner of a Principal Property) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Penn National and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will constitute Restricted Investments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or, if eligible, Permitted Investments, as determined by Penn National. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

    BUSINESS ACTIVITIES

    Penn National will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Penn National and its Restricted Subsidiaries taken as a whole.

    PAYMENTS FOR CONSENT

    Penn National will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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    REPORTS

    Whether or not required by the Commission, so long as any notes are outstanding, Penn National will furnish to the trustee for mailing to the Holders of notes, within 15 days after the time periods specified in the Commission's rules and regulations:

    (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Penn National were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Penn National's certified independent accountants; and

    (2) all current reports that would be required to be filed with the Commission on Form 8-K if Penn National were required to file such reports.

    In addition, following the consummation of the exchange offer, whether or not required by the Commission, Penn National will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing, in which event Penn National will make such information available to securities analysts and prospective investors upon request). In addition, Penn National and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Persons entitled thereto, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

    If Penn National has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Penn National and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Penn National.

EVENTS OF DEFAULT AND REMEDIES

    Each of the following is an Event of Default:

    (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes whether or not prohibited by the subordination provisions of the indenture;

    (2) default in payment when due of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

    (3) failure by Penn National or any of its Restricted Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales," "--Certain Covenants--Restricted Payments," "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" or "--Certain Covenants--Merger, Consolidation or Sale of Assets;"

    (4) failure by Penn National or any of its Restricted Subsidiaries for 60 days after notice from the trustee or Holders of at least 25% in principal amount of the notes then outstanding to comply with any of the other agreements in the indenture;

    (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Penn National or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Penn

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       National or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

       (a) is caused by a failure to pay principal on such Indebtedness at final maturity (a "Payment Default"); or

       (b) results in the acceleration of such Indebtedness prior to its express maturity,

      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

    (6) failure by Penn National or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

    (7) except as permitted by the indenture, any Subsidiary Guarantee of any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

    (8) certain events of bankruptcy or insolvency described in the indenture with respect to Penn National or any of its Restricted Subsidiaries that is a Significant Subsidiary.

    In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Penn National, any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

    Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

    The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

    In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Penn National with the intention of avoiding payment of the premium that Penn National would have had to pay if Penn National then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to March 1, 2005, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Penn National with the intention of avoiding the prohibition on redemption of the notes prior to March 1, 2005, then the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

    Penn National is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Penn National is required to

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deliver to the trustee, as well to the West Virginia Lottery Commission and the
West Virginia Racing Commission, a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of Penn National or any Guarantor, as such, will have any liability for any obligations of Penn National or the Guarantors under the notes, the indenture, or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    Penn National may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

    (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

    (2) Penn National's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

    (3) the rights, powers, trusts, duties and immunities of the trustee, and Penn National's and the Guarantor's obligations in connection therewith; and

    (4) the Legal Defeasance provisions of the indenture.

    In addition, Penn National may, at its option and at any time, elect to have the obligations of Penn National and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance:

    (1) Penn National must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Penn National must specify whether the notes are being defeased to maturity or to a particular redemption date;

    (2) in the case of Legal Defeasance, Penn National has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Penn National has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax

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       purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (3) in the case of Covenant Defeasance, Penn National has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

    (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Penn National or any of its Subsidiaries is a party or by which Penn National or any of its Subsidiaries is bound;

    (6) Penn National must deliver to the trustee an officers' certificate stating that the deposit was not made by Penn National with the intent of preferring the Holders of notes over the other creditors of Penn National or with the intent of defeating, hindering, delaying or defrauding creditors of Penn National or others; and

    (7) Penn National must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next three succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

    (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

    (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

    (3) reduce the rate of or change the time for payment of interest on any note;

    (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

    (5) make any note payable in money other than that stated in the notes;

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    (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

    (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

    (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

    (9) make any change in the preceding amendment and waiver provisions.

    In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the notes will require the consent of the Holders of at least 75% in aggregate principal amount of notes then outstanding.

    Notwithstanding the preceding, without the consent of any Holder of notes, Penn National, the Guarantors and the trustee may amend or supplement the indenture or the notes:

    (1) to cure any ambiguity, defect or inconsistency;

    (2) to provide for uncertificated notes in addition to or in place of certificated notes;

    (3) to provide for the assumption of Penn National's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of Penn National's assets;

    (4) to comply with the rules of any applicable securities depository;

    (5) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder; or

    (6) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

SATISFACTION AND DISCHARGE

    The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

    (1) either:

       (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and, if provided for in the indenture, thereafter repaid to Penn National, have been delivered to the trustee for cancellation; or

       (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Penn National or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

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    (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Penn National or any Guarantor is a party or by which Penn National or any Guarantor is bound;

    (3) Penn National or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

    (4) Penn National has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

    In addition, Penn National must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

    If the trustee becomes a creditor of Penn National or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

    Except as set forth below, the Series B notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. Series B Notes will be issued at the closing of the exchange offer only upon tender of Series A notes in accordance with the procedures set forth in this Prospectus and the Letter of Transmittal.

    The Series B Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

    Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

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    DEPOSITORY PROCEDURES

    The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

    DTC has advised Penn National that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised Penn National that, pursuant to procedures established by it, ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

    Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

    EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

    Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, DTC, Penn National and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Penn National, the trustee nor any agent of Penn National or the trustee has or will have any responsibility or liability for:

    (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

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    (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

    DTC has advised Penn National that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Penn National. Neither Penn National nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Penn National and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

    DTC has advised Penn National that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, they are under no obligation to perform or to continue to perform these procedures, and may discontinue these procedures at any time. Neither Penn National nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

    A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

    (1) DTC (a) notifies Penn National that it is unwilling or unable to continue as depositary for the Global Notes and Penn National fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

    (2) Penn National, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

    (3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

    In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law.

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SAME DAY SETTLEMENT AND PAYMENT

    Penn National will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Penn National will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Penn National expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED DEBT" means, with respect to any specified Person:

    (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

    (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

    "ASSET SALE" means:

    (1) the sale, lease, conveyance or other disposition of any assets or rights; PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of Penn National and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

    (2) the issuance of Equity Interests in any of Penn National's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

    Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

    (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2 million;

    (2) a transfer of assets between or among Penn National and its Restricted Subsidiaries;

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    (3) an issuance of Equity Interests by a Restricted Subsidiary to Penn
       National or to another Restricted Subsidiary;

    (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

    (5) the sale or other disposition of cash or Cash Equivalents; and

    (6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain
       Covenants--Restricted Payments."

    "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

    "BOARD OF DIRECTORS" means:

    (1) with respect to a corporation, the board of directors of the corporation;

    (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

    (3) with respect to any other Person, the board or committee of such Person serving a similar function.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means:

    (1) in the case of a corporation, corporate stock;

    (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

    (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

    (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means:

    (1) United States dollars;

    (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (PROVIDED that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

    (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Senior Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of "B" or better;

    (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and
       (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

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    (5) commercial paper having the highest rating obtainable from Moody's
       Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

    (6) money market funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

    "CHANGE OF CONTROL" means the occurrence of any of the following:

    (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Penn National and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange
       Act) other than a Principal or a Related Party of a Principal;

    (2) the adoption by shareholders of a plan relating to the liquidation or dissolution of Penn National;

    (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Penn National, measured by voting power rather than number of shares;

    (4) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that the Principals and their Related Parties (or any one of them) becomes the Beneficial Owner, directly or indirectly, of more than 66 2/3% of the Voting Stock of Penn National, measured by voting power rather than number of shares; or

    (5) the first day on which a majority of the members of the Board of Directors of Penn National are not Continuing Directors.

    "CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period PLUS:

    (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; PLUS

    (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; PLUS

    (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; PLUS

    (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for

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       such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

    (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

    in each case, on a consolidated basis and determined in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

    (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

    (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, other than limitations imposed by Gaming Laws generally applicable to all Person operating business similar to that of such Restricted Subsidiary; and

    (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

    (4) the cumulative effect of a change in accounting principles will be excluded; and

    (5) the Net Income (and loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

    For purposes of calculating Consolidated Net Income, any non-recurring charges or expenses of an acquired company or business incurred in connection with the purchase or acquisition of such acquired company or business by such Person will be added to the Net Income of such Person, to the extent any such charges or expenses were deducted in computing such Net Income of such Person.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Penn National who:

    (1) was a member of such Board of Directors on the date of the indenture; or

    (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "CREDIT FACILITIES" means, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time.

    "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

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    "DESIGNATED SENIOR DEBT" means:

    (1) any Indebtedness outstanding under the Senior Credit Facilities; and

    (2) after payment in full of all Obligations under the Senior Credit Facilities, any other Senior Debt permitted under the indenture the principal amount of which is $25 million or more and that has been designated by Penn National as "Designated Senior Debt."

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Penn National to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Penn National may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

    "DOMESTIC SUBSIDIARY" means any Restricted Subsidiary of Penn National that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Penn National.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EQUITY OFFERING" means an offering of the Equity Interests (other than Disqualified Stock) of Penn National that results in net proceeds to Penn National of at least $25 million.

    "EVENT OF DEFAULT" means an event described under the caption "--Events of Default and Remedies."

    "EXISTING INDEBTEDNESS" means the existing Guarantees of Penn National with respect to the Indebtedness of Pennwood and up to $500,000 in aggregate principal amount of other Indebtedness of Penn National and its Subsidiaries (other than Indebtedness under the Senior Credit Facilities) in existence on the date of the indenture, until such amounts are repaid.

    "FIXED CHARGES" means, with respect to any specified Person and its Restricted Subsidiaries for any period, the sum, without duplication, of:

    (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; PLUS

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    (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; PLUS

    (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon (provided that interest expense on the Pennwood Debt will not be counted pursuant to this clause (3) except to the extent that Penn National or any of its Restricted Subsidiaries actually makes payments on such Pennwood Debt); PLUS

    (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Penn National (other than Disqualified Stock) or to Penn National or a Restricted Subsidiary of Penn National, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

    In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

    (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

    (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

    (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

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    "FOREIGN SUBSIDIARY" means any Subsidiary of Penn National that

    (1) is not organized under the laws of the United States, any state thereof or the District of Columbia, and

    (2) conducts substantially all of its business operations outside the United States of America.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

    "GAMING APPROVAL" means any governmental approval relating to any gaming business (including pari-mutuel betting) or enterprise.

    "GAMING AUTHORITY" means any governmental authority with regulatory oversight of, authority to regulate or jurisdiction over any gaming businesses or enterprises, including the Mississippi Gaming Commission, the Pennsylvania State Horse Racing Commission, the Pennsylvania State Harness Racing Commission, the West Virginia Racing Commission, the West Virginia Lottery Commission, the New Jersey Racing Commission, the New Jersey Casino Control Commission, the Louisiana Gaming Control Board, the Ontario Lottery and Gaming Corporation and the Ontario Alcohol and Gaming Commission, with regulatory oversight of, authority to regulate or jurisdiction over any racing or gaming operation (or proposed gaming operation) owned, managed or operated by Penn National or any Guarantor.

    "GAMING LAWS" means all applicable provisions of all:

    (1) constitutions, treaties, statutes or laws governing gaming operations (including without limitation card club casinos and pari mutuel race tracks) and rules, regulations and ordinances of any Gaming Authority,

    (2) Gaming Approvals and

    (3) orders, decisions, judgments, awards and decrees of any Gaming
       Authority.

    "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

    "GUARANTORS" means each of:

    (1) all Subsidiaries of Penn National on the date of the indenture; and

    (2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

    and their respective successors and assigns.

    "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

    (1) interest rate swap agreements, currency swap agreement, interest rate cap agreements and interest rate collar agreements; and

    (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

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    "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

    (1) in respect of borrowed money;

    (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

    (3) in respect of banker's acceptances;

    (4) representing Capital Lease Obligations;

    (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

    (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

    The amount of any Indebtedness outstanding as of any date will be:

    (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

    (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

    "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Penn National or any Restricted Subsidiary of Penn National sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Penn National such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Penn National, Penn National will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments." The acquisition by Penn National or any Restricted Subsidiary of Penn National of a Person that holds an Investment in a third Person will be deemed to be an Investment by Penn National or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

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    "LIQUIDATED DAMAGES" means the amounts payable under the Registration Rights
Agreement.

    "MISSISSIPPI REVENUE BONDS" means the Mississippi Business Finance Corporation Industrial Revenue Bonds, Series 2001 (Bay St. Louis Project) issued pursuant to the Trust Indenture dated February 20, 2001 between the Mississippi Business Finance Corporation and The Peoples Bank, Biloxi, Mississippi, as Trustee.

    "NET INCOME" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

    (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

    (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

    "NET PROCEEDS" means the aggregate cash proceeds received by Penn National or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness pursuant to the Senior Credit Facilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "NON-RECOURSE DEBT" means Indebtedness:

    (1) as to which neither Penn National nor any of its Restricted Subsidiaries
       (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or
       (c) constitutes the lender;

    (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of Penn National or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

    (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Penn National or any of its Restricted Subsidiaries.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities and obligations payable under the documentation governing any Indebtedness, including, without limitation, interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable instrument governing or evidencing Senior Debt.

    "PENNWOOD" collectively, means Pennwood Racing, Inc., a Delaware corporation, and its subsidiaries, including, without limitation, GS Park Services, L.P., FR Park Services, L.P., GS Park Racing, L.P. and FR Park Racing, L.P.

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    "PENNWOOD DEBT" means the existing Indebtedness of Pennwood Racing, Inc.
pursuant to that certain Term Loan and Security Agreement dated July 29, 1999, by and among FR Park Racing, L.P., GS Park Racing, L.P. and Commerce Bank, N.A., that is guaranteed by Penn National.

    "PERMITTED BUSINESS" means any business in which Penn National and its Restricted Subsidiaries are engaged on the date of the indenture or any business reasonably related, incidental or ancillary thereto.

    "PERMITTED INVESTMENTS" means:

    (1) any Investment in Penn National or in a Restricted Subsidiary of Penn National that is a Guarantor;

    (2) any Investment in Cash Equivalents;

    (3) any Investment by Penn National or any Subsidiary of Penn National in a Person, if as a result of such Investment:

       (a) such Person becomes a Restricted Subsidiary of Penn National and also is a Guarantor; or

       (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Penn National or a Restricted Subsidiary of Penn National that is a Guarantor;

    (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;"

    (5) any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Penn National or made with the proceeds of a substantially concurrent sale of such Equity Interests made for such purpose;

    (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

    (7) Hedging Obligations;

    (8) the extension of credit to customers of Penn National or its Restricted Subsidiaries consistent with gaming industry practice in the ordinary course of business;

    (9) loans and advances to officers, directors and employees for business-related travel expenses, moving or relocation expenses and other similar expenses, in each case, incurred in the ordinary course of business;

    (10) loans and advances to officers, directors and employees other than incurred pursuant to clause (9) of this definition in an aggregate amount not to exceed $250,000 extended during any one fiscal year or $1 million outstanding at any time;

    (11) Guarantees that constitute Permitted Debt;

    (12) investments in Pennwood arising from any payment in respect of the Existing Indebtedness related to Pennwood;

    (13) investments of any Person (other than Indebtedness of such Person) in existence at the time such Person becomes a Subsidiary of Penn National provided such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary of Penn National;

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    (14) other Investments in any Person having an aggregate fair market value
       (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) since the date of the indenture that remain outstanding not to exceed $20 million; and

    (15) any Investment by the Company or any Guarantor from time to time in the Mississippi Revenue Bonds in an aggregate principal amount of up to $30 million, the proceeds of which are loaned by the Mississippi Business Finance Corporation to BSL, Inc. for the acquisition, construction, installation and equipping of a hotel and related facilities adjacent to the Casino Magic Bay St. Louis casino and to pay customary costs and expenses associated with the issuance of the Mississippi Revenue Bonds and the construction of such hotel.

    (16) the notes and Indebtedness under the Senior Credit Facilities.

    "PERMITTED JUNIOR SECURITIES" means:

    (1) Equity Interests in Penn National or any Guarantor; or

    (2) debt securities of Penn National or any Guarantor that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

    "PERMITTED LIENS" means:

    (1) Liens of Penn National and any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were securing Senior Debt that was permitted by the terms of the indenture to be incurred;

    (2) Liens in favor of Penn National or the Guarantors;

    (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Penn National or any Subsidiary of Penn National or otherwise becomes a Subsidiary of Penn National; PROVIDED that such Liens were not granted in connection with, or in anticipation of, such merger or consolidation or acquisition and do not extend to any assets other than those of such Person merged into or consolidated with Penn National or the Subsidiary;

    (4) Liens on property existing at the time of acquisition of the property by Penn National or any Subsidiary of Penn National, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

    (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

    (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

    (7) Liens existing on the date of the indenture;

    (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

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
    (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been initiated for the review of such judgment shall not have been fully terminated or the period within such proceedings may be initiated shall not have expired;

    (10) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith;

    (11) Liens incurred in the ordinary course of business of Penn National or any Subsidiary of Penn National with respect to obligations that do not exceed $5 million at any one time outstanding; and

    (12) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of Penn National or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Penn National or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that:

    (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

    (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

    (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

    (4) such Indebtedness is incurred either by Penn National or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

    "PRINCIPAL PROPERTY" means any and all rights, title and interest in the property, assets, accounts, and operations of Pocono Downs in Wilkes-Barre, Pennsylvania, the Charles Town Entertainment Complex in Charles Town, West Virginia, Casino Magic Bay St. Louis in Bay St. Louis, Mississippi, Boomtown Biloxi in Biloxi, Mississippi, Penn National Race Course in Harrisburg, Pennsylvania, and Casino Rouge in Baton Rouge, Louisiana, and the Development and Operating Agreement among the Ontario Lottery and Gaming Corporation, the Chippewas of Rama First Nation and certain of their affiliates, and CRC
Holdings Inc. and certain of its affiliates, dated March 18, 1996, as amended on April 15, 1996 and June 12, 2000.

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
    "PRINCIPALS" means Peter D. Carlino, Peter M. Carlino, Richard T. Carlino, Harold Cramer and The Carlino Family Trust.

    "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of Penn National or any of its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price or cost of installation, construction or improvement of any property.

    "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement dated as of the date of the indenture between Penn National and the Initial Purchasers.

    "RELATED PARTY" means:

    (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

    (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

    "SENIOR CREDIT FACILITIES" means the Credit Agreement dated as of August 8, 2000 between Penn National, as borrower, the several lenders from time to time party thereto and Lehman Brothers Inc., as Lead Arranger and Book-Running Manager, CIBC World Markets Corp., as Co-Lead Arranger and Co-Book Running Manager, Lehman Commercial Paper Inc., as Syndication Agent, Canadian Imperial Bank of Commerce, as Administrative Agent and the CIT Group/Equipment
Financing Inc., First Union National Bank and Wells Fargo Bank, N.A., as Documentation Agents, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, restructured, replaced or refinanced from time to time including increases in principal amount (whether the same are provided by the original agents and lenders under such Senior Credit Facilities or other agents or other lenders).

    "SENIOR DEBT" means:

    (1) all Indebtedness of Penn National or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

    (2) any other Indebtedness of Penn National or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

    (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

    Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

    (1) any liability for federal, state, local or other taxes owed or owing by Penn National;

    (2) any Indebtedness of Penn National to any of its Subsidiaries or other Affiliates;

    (3) any trade payables; or

    (4) the portion of any Indebtedness that is incurred in violation of the indenture.

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    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBSIDIARY" means, with respect to any specified Person:

    (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

    (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
       (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary of Penn National (other than a Subsidiary that is an owner of a Principal Property) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

    (1) has, or will have after giving effect to such designation, no Indebtedness other than Non-Recourse Debt;

    (2) is not party to any agreement, contract, arrangement or understanding with Penn National or any Restricted Subsidiary of Penn National unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Penn National or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Penn National;

    (3) is a Person with respect to which neither Penn National nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

    (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Penn National or any of its Restricted Subsidiaries; and

    (5) has at least one director on its Board of Directors that is not a director or executive officer of Penn National or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Penn National or any of its Restricted Subsidiaries.

    Any designation of a Subsidiary of Penn National as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Penn National as of such date and, if such Indebtedness is not

                                       93
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permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," Penn National will be in default of such covenant. The Board of Directors of Penn National may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Penn National of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

    "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

    (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

    (2) the then outstanding principal amount of such Indebtedness.

    "WHOLLY-OWNED DOMESTIC SUBSIDIARY" of any specified Person means a Domestic Subsidiary of such Person all of the outstanding Capital Stock and other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Domestic Subsidiaries of such Person.

                                       94
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                 CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

SCOPE OF DISCUSSION

    The following general discussion summarizes certain United States federal income tax consequences that apply to "United States Holders" and certain United States federal income and estate tax consequences that apply to "Non-United States Holders" who acquire the notes at their original issue price for cash and hold the notes as "capital assets," generally, for investment, under
Section 1221 of the Internal Revenue Code of 1986, as amended. This summary, however, does not consider state, local or foreign tax laws. In addition, it does not include all of the rules which may affect the United States tax treatment of your investment in the notes. For example, special rules not discussed here may apply to you if you are:

    - a broker-dealer, a dealer in securities or a financial institution;

    - an S corporation;

    - a bank;

    - a thrift;

    - an insurance company;

    - a tax-exempt organization;

    - subject to the alternative minimum tax provisions of the Code;

    - holding the notes as part of a hedge, straddle or other risk reduction or constructive sale transaction;

    - a person with a "functional currency" other than the U.S. dollar; or

    - a United States expatriate.

    This discussion only represents our best attempt to describe certain United States federal income tax consequences that may apply to you based on current United States federal tax law. We have not and will not seek any rulings from the Internal Revenue Service regarding the matters discussed below. This discussion may in the end inaccurately describe the federal income tax consequences which are applicable to you because the law may change, possibly retroactively, and because the IRS or any court may disagree with this discussion. If you are a partner in a partnership, you should consult your own tax advisor regarding special rules that may apply.

    THIS SUMMARY MAY NOT COVER YOUR PARTICULAR CIRCUMSTANCES BECAUSE IT DOES NOT CONSIDER FOREIGN, STATE OR LOCAL TAX RULES, DISREGARDS CERTAIN FEDERAL TAX RULES, AND DOES NOT DESCRIBE FUTURE CHANGES IN FEDERAL TAX RULES. PLEASE CONSULT YOUR TAX ADVISOR RATHER THAN RELYING ON THIS GENERAL DESCRIPTION.

EXCHANGE OF SERIES A NOTES PURSUANT TO THE EXCHANGE OFFER

    The exchange of Series A notes for Series B notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. You will not recognize gain or loss upon the receipt of Series B notes. If you are not exempt from United States federal income tax, you will be subject to such tax on the same amount, in the same manner and at the same time as you would have been as a result of holding the Series A notes. If you are a cash-basis holder who is exchanging Series A notes for Series B notes, you will not recognize in income any accrued and unpaid interest on the Series A notes by reason of the exchange. The basis and holding period of the Series B notes will be the same as the basis and holding period of the corresponding Series A notes.

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UNITED STATES HOLDERS

    If you are a "United States Holder," as defined below, this section applies to you. Otherwise, the next section, "Non-United States Holders," applies to you.

    DEFINITION OF UNITED STATES HOLDER. You are a "United States Holder" if you hold the notes and you are:

    - a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

    - a corporation or partnership created or organized in the United States or under the laws of the United States or of any political subdivision of the United States (except that under regulations to be published, certain partnerships created or organized under the foreign laws may be classified as domestic partnerships if such classification is more appropriate);

    - an estate, the income of which is subject to United States federal income tax regardless of its source;

    - a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person; or

    - otherwise subject to United States federal income tax on your worldwide income on a net income basis.

    TAXATION OF STATED INTEREST. Generally, you must include the interest on the notes in ordinary income:

    - when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

    - when you receive it, if you use the cash method of accounting for United States federal income tax purposes.

    MARKET DISCOUNT. If a United States Holder of a note, other than a holder who purchased the note upon original issuance, acquires the note for an amount that is less than its principal amount (i.e., at a market discount), and such difference exceeds a statutorily-defined DE MINIMIS amount, and the United States Holder thereafter recognizes gain upon a disposition or retirement of the note, then the United States Holder will recognize ordinary income at the time of the disposition in the amount of the lesser of the gain recognized and the portion of the market discount that accrued on a ratable basis (or, if elected, on a constant interest rate basis). In addition, market discount with respect to a note may be taxable to a United States Holder to the extent of appreciation in the value of the note at the time of certain otherwise nontaxable transactions (i.e., gifts). Absent an election to include market discount in income as it accrues, a United States Holder of a market discount note may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such note until the United States Holder disposes of the note in a taxable transaction.

    Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the United States Holder elects to accrue the market discount using a constant interest method. A United States Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

    BOND PREMIUM. A United States Holder that purchases a note for an amount in excess of the principal amount will be considered to have purchased the note at a premium equal to such excess, and may elect to amortize the premium over the remaining term of the note using a constant yield method. However, if the note is purchased at a time when Penn National has the option to redeem the note for an amount that is in excess of its principal amount, special rules may apply that could result in a deferral of the amortization of bond premium until later in the term of the note. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the note. A United States Holder that elects to amortize bond premium must reduce its tax basis in the note by the premium amortized. Bond premium on a note held by a United States Holder that does not make this election will decrease the gain or increase the loss otherwise recognized on the disposition of the note. The election to amortize premium using the constant yield method, once made, applies to all obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

    SALE OR OTHER TAXABLE DISPOSITION OF THE NOTES. You must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of your gain or loss equals the difference between the amount you receive for the Note (in cash or other property, valued at fair market value), except to the extent amounts received are attributable to accrued interest on the note (which amounts will be taxed as ordinary income), minus your adjusted tax basis in the note. Your initial tax basis in a note equals the price you paid for the note.

    Your gain or loss will generally be a long-term capital gain or loss if you have held the note for more than one year. Otherwise, it will be a short-term capital gain or loss. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary interest income.

    LIQUIDATED DAMAGES/EXCHANGE WITH REGISTERED NOTES. We intend to take the position that the likelihood of our failing to exchange the notes with the registered notes pursuant to the registration rights and this exchange offer is remote. However, if we fail to exchange the notes pursuant to the registration rights and this exchange offer, you must include the payment of liquidated damages as ordinary income only when such payment is accrued or paid, in accordance with your own method of accounting. The exchange of notes with the registered notes pursuant to the registration rights and this exchange offer will not be a taxable event. Your basis in the notes will carry over to the registered notes received and the holding period of the registered notes will include the holding period of the notes surrendered.


    BACKUP WITHHOLDING. You may be subject to a 31% backup withholding tax when you receive interest payments on the note or proceeds upon the sale or other disposition of a note. (The backup withholding rate will be reduced gradually through 2006, beginning with a rate of 30.5% after August 6, 2001.) Certain holders (including, among others, corporations, financial institutions and certain tax-exempt organizations) are generally not subject to backup withholding. In addition, the backup withholding tax will not apply to you if you provide your social security or other taxpayer identification number, or TIN, using a Form W-9, unless:


    - the IRS notifies us or our paying agent that the TIN you provided is incorrect;

    - you underreport interest and dividend payments that you receive on your tax return and the IRS notifies us or our paying agent that withholding is required; or

    - you fail to certify under penalties of perjury that you are not subject to backup withholding.

    If the backup withholding tax does apply to you, you may use the amounts withheld as a refund or credit against your United States federal income tax liability as long as you provide certain information to the IRS.


    United States Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining such exemption.

NON-UNITED STATES HOLDERS

    The following general discussion is limited to the United States federal income and estate tax consequences relevant to a "Non-United States Holder." A "Non-United States Holder" is any person other than a United States Holder.

    INTEREST

    PORTFOLIO INTEREST EXEMPTION. You will generally not have to pay United States federal income tax on interest paid on the notes because of the "portfolio interest exemption" if either:

    - you represent that you are not a United States person for United States federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8BEN (or a suitable substitute form) signed under penalties of perjury (a Non-United States Holder that is treated as a partnership for United States federal income tax purposes must provide a Form W-8IMY and attach a certification from each beneficial owner of interests in the Non-United States Holder); or

    - a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds the note on your behalf, certifies to us or our paying agent under penalties of perjury that it has received IRS Form W-8BEN (or a suitable substitute) from you or from another qualifying financial institution intermediary, and provides a copy of the Form W8-BEN (or a suitable substitute) to us or our paying agent.

    You will not, however, qualify for the portfolio interest exemption described above if:

    - you own, actually or constructively, 10% or more of the total combined voting power of all classes of our capital stock;

    - you are a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code;

    - you are a bank receiving interest described in Section 881(c)(3)(A) of the Code; or

    - the interest received in connection with the Notes constitutes (or the IRS determines that such interest constitutes) contingent interest as described in Section 871(h)(4) of the Code.

    WITHHOLDING TAX IF THE INTEREST IS NOT PORTFOLIO INTEREST. If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption, you may be subject to a 30% withholding tax on interest payments made on the notes.

    However, if the payments of interest on a note are effectively connected with the conduct by you of a trade or business in the United States, such payments will be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally (and, if paid to corporate holders, may also be subject to a 30% branch profits tax). If payments are subject to United States federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to United States withholding tax so long as you provide us or our paying agent with a properly executed IRS Form W-8ECI.

    Non-United States Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of the branch profits tax, or other rules different from those described above. Generally, in order to claim any treaty benefits you must submit a properly executed IRS Form W-8BEN.

    REPORTING. We may report annually to the IRS and to you the amount of interest paid to, and the tax withheld, if any, with respect to you.

    SALE OR OTHER DISPOSITION OF THE NOTES. You will generally not be subject to United States federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of a note unless:

    - such gain is effectively connected with the conduct by you of a trade or business within the United States, in which case such gain will be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally; or

    - you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied, in which case you will generally be required to pay a United States federal income tax of 30% (or a reduced treaty rate) on such gain.

    UNITED STATES FEDERAL ESTATE TAXES. If you qualify for the portfolio interest exemption under the rules described above when you die, the notes will not be included in your estate for United States federal estate tax purposes, unless the income on the notes is effectively connected with the conduct by you of a trade or business in the United States.

    BACKUP WITHHOLDING AND INFORMATION REPORTING


    PAYMENTS FROM UNITED STATES OFFICE. If you receive payments of interest or principal directly from us or through the United States office of a custodian, nominee, agent or broker, there is a possibility that you will be subject to both backup withholding at a rate of 31% and information reporting. (The backup withholding rate will be reduced gradually through 2006, beginning with a rate of 30.5% after August 6, 2001.)


    With respect to interest payments made on the note, however, backup withholding and information reporting will not apply if you certify, generally on a Form W-8BEN (or Form W-8ECI) or substitute form, that you are not a United States person in the manner described above under the heading "NON-UNITED STATES HOLDERS--INTEREST." Form W-8BEN must also be filed by beneficial owners of interests in a Non-United States Holder that is treated as a partnership for United States federal income tax purposes.

    Moreover, with respect to proceeds received on the sale, exchange, redemption, or other disposition of a note, backup withholding or information reporting generally will not apply if you properly provide, generally on Form W-8BEN (or Form W-8ECI) (or a suitable substitute form), a statement that you are an "exempt foreign person" for purposes of the broker reporting rules, and other required information. If you are not subject to United States federal income or withholding tax on the sale or other disposition of a note, as described above under the heading "NON-UNITED STATES HOLDERS--SALE OR OTHER DISPOSITION OF NOTES," you will generally qualify as an "exempt foreign person" for purposes of the broker reporting rules.

    PAYMENTS FROM FOREIGN OFFICE. If payments of principal and interest are made to you outside the United States by or through the foreign office of your foreign custodian, nominee or other agent, or if you receive the proceeds of the sale of a note through a foreign office of a "broker," as defined in the pertinent United States Treasury Regulations, you will generally not be subject to backup withholding or information reporting. You will, however, be subject to backup withholding and information reporting if the foreign custodian, nominee, agent or broker has actual knowledge or reason to know that you are a United States person. You will also be subject to information reporting, but not backup withholding, if the payment is made by a foreign office of a custodian, nominee, agent or broker that
(i) is a United States person; (ii) is a controlled foreign corporation for United States federal income tax purposes; (iii) is a foreign partnership if, at any time during its tax year, one or more of its partners are United States persons who, in the aggregate, hold more than 50 percent of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a U.S. trade or business; or
(iv) derives 50% or more of its gross income from the conduct of a United States trade or business for a specified three year period, unless the broker has in its records documentary evidence that you are a Non-United States Holder and certain other conditions are met.

    Backup withholding is not an additional tax. Any amounts so withheld may be credited against the United States federal income tax liability of the holder or refunded if the amounts withheld exceed such liability, provided that the required information is furnished to the Internal Revenue Service. The information reporting requirements may apply regardless of whether withholding is required. Copies of the applicable information returns may be made available to the tax authorities in the country in which a Non-United States Holder is a resident under the provisions of an applicable income tax treaty or agreement.

    This summary does not completely describe the withholding regulations. Please consult your tax advisor to determine how the withholding regulations apply to your particular circumstances.

                              PLAN OF DISTRIBUTION


    Each broker-dealer that receives Series B notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B notes received in exchange for private notes where such private notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for at least 180 days after the exchange offer is completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.


    We will not receive any proceeds from any sale of Series B notes by brokers-dealers. Series B notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Series B notes. Any broker-dealer that resells Series B notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Series B notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Series B notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the exchange offer is completed, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the private notes) other than commissions or concessions of any brokers or dealers and the fees of any advisors or experts retained by holders of Series A notes, and will indemnify the holders of the private notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Certain matters with respect to the notes will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

                                    EXPERTS

    The consolidated financial statements for Penn National Gaming, Inc. and subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated by reference into this prospectus, have been audited by BDO Seidman, LLP, independent public accountants, as indicated in their report appearing therein and have been incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements for Mardi Gras Casino Corp. as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, incorporated by reference into this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report appearing therein.

    The financial statements for Mississippi-I Gaming, L.P. as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, incorporated by reference into this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report appearing therein.

    The financial statements of CRC Holdings, Inc.--Gaming Division as of November 30, 2000 and 1999, and for each of the three years in the period ended November 30, 2000 incorporated by reference into this prospectus, have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           PENN NATIONAL GAMING, INC.

                               OFFER TO EXCHANGE

                   11 1/8% SERIES B SENIOR SUBORDINATED NOTES
                                    DUE 2008

                                      FOR
                            ANY AND ALL OUTSTANDING

                   11 1/8% SERIES A SENIOR SUBORDINATED NOTES
                                    DUE 2008

                    $200,000,000 AGGREGATE PRINCIPAL AMOUNT

                               ------------------


                                   PROSPECTUS
                                 JUNE   , 2001

                               ------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Our bylaws require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he is or was one of our directors or officers or any other person designated by our Board of Directors (which may include any person serving at our request as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise), in each case, against certain liabilities (including, damages, judgments, amounts paid in settlement, fines, penalties and expenses (including attorneys' fees and disbursements)), except where such indemnification is expressly prohibited by applicable law, where such person has engaged in willful misconduct or recklessness or where such indemnification has been determined to be unlawful. Such indemnification as to expenses is mandatory to the extent the individual is successful on the merits of the matter. Pennsylvania law permits us to provide similar indemnification to our employees and agents who are not directors or officers. The determination of whether an individual meets the applicable standard of conduct may be made by the disinterested directors, independent legal counsel or the shareholders. Pennsylvania law also permits indemnification in connection with a proceeding brought by us or in our right to procure a judgment in our favor. Insofar as indemnification for liabilities arising under the Securities Act of may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

    We have in force and effect policies insuring our directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT NO.             DESCRIPTION
-----------             -----------
         4.1*           Indenture dated as of March 12, 2001 by and among Penn
                        National Gaming, Inc., certain guarantors and State Street
                        Bank and Trust Company relating to the Series A and Series B
                        11 1/8% Senior Subordinated Notes due 2008.
         4.2*           Form of Penn National Gaming, Inc. Series A 11 1/8% Senior
                        Subordinated Note due 2008 (included as part of the
                        Indenture at Exhibit 4.1).
         4.3*           Form of Penn National Gaming, Inc. Series B 11 1/8% Senior
                        Subordinated Note due 2008 (included as part of the
                        Indenture at Exhibit 4.1).
         4.4*           Registration Rights Agreement dated as of March 12, 2001 by and among Penn National Gaming, Inc., certain of its
                        subsidiaries, and Lehman Brothers Inc. and CIBC World
                        Markets Corp.
         5.1+           Opinion of Morgan, Lewis & Bockius LLP.
        12.1**          Statements re computation of ratios.
        23.1**          Consent of BDO Seidman LLP.
        23.2**          Consent of Arthur Andersen LLP.
        23.3**          Consent of PricewaterhouseCoopers LLP.
        23.4+           Consent of Morgan, Lewis & Bockius LLP (included in
                        Exhibit 5.1).
        24.1**          Powers of Attorney (included on the signature page of this
                        Registration Statement).

EXHIBIT NO.             DESCRIPTION
-----------             -----------
        25.1**          Statement of Eligibility of Trustee on Form T-1.
        99.1+           Form of Letter of Transmittal.


------------------------

* Previously filed as an exhibit to the Registrant's Form 10-Q for the quarter ended March 31, 2001 and incorporated by reference herein.


**  Previously filed.


+  Filed herewith.

ITEM 22. UNDERTAKINGS.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       PENN NATIONAL GAMING, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                                    CHAIRMAN OF THE BOARD AND
                                                                     CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Penn National Gaming, Inc., a Pennsylvania corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                 CAPACITY                     DATE
                   ---------                                 --------                     ----
                       *                          Chairman of the Board and Chief
     --------------------------------------       Executive Officer (Principal       June 21, 2001
                Peter M. Carlino                  Executive Officer)

                                                  Chief Financial Officer,
             /s/ ROBERT S. IPPOLITO               Secretary and Treasurer
     --------------------------------------       (Principal Financial and           June 21, 2001
               Robert S. Ippolito                 Accounting Officer)

                       *
     --------------------------------------       Director                           June 21, 2001
                William J. Bork

                       *
     --------------------------------------       Director                           June 21, 2001
                 Harold Cramer

                   SIGNATURE                                 CAPACITY                     DATE
                   ---------                                 --------                     ----
                       *
     --------------------------------------       Director                           June 21, 2001
                David A. Handler

                       *
     --------------------------------------       Director                           June 21, 2001
               John M. Jacquemin

                       *
     --------------------------------------       Director                           June 21, 2001
                 Robert P. Levy



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       BACKSIDE, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                        Richard E. Orbann
                                                               PRESIDENT, SECRETARY, TREASURER AND
                                                                             DIRECTOR

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Backside, Inc., a Pennsylvania corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the securities act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                 CAPACITY                     DATE
                   ---------                                 --------                     ----
                                                  President, Secretary, Treasurer
                       *                          and Director (Principal
     --------------------------------------       Executive, Financial and           June 21, 2001
               Richard E. Orbann                  Accounting Officer)

                       *
     --------------------------------------       Director                           June 21, 2001
                Peter M. Carlino



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       BSL, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                               CHIEF EXECUTIVE OFFICER AND DIRECTOR

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by BSL, Inc., a Mississippi corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                 CAPACITY                     DATE
                   ---------                                 --------                     ----
                       *                          Chief Executive Officer and
     --------------------------------------       Director (Principal Executive      June 21, 2001
                Peter M. Carlino                  Officer)

             /s/ ROBERT S. IPPOLITO               Secretary and Treasurer
     --------------------------------------       (Principal Financial and           June 21, 2001
               Robert S. Ippolito                 Accounting Officer)

                       *
     --------------------------------------       President and Director Kevin       June 21, 2001
                Kevin DeSanctis                   DeSanctis



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       BTN, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                               CHIEF EXECUTIVE OFFICER AND DIRECTOR

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by BTN, Inc., a Mississippi corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                 CAPACITY                     DATE
                   ---------                                 --------                     ----
                       *                          Chief Executive Officer and
     --------------------------------------       Director (Principal Executive      June 21, 2001
                Peter M. Carlino                  Officer)

             /s/ ROBERT S. IPPOLITO               Secretary and Treasurer
     --------------------------------------       (Principal Financial and           June 21, 2001
               Robert S. Ippolito                 Accounting Officer)

                       *
     --------------------------------------       President and Director Kevin       June 21, 2001
                Kevin DeSanctis                   DeSanctis



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       CHC CASINOS CORP.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by CHC Casinos Corp., a Florida corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                 CAPACITY                     DATE
                   ---------                                 --------                     ----
                       *                          President and Chief Executive
     --------------------------------------       Officer (Principal Executive       June 21, 2001
                Peter M. Carlino                  Officer)

             /s/ ROBERT S. IPPOLITO               Secretary, Treasurer and
     --------------------------------------       Director (Principal Financial      June 21, 2001
               Robert S. Ippolito                 and Accounting Officer)

                       *
     --------------------------------------       Vice President and Director        June 21, 2001
            Joseph A. Lashinger, Jr.



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       CRC HOLDINGS, INC

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by CRC
Holdings, Inc., a Florida corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                 CAPACITY                      DATE
                  ---------                                 --------                      ----

                      *                        President and Chief Executive
    ------------------------------------       Officer (Principal Executive          June 21, 2001
              Peter M. Carlino                 Officer)

           /s/ ROBERT S. IPPOLITO              Secretary, Treasurer and Director
    ------------------------------------       (Principal Financial and              June 21, 2001
             Robert S. Ippolito                Accounting Officer)

                      *
    ------------------------------------       Vice President and Director           June 21, 2001
          Joseph A. Lashinger, Jr.



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       THE DOWNS RACING, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                     Joseph A. Lashinger, Jr.
                                                              PRESIDENT, SECRETARY AND TREASURER AND
                                                                          SOLE DIRECTOR

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by The Downs Racing, Inc., a Pennsylvania corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                 CAPACITY                      DATE
                  ---------                                 --------                      ----
                                               President, Secretary, Treasurer
                      *                        and Sole Director (Principal
    ------------------------------------       Executive, Financial and              June 21, 2001
          Joseph A. Lashinger, Jr.             Accounting Officer)



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       EBETUSA.COM, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                     Joseph A. Lashinger, Jr.
                                                                      PRESIDENT AND DIRECTOR

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by eBetUSA.com, Inc., a Delaware corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                 CAPACITY                      DATE
                  ---------                                 --------                      ----
                      *
    ------------------------------------       President and Director                June 21, 2001
          Joseph A. Lashinger, Jr.             (Principal Executive Officer)

           /s/ ROBERT S. IPPOLITO              Secretary, Treasurer and Director
    ------------------------------------       (Principal Financial and              June 21, 2001
             Robert S. Ippolito                Accounting Officer)

                      *
    ------------------------------------       Director                              June 21, 2001
              Peter M. Carlino

                      *
    ------------------------------------       Vice President and Director           June 21, 2001
               Kevin DeSanctis



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       LOUISIANA CASINO CRUISES, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Louisiana Casino Cruises, Inc., a Louisiana corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                 CAPACITY                      DATE
                  ---------                                 --------                      ----
                      *                        President and Chief Executive
    ------------------------------------       Officer                               June 21, 2001
              Peter M. Carlino                 (Principal Executive Officer)

           /s/ ROBERT S. IPPOLITO              Secretary, Treasurer and Director
    ------------------------------------       (Principal Financial and              June 21, 2001
             Robert S. Ippolito                Accounting Officer)

                      *
    ------------------------------------       Vice President and Director           June 21, 2001
          Joseph A. Lashinger, Jr.



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       MILL CREEK LAND, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                        Richard E. Orbann
                                                                      PRESIDENT AND DIRECTOR

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Mill Creek Land, Inc., a Pennsylvania corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                 CAPACITY                      DATE
                  ---------                                 --------                      ----
                      *
    ------------------------------------       President and Director (Principal     June 21, 2001
              Richard E. Orbann                Executive Officer)

           /s/ ROBERT S. IPPOLITO
    ------------------------------------       Secretary and Treasurer (Principal    June 21, 2001
             Robert S. Ippolito                Financial and Accounting Officer)

                      *
    ------------------------------------       Director                              June 21, 2001
              Peter M. Carlino



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       MOUNTAINVIEW THOROUGHBRED RACING ASSOCIATION

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                                      PRESIDENT AND DIRECTOR

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Mountainview Thoroughbred Racing Association, a Pennsylvania corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                 CAPACITY                      DATE
                  ---------                                 --------                      ----
                      *
    ------------------------------------       President and Director (Principal     June 21, 2001
              Peter M. Carlino                 Executive Officer)

           /s/ ROBERT S. IPPOLITO
    ------------------------------------       Secretary and Treasurer (Principal    June 21, 2001
             Robert S. Ippolito                Financial and Accounting Officer)

                      *
    ------------------------------------       Director                              June 21, 2001
                Harold Cramer



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       NORTHEAST CONCESSIONS, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                        Richard E. Orbann
                                                                PRESIDENT, SECRETARY AND DIRECTOR

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Northeast Concessions, Inc., a Pennsylvania corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                 CAPACITY                      DATE
                  ---------                                 --------                      ----
                      *
    ------------------------------------       President, Secretary and Director     June 21, 2001
              Richard E. Orbann                (Principal Executive Officer)

           /s/ ROBERT S. IPPOLITO              Vice President and Treasurer
    ------------------------------------       (Principal Financial and              June 21, 2001
             Robert S. Ippolito                Accounting Officer)

                      *
    ------------------------------------       Director                              June 21, 2001
              Peter M. Carlino



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       PENN NATIONAL GAMING OF
                                                       WEST VIRGINIA, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                                      PRESIDENT AND DIRECTOR

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Penn National Gaming of West Virginia, Inc., a West Virginia corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                 CAPACITY                      DATE
                  ---------                                 --------                      ----
                      *
    ------------------------------------       President and Director (Principal     June 21, 2001
              Peter M. Carlino                 Executive Officer)

           /s/ ROBERT S. IPPOLITO
    ------------------------------------       Secretary and Treasurer (Principal    June 21, 2001
             Robert S. Ippolito                Financial and Accounting Officer)

                      *
    ------------------------------------       Director                              June 21, 2001
                Harold Cramer



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       PENN NATIONAL GSFR, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                                 CHAIRMAN OF THE BOARD AND CHIEF
                                                                        EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Penn National GSFR, Inc., a Delaware corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                 CAPACITY                      DATE
                  ---------                                 --------                      ----
                      *                        Chairman of the Board and Chief
    ------------------------------------       Executive Officer (Principal          June 21, 2001
              Peter M. Carlino                 Executive Officer)

           /s/ ROBERT S. IPPOLITO
    ------------------------------------       Secretary and Treasurer (Principal    June 21, 2001
             Robert S. Ippolito                Financial and Accounting Officer)

                      *
    ------------------------------------       President, Chief Operating Officer    June 21, 2001
              Richard E. Orbann                and Director



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       PENN NATIONAL HOLDING COMPANY

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                            CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF
                                                                        EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Penn National Holding Company, a Delaware corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                 CAPACITY                      DATE
                  ---------                                 --------                      ----
                      *                        Chairman of the Board, President
    ------------------------------------       and Chief Executive Officer           June 21, 2001
              Peter M. Carlino                 (Principal Executive Officer)

           /s/ ROBERT S. IPPOLITO              Secretary, Treasurer and Director
    ------------------------------------       (Principal Financial and              June 21, 2001
             Robert S. Ippolito                Accounting Officer)



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       PENN NATIONAL SPEEDWAY, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Richard Carlino
                                                                     CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Penn National Speedway, Inc., a Pennsylvania corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                 CAPACITY                      DATE
                  ---------                                 --------                      ----
                      *                        Chief Executive Officer (Principal
    ------------------------------------       Executive, Financial and              June 21, 2001
               Richard Carlino                 Accounting Officer)

                      *
    ------------------------------------       Director                              June 21, 2001
              Peter M. Carlino

                      *
    ------------------------------------       Director                              June 21, 2001
              Richard E. Orbann



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       PENN NATIONAL TURF CLUB, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                                      PRESIDENT AND DIRECTOR

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Penn National Turf Club, Inc., a Pennsylvania corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                 CAPACITY                      DATE
                  ---------                                 --------                      ----
                      *
    ------------------------------------       President and Director (Principal     June 21, 2001
              Peter M. Carlino                 Executive Officer)

           /s/ ROBERT S. IPPOLITO
    ------------------------------------       Secretary and Treasurer (Principal    June 21, 2001
             Robert S. Ippolito                Financial and Accounting Officer)

                      *
    ------------------------------------       Director                              June 21, 2001
                Harold Cramer



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       PNGI CHARLES TOWN FOOD & BEVERAGE LLC

                                                       By:  PNGI CHARLES TOWN GAMING LIMITED LIABILITY
                                                            COMPANY (its sole member)

                                                       By:  PENN NATIONAL GAMING OF WEST
                                                            VIRGINIA, INC. (its sole managing member)

                                                       By:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                                      PRESIDENT AND DIRECTOR

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by PNGI Charles Town Food & Beverage LLC, a West Virginia limited liability company, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                 CAPACITY                   DATE
                      ---------                                 --------                   ----
                          *                            Sole Manager (Principal
     -------------------------------------------       Executive, Financial and       June 21, 2001
                  Richard L. Moore                     Accounting Officer)

By:  Penn National Gaming of West Virginia, Inc., in
its capacity as sole managing member of PNGI Charles
Town Gaming Limited Liability Company, in its
capacity as sole member of PNGI Charles Town Food &
Beverage LLC

                          *                            President and Director
     -------------------------------------------                                      June 21, 2001
                  Peter M. Carlino

By:  Penn National Gaming of West Virginia, Inc., in
its capacity as sole managing member of PNGI Charles
Town Gaming Limited Liability Company, in its
capacity as sole member of PNGI Charles Town Food &
Beverage LLC

                          *                            Director
     -------------------------------------------                                      June 21, 2001
                    Harold Cramer



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       PNGI CHARLES TOWN GAMING LIMITED LIABILITY
                                                       COMPANY
                                                       BY:  PENN NATIONAL GAMING OF WEST
                                                            VIRGINIA, INC. (ITS MANAGING SOLE MEMBER)
                                                       BY:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                                      PRESIDENT AND DIRECTOR

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by PNGI Charles Town Gaming Limited Liability Company, a West Virginia limited liability company, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                 CAPACITY                  DATE
                      ---------                                 --------                  ----
By:  Penn National Gaming of West Virginia, Inc., in
its capacity as sole managing member of PNGI Charles
Town Gaming Limited Liability Company
                          *                            President and Director         June 21, 2001
     -------------------------------------------       (Principal Executive
                  Peter M. Carlino                     Officer)
By:  Penn National Gaming of West Virginia, Inc., in
its capacity as sole managing member of PNGI Charles
Town Gaming Limited Liability Company
                          *                            Secretary and Treasurer        June 21, 2001
     -------------------------------------------       (Principal Financial and
                 Robert S. Ippolito                    Accounting Officer)
By:  Penn National Gaming of West Virginia, Inc., in
its capacity as sole managing member of PNGI Charles
Town Gaming Limited Liability Company
                          *                            Director                       June 21, 2001
     -------------------------------------------
                    Harold Cramer



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       PNGI POCONO, INC.

                                                       BY:                      *
                                                            -----------------------------------------
                                                                        Richard E. Orbann
                                                                   PRESIDENT AND SOLE DIRECTOR

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by PNGI
Pocono, Inc., a Delaware corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                 CAPACITY                     DATE
                      ---------                                 --------                     ----
                          *                            President and Sole Director
     -------------------------------------------       (Principal Executive             June 21, 2001
                  Richard E. Orbann                    Officer)

               /s/ ROBERT S. IPPOLITO                  Secretary and Treasurer
     -------------------------------------------       (Principal Financial and         June 21, 2001
                 Robert S. Ippolito                    Accounting Officer)



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       STERLING AVIATION INC.

                                                       BY:                      *
                                                            -----------------------------------------
                                                                         Peter M. Carlino
                                                                      PRESIDENT AND DIRECTOR

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Sterling Aviation Inc., a Delaware corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                 CAPACITY                     DATE
                      ---------                                 --------                     ----
                          *                            President and Director
     -------------------------------------------       (Principal Executive             June 21, 2001
                  Peter M. Carlino                     Officer)

               /s/ ROBERT S. IPPOLITO                  Secretary and Treasurer
     -------------------------------------------       (Principal Financial and         June 21, 2001
                 Robert S. Ippolito                    Accounting Officer)

                          *                            Director
     -------------------------------------------                                        June 21, 2001
                    Harold Cramer



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       TENNESSEE DOWNS, INC.

                                                       BY:                      *
                                                            -----------------------------------------
                                                                        Richard E. Orbann
                                                                      PRESIDENT AND DIRECTOR

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Tennessee Downs, Inc., a Tennessee Corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                 CAPACITY                     DATE
                      ---------                                 --------                     ----
                                                       President and Director
                          *                            (Principal Executive,
     -------------------------------------------       Financial and Accounting         June 21, 2001
                  Richard E. Orbann                    Officer)

                          *                            Director
     -------------------------------------------                                        June 21, 2001
                  Peter M. Carlino

               /s/ ROBERT S. IPPOLITO                  Secretary and Director
     -------------------------------------------                                        June 21, 2001
                 Robert S. Ippolito

                          *                            Vice President and Director
     -------------------------------------------                                        June 21, 2001
              Joseph A. Lashinger, Jr.



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on June 21, 2001.


                                                       WILKES BARRE DOWNS, INC.

                                                       BY:                      *
                                                            -----------------------------------------
                                                                        Robert E. Abraham
                                                             PRESIDENT, SECRETARY, TREASURER AND SOLE
                                                                             DIRECTOR

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements filed by Wilkes Barre Downs, Inc., a Pennsylvania corporation, in which the undersigned holds offices, and any amendments to the registration statements, and to file any and all of the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                 CAPACITY                     DATE
                      ---------                                 --------                     ----
                                                       President, Secretary,
                          *                            Treasurer and Sole Director
     -------------------------------------------       (Principal Executive,            June 21, 2001
                  Robert E. Abraham                    Financial and Accounting
                                                       Officer)



*By:             /s/ ROBERT S. IPPOLITO
             -------------------------------
                   Robert S. Ippolito
                    Attorney-in-fact

                               INDEX TO EXHIBITS


       EXHIBIT
       NUMBER                              DESCRIPTION OF EXHIBIT
---------------------                      ----------------------
        4.1*            Indenture dated as of March 12, 2001 by and among Penn
                        National Gaming, Inc., certain guarantors and State Street
                        Bank and Trust Company relating to the Series A and Series B
                        11 1/8% Senior Subordinated Notes due 2008.

        4.2*            Form of Penn National Gaming, Inc. Series A 11 1/8% Senior
                        Subordinated Note due 2008 (included as part of the Indenture at Exhibit 4.1).

        4.3*            Form of Penn National Gaming, Inc. Series B 11 1/8% Senior
                        Subordinated Note due 2008 (included as part of the Indenture as Exhibit 4.1).

        4.4*            Registration Rights Agreement dated as of March 12, 2001 by and among Penn National Gaming, Inc., certain of its
                        subsidiaries, and Lehman Brothers Inc. and BIBC World
                        Markets Corp.

         5.1+           Opinion of Morgan, Lewis & Bockius LLP.

      12.1**            Statements re computation of ratios.

      23.1**            Consent of BDO Seidman, LLP.

      23.2**            Consent of Arthur Andersen LLP.

      23.3**            Consent of PricewaterhouseCoopers LLP.

        23.4+           Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                        5.1).

      24.1** Powers of Attorney (included on the signature page of this Registration Statement).

      25.1**            Statement of Eligibility of Trustee on Form T-1.

        99.1+           Form of Letter of Transmittal.


------------------------

* Previously filed as an exhibit to the Registrant's Form 10-Q for the quarter ended March 31, 2001 and incorporated by reference herein.


**  Previously filed.


+  Filed herewith.